UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

SCHEDULE 14A INFORMATION

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Securities Exchange Act of 1934

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GULF ISLAND FABRICATION, INC.

(Name of Registrant as Specified In Its Charter)

(Name(s) of Person(s) Filing Proxy Statement, if other than the Registrant)

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GULF ISLAND FABRICATION, INC.

16225 PARK TEN PLACE, SUITE 300

HOUSTON, TEXAS 77084

________________________________________________________________

NOTICE OF ANNUAL MEETING OF SHAREHOLDERS

TO BE HELD MAY 22, 2020

TO THE SHAREHOLDERS OF GULF ISLAND FABRICATION, INC.:

The 2020 annual meeting of shareholders (the “2020 annual meeting”) of Gulf Island Fabrication, Inc. (the “Company” or “Gulf Island”) will be held at 9:00 a.m., Central Time, on Friday, May 22, 2020, in the same building in which the corporate office of Gulf Island is located at 16225 Park Ten Place, Suite 260, Houston, Texas, 77084* for the following purposes, as more fully described in the enclosed proxy statement:

1.	To elect the Class II director nominee named in the proxy statement;
2.	To approve an amendment to the Company’s amended and restated articles of incorporation to declassify the Board;
3.	To approve, on an advisory basis, the compensation of the Company’s named executive officers;
4.	To approve the Company’s amended and restated 2015 stock incentive plan;
5.	To ratify the appointment of the Company’s independent registered public accounting firm; and
6.	To transact any other business that may properly come before the 2020 annual meeting.

The board of directors of Gulf Island (the “Board”) has fixed the close of business on March 19, 2020, as the record date for the determination of shareholders entitled to notice of and to vote at the 2020 annual meeting and all adjournments thereof.

Your vote is important regardless of the number of shares of Gulf Island’s common stock you own. Whether or not you plan to attend the 2020 annual meeting, please complete, date and sign the enclosed proxy card and return it promptly in the enclosed stamped envelope or submit your proxy and voting instructions online at www.voteproxy.com. Returning the enclosed proxy card or submitting your proxy and voting instructions online will not prevent you from voting in person at the 2020 annual meeting should you wish to do so. To obtain directions to attend the 2020 annual meeting and vote in person, please contact Westley S. Stockton at (713) 714-6100.

By Order of the Board of Directors

Westley S. Stockton

Executive Vice President, Chief

Financial Officer, Treasurer and Secretary

Houston, Texas

April 15, 2020

IMPORTANT NOTICE REGARDING THE AVAILABILITY

OF THE PROXY MATERIALS FOR THE SHAREHOLDERS

MEETING TO BE HELD ON MAY 22, 2020.

This proxy statement and the 2019 annual report are available at https://ir.gulfisland.com/proxy.

* The Company is actively monitoring the public health and travel concerns relating to COVID-19 and the related recommendations and protocols issued by federal, state and local governments. In the event that it is not possible or advisable to hold the 2020 annual meeting in person in Houston, Texas as originally planned, the Company will announce alternative arrangements for the 2020 annual meeting as promptly as practicable, which may include holding the 2020 annual meeting solely by means of remote communication. Any such change, including details on how to participate, would be announced in advance by press release, a copy of which would be filed with the SEC as additional proxy solicitation materials and posted on the Company’s website at www.gulfisland.com.

GULF ISLAND FABRICATION, INC.

16225 PARK TEN PLACE

SUITE 300

HOUSTON, TEXAS 77084

PROXY STATEMENT

ANNUAL MEETING OF SHAREHOLDERS

TO BE HELD MAY 22, 2020

Proxy Summary

This summary highlights selected information contained elsewhere in this proxy statement. This summary does not contain all of the information that you should consider, and you should read the entire proxy statement carefully before returning your proxy card. For more information regarding our 2019 financial and operational performance, please review our 2019 annual report to shareholders, including financial statements (our “2019 annual report”). The 2019 annual report is first being mailed to shareholders together with this proxy statement and form of proxy card (collectively, the “proxy materials”) on or about April 15, 2020.

2020 Annual Meeting of Shareholders

Time and Date:     9:00 a.m., Central Time, Friday, May 22, 2020

Location*:	Park Ten Place

16225 Park Ten Place, Suite 260

Houston, Texas, 77084

Record Date:	March 19, 2020

Voting:

Shareholders as of the record date are entitled to vote. Each share of common stock is entitled to one vote for the director nominee and one vote for each of the other proposals to be voted on at the 2020 annual meeting of shareholders (the “2020 annual meeting”).

*

The Company is actively monitoring the public health and travel concerns relating to COVID-19 and the related recommendations and protocols issued by federal, state and local governments. In the event that it is not possible or advisable to hold the 2020 annual meeting in person in Houston, Texas as originally planned, the Company will announce alternative arrangements for the 2020 annual meeting as promptly as practicable, which may include holding the 2020 annual meeting solely by means of remote communication. Any such change, including details on how to participate, would be announced in advance by press release, a copy of which would be filed with the SEC as additional proxy solicitation materials and posted on the Company’s website at www.gulfisland.com.

Agenda and Voting Recommendations

The Board is asking shareholders to vote on these matters:

Item	Proposal	Board Vote Recommendation	Page
1	Election of the Class II director nominee	FOR	14
2	Approval of an amendment to our amended and restated articles of incorporation to declassify our board of directors	FOR	19
3	Advisory vote to approve the compensation of our named executive officers	FOR	34
4	Approval of our amended and restated 2015 stock incentive plan	FOR	35
5	Ratification of the appointment of Ernst & Young LLP as our independent registered public accounting firm for 2020	FOR	45

Director Highlights (page 15) †

We have included summary information about the director nominee and each other director of the Company whose term will continue after the 2020 annual meeting in the table below. See “Information about the Director Nominee, Continuing Directors and Executive Officers” for additional information regarding our director nominee and continuing directors.

Name	Class/ Term	Age	Director Since	Principal Occupation	Indep.	Board Committees
Robert M. Averick	II (2020)	54	2018	Portfolio Manager, Kokino LLC	Yes	• Compensation • Corporate Governance & Nominating
Murray W. Burns	I (2022)	74	2014	Consultant, MBurns Consulting	Yes	• Audit • Corporate Governance & Nominating*
William E. Chiles	I (2022)	71	2014	Managing Partner, Pelican Energy Partners	Yes	• Audit • Compensation*
Michael A. Flick**	I (2022)	71	2007	Retired Banking Executive	Yes	• Corporate Governance & Nominating • Audit
Richard W. Heo	III (2021)	49	2019	Chief Executive Officer of Gulf Island	No
Michael J. Keeffe***	III (2021)	68	2014	Retired Senior Audit Partner, Deloitte & Touche LLP	Yes	• Audit* • Compensation
Cheryl D. Richard	III (2021)	64	2018	Retired Executive, Transocean Ltd.	Yes	• Compensation • Corporate Governance & Nominating

†   2020 Designations (effective May 22, 2020)

*	Committee Chairman
**	Chairman of the Board
***	Audit Committee Financial Expert

Compensation Highlights (pages 13 and 21)

•

Annual Incentive Program Payout Based on Performance. Annual incentive awards for 2019 for our named executive officers (“NEOs”), other than Mr. Heo who did not participate in the program, were based on specific targets related to earnings before interest, taxes, depreciation and amortization (“EBITDA”), Free Cash Flow, safety, and individual performance. Based on our 2019 performance, our NEOs earned annual cash payouts representing 18.83% of their target annual cash incentive awards based on the achievement of the safety metrics.

•

New Focus for Long-term Performance Awards. In 2019, the Compensation Committee replaced the relative total shareholder return metric used in previous years, with annual consolidated net income targets for each of the three years in the performance period, supporting the Company’s current focus on improving financial results. One-third of the 2019 long-term performance award will be earned or forfeited each year depending on the Company’s results. In early 2020, the Compensation Committee determined that the 2019 income target had not been achieved, thus our NEOs forfeited one-third of the 2019 award.

•

No Salary Increases Since 2014. Given the economic environment of the oil and gas and marine industries and challenges faced by the Company, our Compensation Committee has not increased base salaries for our NEOs since 2014, except for 2020 increases to account for the elimination of the automobile allowance for each NEO.

•

Director Fee Reductions. Effective May 1, 2018, the Board approved a 10% reduction in the annual fees paid to our directors, and for 2019, the Board eliminated the annual equity grant to non-employee directors.

•

“Double Trigger” Equity and Performance-Based Cash Awards. Vesting of equity awards will only accelerate in connection with a change of control if, within one year upon such change of control event, a participant’s employment is terminated without cause or terminated by the participant for good reason. Similarly, in connection with a change of control, the long-term performance-based cash awards granted to our executive officers will only accelerate and be payable at the target level in connection with a change of control if, within one year upon such change of control event, a participant’s employment is terminated without cause or terminated by the participant for good reason.

Corporate Governance Highlights (page 9)

We prioritize developing and maintaining a corporate governance framework that promotes the long-term interests of our shareholders, strengthens the accountability of our Board and management and engenders public trust in the Company. In furtherance of our commitment to strong corporate governance, our Board reviews on an ongoing basis evolving governance practices and investor preferences, including feedback from our shareholders.

The Board is asking the shareholders to approve an amendment to our articles of incorporation to declassify the Board. If the shareholders approve Proposal 2 (as defined herein), the Board will be fully declassified by the 2022 annual meeting.

The table below summarizes certain highlights of our corporate governance practices and policies. For detail regarding our ongoing corporate governance practices, see “Corporate Governance; Our Board and its Committees – Commitment to Corporate Governance.”

Corporate Governance Highlights
✓	9 of 10 Directors Independent	✓	100% Independent Committees	✓	Regular Executive Sessions
✓	Annual Board Evaluations and Skills Assessment	✓	Majority Voting Standard for Uncontested Elections	✓	Demonstrated Board Refreshment
✓	Focus on Board Diversity (Board Diversity Policy)	✓	Separate Chairman and CEO	✓	Stock Ownership Guidelines for Directors and Officers
✓	No Shareholder Rights Plan	✓	Right to Call a Special Meeting	✓	No Supermajority Voting
✓	Clawback Policy	✓	Anti-Hedging and Anti- Pledging Policy	✓	Robust Corporate Governance Guidelines

Communications with our Board and Shareholder Engagement (page 10)

We believe it is important for our shareholders and interested parties to provide input on our business, the industry, our corporate governance and executive compensation practices, or any other item of shareholder interest. Shareholders and interested parties may contact our Chief Executive Officer, who will coordinate distribution of the correspondence to our full Board, as provided below:

By Letter	By Telephone	By Email	In Person
Gulf Island Fabrication, Inc. 16225 Park Ten Place Suite 300 Houston, TX 77084	Richard Heo (713) 714-6100	Richard Heo rheo@gifiinc.com	Annual Meeting 16225 Park Ten Place Suite 260 Houston, TX 77084

During 2019, we engaged in regular dialogue with our shareholders and their representatives representing over 40% of our outstanding common stock, with discussions centering on the following topics: (1) board refreshment and tenure, including rotation of the Chairman of our Board; (2) reduction in Board size; (3) changes in management and strategy; (4) executive compensation; (5) governance matters; and (6) project execution matters.

Informed by these discussions with our shareholders, the Board has implemented, or plans to implement, certain changes to our governance and management structures, as further detailed in these proxy materials.

Corporate Governance; Our Board of Directors and Its Committees

Our Board currently consists of ten members. Our Board formally met ten times during 2019. Our Board has established three standing committees: the Corporate Governance and Nominating Committee, the Audit Committee and the Compensation Committee.

Each committee operates under a written charter adopted by our Board, and such charters, together with our Corporate Governance Guidelines, are available on our corporate governance page at www.gulfisland.com under “Investors.” Printed versions of these materials are available, free of charge, to any shareholder who requests them from our Secretary. The composition of each committee is reviewed annually by our Board. During 2019, each of our incumbent directors attended over 90% of the aggregate of the total number of meetings of our Board and the total number of meetings held by all committees of our Board on which he or she served during the periods of his or her Board membership and committee service.

Board Leadership Structure

Our Corporate Governance Guidelines require the Chairman of the Board and Chief Executive Officer positions to be separate. Our Board determined that the separation of these roles would maximize management’s efficiency by allowing the Chief Executive Officer to focus on our day-to-day business and the Chairman of our Board to lead the Board in its fundamental role of providing guidance to, and oversight of, management. Our Board periodically reviews the Company’s leadership structure and may make changes in the future as it deems appropriate. Our President and Chief Executive Officer is Richard W. Heo. Our Chairman of the Board is currently John P. (“Jack”) Laborde. The Board unanimously elected Michael A. Flick as Chairman of the Board to succeed Mr. Laborde upon the conclusion of the 2020 annual meeting.

Our Board believes that our independent directors, with the leadership of our Chairman of the Board, provide effective oversight of management. Moreover, in addition to feedback provided during the course of meetings of our full Board, the non-management directors are given the opportunity to meet in executive session at each regular meeting of our Board or more frequently, as needed. During 2019, Mr. Laborde served as Chairman for all executive sessions of the independent directors and acted as the liaison between the independent directors and the Chief Executive Officer. Our three standing committees are composed entirely of independent directors and have the power and authority to engage legal, financial and other advisors as they may deem necessary, without consulting or obtaining the approval of the full Board or management.

Board Independence

On the basis of information solicited from each director, and upon the advice and recommendation of the Corporate Governance and Nominating Committee, our Board annually determines the independence of each of our then-current directors in connection with the nomination process. Further, in connection with the appointment of any new director to the Board during the year, our Board makes the same determination. Our Board has determined that each of our current directors (specifically Ms. Richard and Messrs. Averick, Burns, Chiles, Cotter, Flick, Harding, Keeffe and Laborde) has no material relationship with the Company and is independent as defined in the director independence standards of the listing standards of The NASDAQ Stock Market LLC (“NASDAQ”), as currently in effect, except for Mr. Heo, our Chief Executive Officer. In making this determination, our Corporate Governance and Nominating Committee, with assistance from the Company’s legal counsel, evaluated responses to a questionnaire completed annually by each director regarding relationships and possible conflicts of interest between each director, the Company and management, and made a recommendation to our Board. In its review of director independence, our Board considered all commercial, industrial, banking, consulting, legal, accounting, charitable, and family relationships any director may have with the Company or management.

Board Skills Matrix

The following table notes the breadth and variety of business experience that each of our current directors brings to the Company and which enable the Board to provide insightful leadership to the Company so that it may better advance its strategies and deliver returns to shareholders.

Director Experience and Skills Matrix
CEO or other Senior Executive Experience

Experience in senior leadership positions provides our Board with practical insights in developing and implementing business strategies, maintaining effective operations and driving growth, so that we may achieve our strategic goals.

9 of 10 directors

Industry Experience

Industry expertise and experience in energy or energy service, marine and industrial construction and fabrication allows the Board to develop a deeper understanding of our key business, its operations and key performance indicators in a competitive environment. In addition, industry expertise and experience provides the Board with awareness and know-how to help the Company cultivate and sustain growth in its industries and helps to maintain compliance with industry-related regulations.

8 of 10 directors
Accounting & Financial Experience

Experience as an accountant, auditor, financial expert or other relevant experience is critical to allowing the Board to oversee the preparation and audit of our financial statements and comply with various regulatory requirements and standards.

8 of 10 directors
Other Public Company Board Experience

Directors who serve or have served on the boards of other public companies understand the responsibilities of a public company and board and can provide insight on issues commonly faced by public companies gained from this experience.

7 of 10 directors
Capital Markets & Banking Experience

Experience overseeing investments and capital market transactions provides the Board with critical background, knowledge and skills that enhance the Company’s ability to raise capital to fund its operations and evaluate and implement capital allocation strategies.

5 of 10 directors
Legal & Regulatory Compliance Experience

Experience in the legal field or in regulated industries provides the Board with knowledge and insights in complying with government regulations and legal obligations, as well as identifying and mitigating legal and compliance risks.

7 of 10 directors
Cybersecurity

Cybersecurity risks are increasing for all industries, including the Company’s, and our Board members’ experience and expertise in this rapidly developing area are essential to mitigating cybersecurity risks and to the Company’s risk management as a whole.

1 of 10 directors
Human Capital Management

Experience in human capital management, including employee development, diversity and equal employment opportunity initiatives, workplace health and safety, labor relations, workforce engagement and administration, and executive compensation, helps the Board and the Company recruit, retain and develop key talent, grow diversity of personnel at all levels throughout the Company and build strong relationships with our employees.

6 of 10 directors
Risk Management & Oversight

Experience overseeing complex risk management allows the Board to pre-emptively identify, assess and mitigate key risks and to design and implement risk management practices to protect shareholder return.

9 of 10 directors
Corporate Strategy & Business Development

Corporate strategy and business development experience enhances the Board’s ability to develop innovative solutions, including our business and strategic plans, and to drive growth in our competitive industry.

10 of 10 directors
Corporate Governance & Ethics

Directors with experience implementing governance structures and policies provide an understanding of best practices and key issues, enhancing our ability to maintain good governance and to execute new key governance initiatives.

10 of 10 directors
Independence

Directors who are “independent” under the rules of the Securities and Exchange Commission (the “SEC”), listing exchanges and other entities allow the Board to provide unbiased oversight over the Company and to implement governance practices with integrity and transparency.

9 of 10 directors

In connection with our commitment to strong governance practices that deliver value to our shareholders, as discussed in more detail below under “Board Evaluation Process”, the Board conducts an annual self-evaluation process, which covers, among other things, board composition. In 2018, our Corporate Governance and Nominating Committee retained a third-party director search firm in connection with its director search process. As part of that process, the third-party director search firm assisted in an evaluation of the experience, qualifications, attributes and skills of the members of the Board. In addition, the Corporate Governance and Nominating Committee annually reviews the above skills matrix for possible additions and any developments in the experience, qualifications, attributes and skills of the directors.

Board Diversity, Tenure and Refreshment

We are committed to Board diversity and Board refreshment and we believe the Company’s policies and practices help to ensure a diversity of skills, experience, and tenure on the Board.

Diversity Policy

We have a formal Board Diversity Policy, which is available on our corporate governance page at www.gulfisland.com under “Investors.” A printed version of this policy is available, free of charge, to any shareholder who requests it from our Secretary. Pursuant to such policy, the Corporate Governance and Nominating Committee strives for inclusion of diverse groups, knowledge and viewpoints within the Board, considering various matters of diversity, including, but not limited to, gender, race, religion, sexual orientation and disability. The Corporate Governance and Nominating Committee seeks out highly qualified diverse candidates and evaluates each director nominee in the context of our Board composition as a whole, with the objective of nominating director candidates who can best perpetuate the success of our business, be effective directors in conjunction with our full Board and represent shareholder interests through the exercise of sound judgment. To that end, the Corporate Governance and Nominating Committee, when expanding the size of the Board or filling a vacancy on the Board, has committed to interviewing at least one candidate who would increase the gender, racial and/or ethnic diversity of the Board. To accomplish this, the Corporate Governance and Nominating Committee has sole authority to retain and terminate qualified independent external advisors, if it deems necessary, to conduct searches for candidates that help achieve the Board’s diversity objectives, and to approve such advisors’ fees and other retention terms.

Tenure and Refreshment

In 2019, the Board appointed Mr. Heo as a member in connection with his appointment as our Chief Executive Officer. In addition, we have re-nominated only one of our four Class II directors with terms expiring at the 2020 annual meeting. Immediately following the 2020 annual meeting, the Board will reduce to seven directors.

The appointment of Mr. Heo in 2019 and the expiration of the terms of Messrs. Cotter, Harding and Laborde following the 2020 annual meeting, in addition to the appointments of Ms. Richard and Mr. Averick to the Board in 2018, have increased diversity on our Board and significantly decreased the average tenure of our directors. In addition to increasing diversity on our Board, Mr. Heo’s appointment as Chief Executive Officer has increased the diversity of our executive officers.

Director Resignation Policy

The Board has adopted a director resignation policy. The policy requires that directors provide a written offer of resignation, which the Corporate Governance and Nominating Committee will consider and recommend to the Board whether to accept or reject, in the event that (1) an incumbent director nominee receives less than a majority of affirmative votes in an uncontested election; or (2) a director has a material change in his or her principal occupation, employment or business association or job responsibilities, including retirement, or plans to join another company board for which our Chairman of the Board has determined that a potential conflict of interest may arise.

In addition, subject to our amended and restated articles of incorporation (our “articles of incorporation”) and by-laws, employee directors will resign from the Board when they retire, resign or otherwise cease to be employed by the Company.

Finally, the Board believes that a director should offer his or her resignation if there is a substantial conflict of interest between the director and the Company or the Board and such conflict cannot be resolved to the satisfaction of the Board, which is stated in our Corporate Governance Guidelines.

Board’s Role in Risk Oversight

The Board, as a whole, directly oversees our strategic and business risks, including, among other items, risks related to operations, finance and accounting, competition, capital investments, reputation and cybersecurity, through regular interactions with our management and, from time-to-time, input from independent advisors. In fulfilling this oversight role, our Board focuses on understanding the nature of our enterprise risks, including our operations and strategic direction, as well as the adequacy of our risk management process and overall risk management system. There are several ways our Board performs this function, including (1) receiving management updates on our business operations and financial results and discussing risks related to the business at each regular Board meeting, (2) receiving reports on all significant committee activities at each regular Board meeting and (3) evaluating the risks inherent in significant transactions as applicable.

Our Board believes that full and open communication between management and our Board is essential to effective risk oversight. Management is available to address any questions or concerns raised by our Board on risk management or any other matters, and any member of management may be requested to attend any meeting of the Board or of a committee, upon request of any non-management director. Our Board oversees the strategic direction of the Company, and in doing so considers the potential rewards and risks of the Company’s business opportunities and challenges and monitors the development and management of risks that impact our strategic goals.

The Board conducts certain risk oversight activities through its committees, which oversee specific areas and provide reports to the full Board regarding such committee’s considerations and actions. The Audit Committee reviews and considers financial, accounting, internal controls and regulatory compliance risks, including those that could arise from our accounting and financial reporting processes. The Audit Committee also reviews and monitors risks through various reports presented by our internal auditors and our independent registered public accounting firm (the “external auditors”). The Compensation Committee reviews and considers risks related to our compensation policies, including incentive plans, to determine whether those plans subject the Company to material risks. The Corporate Governance and Nominating Committee assists our Board in fulfilling its oversight responsibilities with respect to the management of risks associated with our Board leadership structure and corporate governance matters.

In carrying out its risk oversight responsibilities, the Board is active in overseeing management’s actions to refocus our business strategy and enhance our financial position. To ensure informed and effective oversight, especially during a period of weak market conditions, the Board organizes periodic strategic planning retreats to discuss our strategic initiatives and to participate in the development of our strategic direction. Outside of these retreats, the Board continues to receive regular updates regarding management’s execution of the Company’s strategic initiatives. The Board also continues to monitor the Company’s performance against its annual business plan, including reviewing actual and forecast operating results on a regular basis to evaluate the status and success of management in the execution of the Company’s annual business plan.

Board Evaluation Process

The Corporate Governance and Nominating Committee is responsible for overseeing the annual performance evaluation of the Board, which is a multi-step process designed to evaluate the performance of the Board and each of its committees.

STEP 1: Confidential Evaluations

Annually, each director completes an evaluation of the full Board which is intended to provide each director with an opportunity to evaluate performance for the purpose of improving Board and committee processes and effectiveness. The detailed evaluation questionnaire seeks quantitative ratings and subjective comments in key areas of Board practice, and asks each director to evaluate how well the Board and its committees operate and to make suggestions for improvements. These key areas include assessment of Board composition, meeting procedures, allocation and delegation of responsibilities among the Board and its committees and adequacy and availability of resources.

STEP 2: Board Summary

The Corporate Governance and Nominating Committee reviews the results and the assessment of Board performance, including of its committees, is presented to the full Board. As needed, the Corporate Governance and Nominating Committee recommends any areas of improvement for the Board to consider implementing.

STEP 3: Recommendations Implemented	Based on the results and recommendations presented by the Corporate Governance and Nominating Committee, Board and Company practices and policies are updated, as appropriate.

In response to feedback received from evaluations in recent years, the Board has established a periodic retreat of the Board with key management focused on strategic planning and has improved Board and committee meeting practices by allocating more time to topics relating to risk oversight and strategy. Additionally, in response to feedback received during the Board evaluation process relating to board refreshment, starting in 2020, the Chairman of the Corporate Governance and Nominating Committee will have a more formal process to discuss with each director such director’s plans for continued service on the Board and any projected retirement date.

Board Committees

The following table notes our current committee structure and membership which became effective in May 2019 (X - Member; C - Chairperson; FE - Financial Expert):

Director(1)	Corporate Governance and Nominating Committee	Audit Committee	Compensation Committee
John P. (Jack) Laborde	X	X	X
Robert M. Averick	X		X
Murray W. Burns	C		X
William E. Chiles		X	C
Gregory J. Cotter	X	C
Michael A. Flick	X	X
Christopher M. Harding		X	X
Michael J. Keeffe		FE	X
Cheryl D. Richard	X		X

(1)	As a non-independent director, Mr. Heo does not serve as a member of any committee of the Board, all of which are composed entirely of independent directors.

Our Board annually reviews and approves committee assignments with any changes made thereto effective immediately following the annual shareholders meeting.

Audit Committee

The Audit Committee currently consists of the following six directors: Gregory J. Cotter (Chairman), Michael J. Keeffe (Financial Expert), William E. Chiles, Michael A. Flick, Christopher M. Harding and John P. (Jack) Laborde. Our Board has determined that each of these directors is “independent” as such term is defined in the NASDAQ listing standards, including standards specifically governing audit committee members, and satisfies the additional requirements applicable to an audit committee member under Rule 10A-3(b)(1) under the Securities Exchange Act of 1934, as amended (the “Exchange Act”). Our Board has determined that Mr. Keeffe is an “audit committee financial expert” as such term is defined within the applicable rules of the SEC. Following the expiration of Mr. Cotter’s term in connection with the 2020 annual meeting, Mr. Keeffe will become Chairman of the Audit Committee. The Audit Committee met four times during 2019.

The Audit Committee’s primary function is to assist our Board in fulfilling its oversight responsibilities by monitoring (1) the quality and integrity of the accounting, auditing, disclosure controls and procedures, internal control over financial reporting and financial reporting practices of the Company, (2) the independent auditor’s qualifications and independence and (3) the performance of the Company’s independent auditors.

Corporate Governance and Nominating Committee

The Corporate Governance and Nominating Committee currently consists of the following six directors: Murray W. Burns (Chairman), Robert M. Averick, Gregory J. Cotter, Michael A. Flick, John P. (Jack) Laborde and Cheryl D. Richard. Our Board has determined that each of these directors is “independent” as such term is defined in the NASDAQ listing standards. The Corporate Governance and Nominating Committee met three times during 2019.

The Corporate Governance and Nominating Committee assists the Board in fulfilling its oversight responsibilities by (1) identifying, considering and recommending to the Board candidates to be nominated for election or reelection to the Board or as necessary to fill vacancies and newly-created directorships, (2) monitoring the composition of the Board and its committees and making recommendations to the Board on membership of the committees, (3) maintaining the Company’s Corporate Governance Guidelines and recommending to the Board any advisable changes, (4) evaluating the effectiveness of the Board and its committees, (5) addressing any related matters required by the federal securities laws or NASDAQ, and (6) overseeing the succession plan process for each of the Company’s executive officers and the Chairman of the Board.

Compensation Committee; Compensation Committee Procedures

The Compensation Committee currently consists of the following seven directors: William E. Chiles (Chairman), Robert M. Averick, Murray W. Burns, Christopher M. Harding, Michael J. Keeffe, John P. (Jack) Laborde and Cheryl D. Richard. Our Board has

determined that each of these directors is “independent” as such term is defined in the NASDAQ listing standards, including standards specifically governing compensation committee members, and satisfies the additional requirements applicable for a compensation committee member under Rule 10C-1(b)(1) under the Exchange Act. Our Board has determined that each of the directors is a “non-employee director” as defined under Rule16b-3 under the Exchange Act. The Compensation Committee met five times during 2019.

The Compensation Committee is appointed by the Board to assist the Board in fulfilling its oversight responsibilities by: (1) discharging the responsibilities of the Board relating to the compensation of the Company’s officers and directors and (2) administering the Company’s cash-based and equity-based incentive compensation plans. The Compensation Committee has overall responsibility for approving, evaluating and recommending to the Board all compensation plans of the Company and to administer and interpret such plans.

The Compensation Committee seeks the input of our Chief Executive Officer in connection with performance evaluations and compensation decisions for our other executive officers; however, our Chief Executive Officer is not present when the Compensation Committee meets to evaluate his performance nor when our Board determines his compensation.

The terms of our stock incentive plans permit the Compensation Committee to delegate to appropriate personnel its authority to make awards to employees other than those subject to Section 16 of the Exchange Act. While the Compensation Committee has not historically delegated this authority, in early 2020, it delegated to Mr. Heo, our Chief Executive Officer, the authority to grant up to 80,001 shares to certain new hires in connection with the Company’s ongoing efforts to recruit additional talent.

Commitment to Corporate Governance

We prioritize developing and maintaining a corporate governance framework that promotes the long-term interests of our shareholders, strengthens accountability of our Board and management and engenders public trust in the Company. As discussed in “Corporate Governance Highlights”, in furtherance of our commitment to strong governance and in response to feedback from our shareholders, we have taken steps to improve our corporate governance practices, including those highlighted in the table below. We will continue this commitment to act in the best interest of our shareholders by regularly reviewing and updating our corporate governance practices over time. Our dedication to good corporate governance is evidenced by the following:

Corporate Governance Highlights
Proposal to Declassify the Board

The Board approved a recommendation to the shareholders to amend and restate our articles of incorporation to declassify the Board on a phase-in basis, which is included in Proposal 2 in this proxy statement to be voted on by our shareholders at the 2020 annual meeting.

Majority Vote for Directors	We have a majority voting standard for election of directors in an uncontested election.
Majority Independent Board	In 2019, nine of our ten directors were independent. Our director nominee is independent.
100% Independent Committees	Each of our Audit, Compensation and Corporate Governance and Nominating Committees is composed of entirely independent directors.
Separate Chairman and CEO	Our Corporate Governance Guidelines require the Chairman of the Board and Chief Executive Officer positions to be separate.
Annual Board Evaluations	Each year our directors complete an evaluation of the full Board each year for the purpose of improving Board and committee processes and effectiveness.
Annual Board Skills Assessment

The Corporate Governance and Nominating Committee conducts an annual assessment of director experience, qualifications, attributes and skills needed for the Board to effectively oversee the interests of the Company.

Demonstrated Board Refreshment	The Board has appointed three new directors since 2018, including one female director, and will reduce the size of our Board from ten to seven directors immediately following the 2020 annual meeting.
Continued Focus on Board Diversity

We adhere to a formal board diversity policy, pursuant to which we strive to select director nominees with diverse backgrounds, experiences, skills and perspectives. In 2019, in connection with his appointment as our Chief Executive Officer, the Board appointed Mr. Heo as a Class I director, increasing the diversity of our Board.

Shareholder Right to Call a Special Meeting	Our shareholders holding 20% of our outstanding shares of common stock may call a special meeting of shareholders in accordance with our articles of incorporation.
Eliminated Supermajority Requirements

In 2019, at the recommendation of the Board, our shareholders approved a proposal to amend and restate our articles of incorporation to, among other things, eliminate the supermajority vote requirement to amend our by-laws and certain provisions of our articles of incorporation and to approve certain transactions.

Stock Ownership Guidelines

Our directors and executives are required to hold certain numbers of shares of our common stock and are prohibited from hedging or pledging the Company’s stock, subject to a limited exception for pledging. In 2018, our Board approved an increase the stock ownership guidelines for directors from 5,000 shares to 15,000 shares.

No Shareholder Rights Plan	We have not implemented a shareholder rights plan, or “poison pill.”
Regular Executive Sessions	Our independent directors regularly meet in executive session without management present.
Governance Policies	We have adopted robust corporate governance guidelines and code of business conduct and ethics.

Communications with our Board and Shareholder Engagement

Our Board values communicating and engaging with our shareholders to understand their views on important business, corporate governance and executive compensation matters.

Any shareholder may communicate with our Board (or with any individual director) by sending a letter by mail addressed to the Chairman of the Board of Directors of Gulf Island Fabrication, Inc., 16225 Park Ten Place, Suite 300, Houston, Texas, 77084 or by email to rheo@gifinc.com. The Chairman of our Board will forward the shareholder’s communication directly to the appropriate director or directors.

We engage in regular dialogue with our shareholders and their representatives. During 2019 and early 2020, we engaged with shareholders representing over 40% of our outstanding common stock. Collectively, our discussions centered on the following topics:

•	Board refreshment and tenure, including rotation of the Chairman of our Board;
•	Reduction in Board size;
•	Changes in management and strategy;
•	Executive compensation;
•	Governance matters; and
•	Project execution matters.

Informed by discussions with certain of our shareholders, the Board has implemented, or plans to implement, certain changes to our governance and management structures, including adopting a majority voting standard for uncontested elections, removing the supermajority voting requirements in our articles of incorporation and bylaws, revising the threshold to call a special meeting to 20% of the outstanding shares of our common stock, adopting a board diversity policy, increasing stock ownership guidelines for our directors, appointing a new Chief Executive Officer, planning to rotate the position of the Chairman of the Board in 2020, planning to decrease the size of the Board to seven directors in connection with the 2020 annual meeting, and approving a recommendation to the shareholders to amend and restate our articles of incorporation to declassify the Board on a phase-in basis, which is included in Proposal 2 in this proxy statement to be voted on by our shareholders at the 2020 annual meeting.

Our Board has adopted a policy that recommends that all directors personally attend all meetings of our shareholders. At the last annual meeting of shareholders held on May 9, 2019, all then current members of our Board were in attendance.

Ethics and Business Conduct Related Policies

The Company maintains a Code of Ethics (our “Code of Ethics”) for our Chief Executive Officer and senior financial officers and a Code of Business Conduct and Ethics, which applies to all employees and directors, including our Chief Executive Officer and senior financial officers. These codes are posted on our corporate governance page at www.gulfisland.com under “Investors.” Printed versions of these materials are available, free of charge, to any shareholder who requests them from our Secretary. Any substantive amendments to the Code of Ethics will be disclosed within four business days of such event on our website and will remain on our website for at least 12 months.

Director and Executive Officer Stock Ownership Guidelines

Our Corporate Governance Guidelines contain director and executive officer stock ownership guidelines that generally require (1) directors to hold at least 15,000 shares of the Company’s stock, including any unvested restricted stock or restricted stock units for the duration of their remaining tenure as a director of the Company, by the later of April 24, 2021 or five years from becoming a director; and (2) executive officers to hold Company stock, including any unvested restricted stock or restricted stock units, in an amount equal to 2.0 times base salary in the case of the Chief Executive Officer and 1.25 times base salary in the case of all other executive officers by the later of April 30, 2021 or five years from becoming subject to such guidelines. With respect to the director ownership guidelines, the five-year compliance window will be increased by one year for every year the Board does not grant equity-based compensation to its non-employee directors.

As of March 19, 2020, all of our current directors except Ms. Richard exceeded their target ownership levels. Under the stock ownership guidelines, our directors have five years from the date of appointment or election to comply with the stock ownership guidelines. Ms. Richard was appointed to the board effective October 2018. Our executive officers have five years from the date of their respective appointments to attain their required ownership levels. All of our executive officers have been in their respective positions with the Company for less than two years. For more information regarding the stock ownership guidelines applicable to our executive officers, see “Executive Compensation – Compensation Discussion and Analysis.”

Anti-Hedging and Pledging Policies

Pursuant to our Corporate Governance Guidelines, directors and executive officers are specifically prohibited from holding any Company stock in a margin account or engaging in any transaction that would have the effect of hedging the economic risk of ownership of their Company stock. Furthermore, directors and executive officers may not borrow against any account in which Company stock is held or pledge Company stock as collateral for a loan or for any other purpose, except that such insiders may pledge Company stock as collateral for a loan (not including margin debt) if:

•	such shares are not pledged as collateral for a margin loan;
•	such executive or director establishes that he or she has the financial capacity to repay the loan without resorting to the pledged securities;
•	such executive or director notifies our Secretary prior to the execution of documents evidencing the proposed pledge; and
•	such shares pledged will not be considered as owned for purposes of the stock ownership guidelines applicable to the executive or the director.

Finally, any pledging of or trading in Company stock by directors and executive officers is subject to the additional restrictions set forth in our Insider Trading Policy, which is posted on our corporate governance page at www.gulfisland.com under “Investors.” A printed version of this policy is available, free of charge, to any shareholder who requests it from our Secretary.

Consideration of Director Nominees

The Corporate Governance and Nominating Committee will regularly assess the appropriate size of our Board, as well as whether any vacancies on our Board are expected due to retirement or otherwise and whether such vacancies should be filled. In the event that any vacancies are anticipated or otherwise arise, the Corporate Governance and Nominating Committee will consider various potential candidates for director who may come to the attention of our Board through current members of our Board, professional search firms or shareholders. Alternatively, the Corporate Governance and Nominating Committee may recommend that the Board reduce its size. Each candidate brought to the attention of the Corporate Governance and Nominating Committee, regardless of who recommended such candidate, is evaluated in the same manner.

The identification and evaluation of qualified directors is a complex and subjective process that requires consideration of many intangible factors and will be significantly influenced by the particular needs of the Board from time to time. The Corporate Governance and Nominating Committee believes that each potential director nominee should be evaluated based on his or her individual merits, taking into account the Company’s needs and the composition of the Board at the time. As a result, the Corporate Governance and Nominating Committee has not set specific, minimum qualifications that a director must meet in order for the Corporate Governance and Nominating Committee to recommend him or her to the Board, other than being under the age of 78 at the time of his or her election.

In evaluating nominees for membership on our Board, the Corporate Governance and Nominating Committee considers the Board membership criteria set forth in our Board Diversity Policy and in our Corporate Governance Guidelines. To that end, the Corporate Governance and Nominating Committee, when expanding the size of the Board or filling a vacancy on the Board, has committed to interviewing at least one candidate who would increase the gender, racial and/or ethnic diversity of the Board.

Consistent with these policies, the Corporate Governance and Nominating Committee consistently seeks directors with integrity and proven business judgment, management ability and a diverse mix of backgrounds and experiences to build a capable, responsive, balanced and effective Board. In reviewing the qualifications of potential director nominees, the Corporate Governance and Nominating Committee considers many factors, including accounting and financial expertise, capital markets and banking experience, energy and energy service industry experience and expertise, environmental compliance and corporate responsibility expertise, human capital management experience, cybersecurity and technology expertise, senior corporate executive experience, industrial construction and fabrication management experience, legal and regulatory compliance expertise, marine industry experience, shipbuilding industry experience and other public company board experience.

Upon the recommendations of the Corporate Governance and Nominating Committee, nominations of directors and related matters are voted upon by the independent directors while meeting in executive session without management present. Since Mr. Heo is a member of management and a non-independent director, he is not involved in the nominations process.

As set forth in our Corporate Governance Guidelines, our Corporate Governance and Nominating Committee will consider director candidates recommended by our shareholders for nomination for election to our Board. Any shareholder may suggest a nominee by sending the following information to our Board: (1) the proposing shareholder’s name, address and telephone number, (2) the number of shares of our common stock beneficially owned by the proposing shareholder and the suggested nominee, (3) the suggested nominee’s name, age, business and residential addresses and telephone number, (4) a statement that the suggested nominee knows that his or her name is being suggested by the proposing shareholder, and that he or she has consented to being suggested and is willing to serve, (5) the suggested nominee’s resume or other description of his or her background and experience and (6) the proposing shareholder’s reasons for suggesting that the individual be considered. The information should be sent to the Corporate Governance and Nominating Committee of our Board addressed as follows: Chairman - Corporate Governance and Nominating Committee of Gulf Island Fabrication, Inc., 16225 Park Ten Place, Suite 300, Houston, Texas, 77084.

In addition, we have advance notice procedures that permit a shareholder to present shareholder nominees at our annual shareholder meetings. For additional information regarding our advance notice procedures, see “Shareholder Proposals and Nominations for the 2021 Annual Meeting.”

Director Compensation

Historically, we have used a combination of cash and equity-based incentive compensation to attract and retain qualified candidates to serve on our Board. In setting director compensation, we consider the significant amount of time directors dedicate in fulfilling their duties as directors, as well as the skill-level required by the Company to be an effective member of our Board. For 2019, the form and amount of director compensation was reviewed by the Compensation Committee and approved by our full Board.

Cash Compensation

In early 2017, following a review of director compensation by Aon Hewitt, the Compensation Committee’s independent consultant, the Board of Directors unanimously approved our non-employee director compensation program, consisting of the following cash components: (i) an annual fee paid to our Chairman of the Board of $140,000, (ii) an annual fee paid to each other non-employee director of $66,000, (iii) an additional annual fee of $12,000 paid to each of the chairs of the Audit Committee, the Corporate Governance and Nominating Committee, and the Compensation Committee, and (iv) an additional annual fee of $12,000 paid to the Audit Committee Financial Expert. This program remained in effect until May 2018. Effective May 1, 2018, considering the economic environment of the oil and gas and marine industries and challenges faced by the Company, the Board approved a 10% reduction in the directors’ annual retainers, decreasing the Chairman’s annual fee to $126,000 and the other directors’ annual fee to $59,400. The additional fees paid to our committee chairs and the Audit Committee financial expert remained the same. Directors do not receive additional fees for attending meetings of our Board and its committees; however, all directors are reimbursed for reasonable out-of-pocket expenses incurred in attending meetings of our Board and its committees. The table below summarizes total compensation paid to our directors.

Equity-Based Compensation

Our non-employee directors have historically received equity-based compensation under our stock incentive plans. However, during 2019, in support of the Company’s efforts to reduce costs, the Board agreed to eliminate the equity-based award for our non-employee directors. In early 2020, the Board once again agreed to eliminate the annual equity-based award,

2019 Director Compensation

The table below summarizes compensation earned for 2019 for each non-employee director serving as a director during 2019. Neither Mr. Heo nor Mr. Meche (our chief executive officers during 2019) received any compensation for their service as a director, and their compensation as executives of the Company is fully reflected in the 2019 Summary Compensation Table on page 29.

Name	Fees Earned or Paid in Cash (1)	Value of Stock Awards (2)	Total
Robert M. Averick	$59,400	$—	$59,400
Murray W. Burns	68,400	—	68,400
William E. Chiles	71,400	—	71,400
Gregory J. Cotter	71,400	—	71,400
Michael A. Flick	63,400	—	63,400
Christopher M. Harding	59,400	—	59,400
Michael J. Keeffe	71,400	—	71,400
John P. Laborde	126,000	—	126,000
Cheryl D. Richard	59,400	—	59,400

(1)	Reflects fees earned by the directors during 2019 for their service on our Board and its committees, as applicable.
(2)	Our non-employee directors did not receive equity-based awards during 2019. As of December 31, 2019, none of our non-employee directors had any unvested equity-based awards.

PROPOSAL 1: ELECTION OF DIRECTOR

Our articles of incorporation provide for a board consisting of three classes, with the number of directors to be set forth in our by-laws. Our by-laws allow for the number of directors constituting the entire Board to be a range of not less than three nor more than 12, with the exact number of directors to be fixed by a duly adopted resolution of the Board. The size of our Board is currently set at ten directors; however, immediately following the 2020 annual meeting, the Board will reduce to seven directors, with the terms of Messrs. Cotter, Harding and Laborde expiring. We thank Messrs. Cotter, Harding and Laborde for their service on behalf of the Company.

The term of office of the Class II directors will expire at the 2020 annual meeting and our Board has nominated Mr. Averick, the only person listed as a Class II director nominee in the table below, for election to our Board. Mr. Averick has consented to being named as a nominee in this proxy statement and to serve as directors if elected.

As more fully described under “Proposal 2: Approval of an Amendment to our Articles of Incorporation to Declassify our Board” (“Proposal 2”), we are seeking shareholder approval to amend our articles of incorporation to declassify our Board and to provide for directors to be elected annually. If our shareholders approve Proposal 2 at the 2020 annual meeting, the term of our Class II director, Mr. Averick, if elected, will be a one-year term expiring in 2021; our Class III directors will stand for election at the 2021 annual meeting of shareholders for one-year terms expiring in 2022; and our Class I directors will stand for election at the 2022 annual meeting for one-year terms expiring in 2023. If our shareholders do not approve Proposal 2 at the 2020 annual meeting, then the Board will remain classified, and directors will continue to serve for staggered three-year terms, and the term of our Class II director, Mr. Averick, if elected, will be a three-year term expiring at the 2023 annual meeting.

Depending on the outcome of the shareholder vote on Proposal 2, Mr. Averick, if re-elected, will hold office for a term expiring as described above and until his successor is elected and qualified, or until his earlier resignation or removal.

In the unanticipated event that Mr. Averick is unable to serve or for good cause will not serve as a candidate for director, the persons named in the enclosed proxy card will vote your shares of our common stock for a substitute candidate nominated by our Board, unless otherwise directed.

Directors are elected by the affirmative vote of a majority of the votes cast (meaning the number of shares voted “for” a nominee must exceed the number of shares voted “against” such nominee), except in the event of a contested election, in which case directors are elected by the affirmative vote of a plurality of the votes cast (meaning the director nominee who receives the highest number of votes “for” is elected). A contested election occurs when the number of nominees for director exceeds the number of directors to be elected.

In the event an incumbent director nominee does not receive a majority of the votes cast in an uncontested election, such director must tender his resignation to the Corporate Governance and Nominating Committee, which will consider the director’s offer of resignation and recommend to the Board whether to accept or reject the resignation, or whether other action should be taken. For additional information regarding the vote required and treatment of abstentions and broker non-votes, see “Questions and Answers about the 2020 Annual Meeting and Voting.”

Our Board unanimously recommends that you vote “FOR” the election of the Class II director nominee named in this proxy statement.

Information about the Director Nominee, Continuing Directors and Executive Officers

The following table sets forth, as of March 19, 2020, for the director nominee, each other director of the Company whose term will continue after the 2020 annual meeting, and each of our executive officers, the age, any positions with the Company, principal occupations and employment during the past five years, and, if the director nominee or a continuing director, each such person’s directorships in other public corporations during the past five years and the year that such person was first elected a director of the Company. We have also included information about each director and director nominee’s specific experience, qualifications, attributes, or skills that led our Board to recommend that our shareholders elect, such person to serve as one of our directors, in light of our business and board structure at the time of such nomination. All executive officers serve at the pleasure of our Board. The Class II director nominee has consented to being named as a nominee in this proxy statement and to serve as a director if elected.

Name and Age	Positions with the Company, Principal Occupations, and Directorships in Other Public Companies	Director Since

Nominee for Election as a Continuing Class II Director (term expires in either 2021 or 2023*) * See “Proposal 2: Approval of an Amendment to our Articles of Incorporation to Declassify our Board
Robert M. Averick, 54

Mr. Averick has worked as a Portfolio Manager since 2012 at Kokino LLC, a private investment firm that provides investment management services to Piton Capital Partners LLC. Since 2016, Mr. Averick has served as a member of the board of directors of Amtech Systems, Inc., a publicly traded manufacturer of capital equipment. Mr. Averick formerly served as a member of the board of directors of Key Technology, Inc., a manufacturer of process automation systems for food processing and other industries, from 2016 until the company’s sale in 2018.

Mr. Averick has more than 20 years of experience as a small-capitalization, value-driven public equity portfolio manager. His experience in finance, strategic planning and consulting, as well as his public company board experience, provide him with valuable skills and expertise and make him highly qualified to serve as a member of our Board, the Compensation Committee and the Corporate Governance & Nominating Committee.

Mr. Averick was originally appointed to the Board and is re-nominated pursuant to a Cooperation Agreement by and among the Company, Piton Capital Partners LLC and Kokino LLC dated November 2, 2018, as amended on February 24, 2020. Pursuant to the terms of the agreement, the Board appointed Mr. Averick to the Compensation Committee effective November 3, 2018. Piton currently owns approximately 12% of the outstanding shares of the Company.

2018
Continuing Class III Directors (term expires in 2021)
Richard W. Heo, 49

Mr. Heo became President and Chief Executive Officer of the Company in November 2019.  Prior to joining the Company, he served as Senior Vice President of North, Central and South America from 2018 to 2019 for McDermott International, Inc. (“McDermott”), a publicly traded multinational engineering, procurement, construction (“EPC”) and installation company, which merged with Chicago Bridge & Iron N.V. (“CB&I”), a publicly traded EPC company, in 2018. Mr. Heo served as Executive Vice President of Fabrication Services for CB&I from 2017 to 2018, and President of CB&I’s Engineered Products business unit from 2014 to 2017. Prior to joining CB&I, he served in various senior leadership positions at KBR, Inc., a publicly traded EPC company, from 2009 to 2014.

Mr. Heo’s experience in the engineering, fabrication and construction industry, as well as his business development and project execution experience and knowledge of international operations and publicly traded companies, and his role as Chief Executive Officer of the Company makes him highly qualified to serve as a member of our Board.

2019

Name and Age	Positions with the Company, Principal Occupations, and Directorships in Other Public Companies	Director Since

Michael J. Keeffe, 68

Prior to his retirement in 2011, Mr. Keeffe was a Senior Audit Partner with Deloitte & Touche LLP (“Deloitte”). He had 35 years of public accounting experience with Deloitte, directing financial statement audits of public companies, principally in the oil field services, engineering and construction and offshore industries, most with significant international operations. He also served as a risk management and quality assurance partner in Deloitte’s consultation network. Mr. Keeffe currently serves on the board and as chairman of the audit committee of Ultra Petroleum Corp., a publicly traded exploration and production company.

Mr. Keeffe’s extensive accounting and financial expertise, particularly in our industry and related industries, makes him highly qualified to serve as a member of our Board and Chairman of the Audit Committee as well as our audit committee financial expert.

2014
Cheryl D. Richard, 64

Ms. Richard is a retired oil and gas executive, with more than 30 years of experience in the energy industry, including service with upstream, offshore drilling and related companies. From 2003 to 2010, Ms. Richard served as Senior Vice President of Human Resources & Information Technology for Transocean Ltd., a publicly traded offshore drilling contractor. From 2000 to 2003, she served as Vice President of Human Resources for Chevron Phillips Chemical Company. From 1980 to 2000, Ms. Richard served in various leadership roles for Phillips Petroleum Co. Ms. Richard holds certificates in cybersecurity from the CERT Division of Carnegie Mellon University and Harvard Extension School. Ms. Richard currently serves on the Supervisory Board of SBM Offshore N.V., a publicly traded offshore oil and gas production and services company.

Ms. Richard’s broad experience in our industry, including her experience in human resources, information technology and cybersecurity, makes her highly qualified to serve as a member of our Board, and the Corporate Governance and Nominating Committee and Compensation Committee.

2018

Continuing Class I Directors (term expires in 2022)
Murray W. Burns, 74

Mr. Burns has worked as a project management, engineering and business development consultant through MBurns Consulting since 2013. From 1980 to 2013, Mr. Burns was employed in various executive capacities by Technip USA, Inc. and its affiliates (“Technip”), which provide subsea, onshore/offshore and surface project management, construction and engineering. His roles with Technip included: Vice President—Offshore, Vice President—Topsides and Fixed Platforms, Vice President—Engineering Operations, and Vice President—Engineering, President and COO (Technip Upstream Houston Inc.). From 1976 to 1980, Mr. Burns served as Project Manager, Group Manager, Manager of Facilities and Supervising Engineer with Petro-Marine Engineering, Inc., an engineering consulting firm specializing in services to the offshore petroleum and marine industries. Prior to 1976, Mr. Burns worked in various engineering capacities at Shell Oil Company, an oil and gas producer, marketer and manufacturer.

Mr. Burns’ experience and knowledge in engineering, fabrication, project execution and business development in the energy and offshore industries make him highly qualified to serve as a member of our Board and the Compensation Committee and Chairman of the Corporate Governance and Nominating Committee.

2014

Name and Age	Positions with the Company, Principal Occupations, and Directorships in Other Public Companies	Director Since
William E. Chiles, 71

Since 2014, Mr. Chiles has served as Managing Partner of Pelican Energy Partners, a private equity fund specializing in energy services and manufacturing investments. From 2004 to 2014, Mr. Chiles served as President and CEO and as a director of the Bristow Group, Inc., a publicly traded global provider of offshore aviation services to the energy industry, and search & rescue services to the UK Maritime Coast Guard Agency, and served as a Senior Advisor and as CEO Emeritus from 2014 to 2016. From 2003 to 2004, he served as Executive Vice President and COO of Grey Wolf Inc., a publicly traded onshore oil and gas drilling company. From 2002 to 2003, he served as Vice President of Business Development of ENSCO International Incorporated (“ENSCO”). Prior to its merger with ENSCO, Mr. Chiles founded and served as CEO and President of Chiles Offshore, Inc. (“Chiles II”), a company that constructed and operated mobile offshore drilling rigs, from 1997 to 2002. From 1996 to 1997, he served as Senior Vice President-Drilling Operations for Cliffs Drilling Company (“Cliffs”). Prior to its acquisition by Cliffs in 1996, he founded and served as CEO and President of Southwestern Offshore Corporation, an offshore drilling operator, from 1992 to 1996. From 1977 to 1992, he served as CEO and President of Chiles Offshore Inc. (“Chiles I”), which he co-founded and was acquired by Noble Drilling in 1994. He began his career working offshore in the North Sea for Western Oceanic, Inc., and then served as VP - Domestic Operations in the U.S. Gulf of Mexico. Mr. Chiles served on the board of directors of Basic Energy Services, a publicly traded provider of wellsite services to oil and natural gas drilling and producing companies, from 2003 to 2016.

Mr. Chiles’ broad international experience and knowledge of the oil and gas industry and our customer base, as well as his executive and director experience with various publicly traded companies, make him highly qualified to serve as a member of our Board and Audit Committee and as Chairman of our Compensation Committee.

2014

Michael A. Flick, 71

Mr. Flick is a retired banking executive. From 1970 to 1998, Mr. Flick was employed by First Commerce Corporation, a bank holding company, and First National Bank of Commerce, its wholly-owned subsidiary, in various executive capacities including Chief Credit Policy Officer, Chief Financial Officer and Chief Administrative Officer. Mr. Flick formerly served as a member of the board of directors of the Bristow Group, Inc., a publicly traded global provider of offshore aviation services to the energy industry, and search & rescue services to the UK Maritime Coast Guard Agency, from 2006 to 2016, including as chairman of the compensation committee.

Mr. Flick’s history with the Company, experience in the banking and financial services industries, his role as a Chief Financial Officer and his public company board experience provide him with extensive knowledge of financial reporting, legal and audit compliance and risk management, making him highly qualified to serve as our new Chairman of the Board and a member of each of the Audit Committee and the Corporate Governance and Nominating Committee.

2007

Name and Age	Positions with the Company, Principal Occupations, and Directorships in Other Public Companies

Current Executive Officers not Serving as Directors

Westley S. Stockton, 48

Mr. Stockton has served as Executive Vice President, Chief Financial Officer, Treasurer and Secretary of the Company since September 2018. Prior to joining the Company, Mr. Stockton served as Senior Vice President and Chief Accounting Officer for Chicago Bridge & Iron Company N.V. (“CB&I”), an engineering, procurement and construction company, from 2008 to 2018, and prior to that served in senior leadership positions within financial operations and mergers and acquisitions for CB&I from 2002 to 2008. From 1994 to 2002, Mr. Stockton, a certified public accountant, worked in public accounting for PricewaterhouseCoopers and Arthur Andersen in audit-related roles.

Christian G. Vaccari, 60

Mr. Vaccari has served as Senior Vice President – Shipyard Division since June 2019 and previously served as Senior Vice President – Business Development for the Shipyard Division from 2016 to 2019. Prior to joining the Company, Mr. Vaccari served as President and CEO of LEEVAC Shipyards (“LEEVAC”), a private marine fabrication company, from 2006 to 2016. Prior to his time with LEEVAC, Mr. Vaccari co-founded and served as Chairman and CEO of Hornbeck-LEEVAC Marine Services, co-founded Audubon Capital Fund I, LP SBIC and co-founded Riverbarge Excursion Cruise Lines.

James L. Morvant, 47

Mr. Morvant has served as Senior Vice President – Fabrication & Services Division since February 2020 and previously served as Vice President – Services Division from 2019 to 2020 and Manager – Offshore for the Services Division from 2013 to 2019. He also served in various capacities, including inshore manager, project manager and estimating manager for the Services Division from 2000 to 2013. Prior to joining the Company, Mr. Morvant worked in various capacities, including project manager and design engineer, for various oil and gas services and shipbuilding companies.

Thomas M. Smouse, 59

Mr. Smouse has served as Vice President and Chief Human Resource Officer since February 2020. Prior to joining the Company, Mr. Smouse served as Managing Director – Human Capital for EBL Advisors, a management consulting company, from 2017 to 2020 and Vice President – HR and Administration for Newfield Exploration, a public oil and gas exploration and production company, from 2014 to 2017. Prior to 2014, Mr. Smouse served in various human resources leadership positions at Noble Energy, Anadarko Petroleum, BP, Vastar Resources and ARCO.

PROPOSAL 2: APPROVAL OF AN AMENDMENT TO OUR ARTICLES OF INCORPORATION TO DECLASSIFY OUR BOARD

General

Our articles of incorporation currently divide our Board into three classes, with the members of each class serving for staggered three-year terms. As a result, only one class of directors, consisting of approximately one-third of our directors, stands for election at each of our annual meetings of shareholders. At the 2020 annual meeting, we are asking shareholders to approve and adopt a proposal to amend our articles of incorporation to declassify our Board (the “amendment”). If approved, the declassification would be phased-in such that directors, including our Class II director standing for election at the 2020 annual meeting, would be elected for one-year terms as their present terms expire.

Reasons for the Proposed Amendment

The Corporate Governance and Nominating Committee and our Board periodically consider the Company’s corporate governance practices to ensure they are aligned with developments in the Company’s business, changes in applicable rules and regulations and exchange listing requirements, and the continuing evolution of best practices in corporate governance. As part of that process, the Board considers corporate trends, peer practices, the views of our institutional shareholders and the guidelines of proxy advisory firms. As such, our Corporate Governance and Nominating Committee and our Board have, from time to time, reviewed our classified board structure, most recently starting in October 2019 with ongoing discussion through March 2020.

After careful consideration, our Board approved the amendment and the submission of the amendment for approval by the shareholders at the 2020 annual meeting.

In making this decision, the Board considered that many large and small public companies have taken action to declassify their boards of directors in recent years. The Board further weighed the merits of both a classified board and an annually-elected board. In conducting its evaluation, the Board considered the advantages of a classified board structure, such as promoting board stability and continuity, providing a greater opportunity to protect the interests of shareholders in the event of an unsolicited takeover offer and reinforcing a commitment to long-term perspectives and value creation for our shareholders. The Board also considered, however, the growing corporate governance trend towards annual elections of directors, as well as the views of many of the Company’s institutional shareholders that an annually-elected board is preferable, as it enables shareholders to express a view and vote on the entire Board each year. The Board believes it is important for the Board to maintain shareholder confidence by demonstrating that it is responsive and accountable to shareholders and committed to strong corporate governance. After careful consideration of the foregoing matters, the Board has determined that the phase-in of a declassified Board is in the best interests of the Company and its shareholders going forward.

Effects of the Proposed Amendment

If the amendment is approved and adopted, Article IV of our articles of incorporation will be amended as set forth in Annex A to this proxy statement, and the Board will be declassified over time. In which case, our directors will be elected as follows:

•

at our 2020 annual meeting, the Class II director (whose term expires at the 2020 annual meeting) will stand for election for a one-year term expiring at the 2021 annual meeting of shareholders and at each annual meeting of shareholders thereafter;

•

at our 2021 annual meeting of shareholders, the director elected at the 2020 annual meeting and the Class III directors (whose terms expire at the 2021 annual meeting of shareholders) will stand for election for one-year terms expiring at the 2022 annual meeting of shareholders and at each annual meeting of shareholders thereafter; and

•

at our 2022 annual meeting of shareholders, the directors elected at the 2021 annual meeting of shareholders and the Class I directors (whose terms expire at the 2022 annual meeting of shareholders) will stand for election for one-year terms expiring at the 2023 annual meeting of shareholders and at each annual meeting of shareholders thereafter.

Accordingly, if the amendment is approved, beginning with our 2022 annual meeting of shareholders, our Board will be completely declassified and all directors, regardless of their original term of office, will be elected on an annual basis to serve one-year terms expiring at the next annual meeting. Furthermore, if the amendment is approved, if there is a vacancy on the Board because the number of directors is increased or otherwise at or following the 2020 annual meeting, any director elected or appointed to fill such vacancy will hold office for a term expiring at the next annual meeting. In all cases, each director will hold office until his or her successor is elected and qualified, or until his or her earlier resignation or removal.

If shareholders approve the amendment, the Company intends to promptly file amended and restated articles of incorporation with the Secretary of State of the State of Louisiana shortly following the 2020 annual meeting. The amended and restated articles of incorporation will become effective upon acceptance of the filing by the Secretary of State of the State of Louisiana. In conjunction therewith, the Board will approve conforming amendments to the by-laws to reflect the phase-in of the declassification of our Board, effective only upon the acceptance of the amended and restated articles of incorporation by the Secretary of State of the State of Louisiana.

Impact if the Proposed Amendment is not Approved

If the amendment is not approved by our shareholders, neither our articles of incorporation nor our by-laws will be amended as set forth above and our Board will continue to be classified with directors serving staggered terms. In this event, the director nominee standing for election at this annual meeting would remain in Class II and be elected for a three-year term as described under “Proposal 1: Election of Director”. Thereafter, directors would continue to serve in classes for staggered three-year terms.

The description of the amendment is qualified in its entirety by the complete text of the proposed amended and restated articles of incorporation set forth in Annex A.

Approval of this proposal requires the affirmative vote of at least a majority of the votes entitled to be cast on the proposal (meaning at least a majority of our outstanding shares of common stock must vote “for” the proposal). For more information regarding the vote required and the treatment of abstentions and broker non-votes, see “Questions and Answers about the 2020 Annual Meeting and Voting.”

Our Board unanimously recommends that you vote “FOR” the amendment to our articles of incorporation to declassify our board.

Executive Compensation

Compensation Discussion and Analysis

Executive Summary

Introduction

This section of the proxy describes and analyzes our executive compensation program for 2019 for our named executive officers (our “NEOs”) listed below.

•	Richard W. Heo, President and Chief Executive Officer
•	Kirk J. Meche, former President and Chief Executive Officer
•	Westley S. Stockton, Executive Vice President, Chief Financial Officer, Treasurer and Secretary
•	Christian G. Vaccari, Senior Vice President – Shipyard Division

In this Compensation Discussion and Analysis, or CD&A, we first provide an Executive Summary of our actions and highlights from 2019. We next explain the principles that guide our Compensation Committee’s executive compensation decisions and recommendations and the process we follow when setting executive compensation (for purposes of this CD&A only, the Compensation Committee is referred to as the “Committee”). We next discuss each component of executive compensation for 2019, including the actual results realized for each NEO in 2019. Finally, we summarize our executive compensation policies. You should read this section of the proxy statement in conjunction with the advisory vote that we are conducting on the compensation of our NEOs (see “Proposal 3: Advisory Vote on the Compensation of our Named Executive Officers”), as it contains information that is relevant to your voting decision.

2019 Chief Executive Officer Transition

In October 2019, the Company announced the impending retirement of Mr. Kirk Meche, our President and Chief Executive Officer.  Effective November 14, 2019, Mr. Heo was appointed as President and Chief Executive Officer of the Company, and Mr. Meche stepped down from that role but continued as an employee of the Company until December 31, 2019 pursuant to the terms of his Separation and Transition Agreement.

2019 Compensation Program Highlights

•

Significant Changes to Long-term Incentive Program (“LTIP”). In May 2019, the Board, following the recommendation of the Committee, approved a new LTIP design for the Company’s NEOs for 2019 (other than Mr. Heo, who did not participate in the program), including the following significant changes from our previous LTIP design:

o	50% Reduction of Target LTIP Value – for the 2019 LTIP awards, our NEOs’ aggregate LTIP target award was reduced by 50% compared to the 2017 and 2018 awards to our NEOs.
o

Elimination of Time-Based Component – we delivered 100% of each NEO’s target LTIP award in the form of a performance-based award, except for Mr. Stockton, who received time-based awards in light of his recent affiliation with the Company.

o

New Performance Metric - the total shareholder return (“TSR”) metric previously used for performance-based awards was replaced with annual income metrics for the performance period, supporting the Company’s current focus on improving financial results. One-third of the 2019 LTIP award will be earned each year in the three-year performance period, provided the applicable income target for the year is achieved, or will be forfeited if the applicable target is not achieved.

•	Incentive Programs Payout Based on Performance.

o

Annual Incentive Awards - Annual incentive awards for 2019 for our NEOs were based on specific targets related to EBITDA, Free Cash Flow, and Safety, with a 10% subjective component. Based on our 2019 performance, our NEOs, other than Mr. Heo who did not participate in the annual incentive program (“AIP”), earned annual cash payouts representing 18.83% of their target annual cash incentive awards.

o	Long-term Performance Awards - The performance period for our 2017 long-term performance awards and for one-third of our 2019 long-term performance awards ended in 2019, with the following results:

▪

2017 Awards: Pursuant to the terms of the award, payout is determined based on our TSR relative to a peer group, provided that if our TSR is negative the ultimate payout of the awards will be reduced by 50%. Based on our TSR results, the 2017 awards were not earned and were forfeited.

▪

2019 Awards: Pursuant to the terms of the award, determination of the payout for one-third of the award is based on 2019 results. The Company did not achieve the 2019 income target, and accordingly, our NEOs forfeited one-third of the 2019 award.

•

No Salary Increases. Given the economic environment of the oil and gas and marine industries and challenges faced by the Company, our Compensation Committee did not increase base salaries for our NEOs between 2014 and 2019.

Pay Philosophy

The Committee is responsible for designing, implementing and administering a compensation program for executive officers that ensures appropriate linkage between pay, Company performance, and returns for shareholders, while at the same time discouraging unnecessary or excessive risk-taking. The Committee seeks to increase shareholder return by rewarding performance with cost-effective compensation and ensuring that we attract and retain the best executive talent available. While our executive officer compensation program is simple in design, we believe it serves the Company well by providing a mix of annual cash compensation, including base salary and performance-based annual incentive awards, and long-term performance awards through our LTIP. Our executive compensation program is designed to align the interests of our management with those of our shareholders. Our primary compensation principle, pay for performance, supports this objective. For example, our annual cash incentive program (“AIP”) for our NEOs for 2019 included key performance indicators for EBITDA, Free Cash Flow and safety, and the performance awards under our 2019 LTIP were structured to focus our executives on improving financial results.

Approximately 76% of our targeted CEO pay for 2019 (based on our former CEO’s targets given that our current CEO did not participate in our programs during 2019), and 67% of our other NEO targeted pay for 2019, reflects variable, at risk pay contingent upon our financial and operational performance (based on target grant date value of long-term incentive awards).

Key Characteristics of our Executive Compensation Program Aligned with Shareholder Interests

We design our executive compensation program to be performance driven, competitive with the market and responsibly governed to mitigate excessive risk-taking.

Strong Alignment with Shareholders (What We Do)
☑Pay for Performance. We emphasize variable pay contingent upon a combination of financial and operational performance and long-term shareholder return.	☑Increased Rigor of Performance Awards. Our 2017 and 2018 long-term performance awards include a negative TSR modifier, which will reduce payout opportunities if TSR is negative.

☑Stock Ownership Guidelines. We reinforce the alignment of shareholders and our executives and directors by requiring that specific target levels of stock ownership be met and subsequently maintained.

☑Independent Oversight. The Compensation Committee is comprised of independent directors and engages the services of an independent compensation consultant.

☑Performance-Based Long-Term Incentives. We grant performance-based long-term incentive awards for which value is contingent upon our performance.

☑Shareholder Engagement. We engage with shareholders to discuss matters of interest.

☑Comprehensive Risk Assessment. The Compensation Committee continually monitors compensation policies, programs and practices with its independent compensation consultant and outside counsel to ensure that they discourage excessive risk taking.

☑Cap Annual Cash Incentive Awards and LTIP Awards. Our annual cash incentive awards and long-term performance awards include a cap on the maximum payout.

☑Clawback Policy. If an individual engages in gross negligence or intentional misconduct resulting in (i) a restatement of the Company’s financial statements and/or (ii) an increase in an incentive award payable to such individual, the Company may recover all or a portion of an award made under the Company’s annual incentive program or the performance-based component of the Company’s long-term incentive program.

Strong Governance Principles (What We Do Not Do)

☒Tax Gross-ups. No excise tax gross-ups.

☒Pledging or Hedging Company Stock. Prohibitions on hedging and limitations on pledging of Company stock by directors and executive officers. See also “Corporate Governance; Our Board of Directors and Its Committees - Anti-Hedging and Pledging Policies” on page 11.

☒Automatic Base Salary Increases. The base salaries of our NEOs are reviewed annually and have not been increased since 2014.

☒Guaranteed Bonuses. No guaranteed annual or multi-year bonuses.

☒Perquisites. No significant compensation in the form of perquisites for NEOs.

☒Dividend Equivalents. In the event the Company pays dividends, no dividend equivalents are paid on any unearned restricted stock unit awards.

☒Employment Agreements. The Company has no employment agreements with executive officers.

Strong Historical Support of Say-on-Pay; Continued Re-evaluation of our Executive Compensation Program

At our 2019 annual meeting, we held a non-binding shareholder advisory vote on executive compensation (“say-on-pay”). Similar to results in the previous year, our shareholders approved our 2019 executive compensation, with more than 87% of voting shareholders casting their vote in favor of the say-on-pay resolution, excluding abstentions and broker non-votes which are not considered votes cast. The Committee considered the results of the 2019 say-on-pay vote as affirmation by our shareholders of our executive compensation program. Nevertheless, the Committee continues to monitor our executive compensation program in the context of current and emerging market practice.

In light of the Company’s recent performance and the continuing downturn in the oil and gas industry, during 2019 and continuing into 2020, the Committee has been re-evaluating our annual and long-term incentive programs. The Committee is committed to establishing programs that continue to meet our stated goals of ensuring an appropriate linkage between pay, Company performance, and returns for shareholders, while also ensuring that we attract and retain the best executive talent available. The Committee will revise our executive compensation program, as it believes necessary, to strengthen alignment with shareholder perspectives and address changing business, industry and economic conditions, as it did during 2019.

Components of Executive Compensation

The principal components of our executive officer compensation program for 2019 were salaries, annual cash incentives, and long-term incentive compensation. The Committee reviewed and quantified all components of our NEOs’ compensation, including salary, annual cash incentives, and non-equity and equity long-term incentive compensation, the current value of outstanding non-equity and equity awards, and the incremental cost to the Company of all perquisites and other benefits for 2019, and determined that such officers’ total compensation in the aggregate is reasonable and not excessive.

Salaries

Our philosophy is that base salaries, which provide fixed compensation, should meet the objective of attracting and retaining the executive officers needed to manage our business successfully. The actual salaries of our NEOs are based on their individual levels of responsibility and the Committee’s general knowledge of the competitive compensation levels in the energy and marine industries. The Committee has not recommended base salary increases since 2014, and effective May 1, 2018, the Board, following the Committee and management’s recommendation, approved a 5% reduction in the salaries of our NEOs serving at the time. Mr. Heo joined the Company effective November 14, 2019, with an annual base salary of $487,000, which was consistent with the annual base salary of Mr. Meche, our former Chief Executive Officer, plus an additional $12,000 in lieu of an annual automobile allowance. Similarly, in early 2020, the Committee approved increases to the base salaries of Messrs. Stockton and Vaccari solely to include the amounts payable under their annual automobile allowances, which were subsequently eliminated.

Annual Cash Incentives

The Company maintains an annual cash incentive program to reward selected executive officers and other key employees for their contributions based on achievement of certain annual performance objectives. Consistent with prior year programs, in 2019 the Committee recommended and the Board approved, the performance measures and targets applicable to the annual cash incentive program for 2019, which included performance objectives and defined targets related specifically to (i) financial performance (EBITDA and Free Cash Flow (“FCF”)), and (ii) Safety (Lost Time Incident Rate (“LTIR”) and Total Recordable Incident Rate (“TRIR”)), and also included a 10% subjective component.

The Committee believes that these are appropriate measures on which to base our annual cash incentives because they are directly tied to management’s success in increasing profitability and will drive our executives to improve operational execution, efficiencies and profitability. The Committee continually monitors the measures and targets to assure their competitiveness and that the targets are consistent with the compensation strategy for incentive compensation and for total compensation without encouraging excessive risk-taking. With respect to the EBITDA and FCF targets for 2019, the Committee recommended targets that were consistent with the Company’s annual business plan.

The table below summarizes the 2019 performance measures and targets established by the Board, and the determination of annual cash incentives paid for 2019 performance to all of our NEOs:

2019 Annual Program Structure and Results

Performance Measure	Weighting	Threshold Performance	Target Performance	Maximum Performance	Actual Performance	Percent of Target Achieved
EBITDA (1)	50.0%	$1,000,000	$5,000,000	$10,000,000	$(40,457,120)	0%
Free Cash Flow (2)	20.0%	$(18,000,000)	$(13,000,000)	$–	$ (21,717,815)	0%
LTIR	10.0%	0.16	0.08	0.0	0.07	115.6%
TRIR	10.0%	1.19	0.80	0.40	1.01	72.7%
Subjective Component	10.0%	n/a	n/a	n/a	(3)	(3)

(1)	EBITDA is a non-GAAP measure. Our calculation of EBITDA for purposes of determining our actual EBITDA performance is detailed below.

2019
Operating loss	$(50,020,988)
Add: depreciation and amortization	9,563,868
EBITDA	$(40,457,120)

(2)

Free Cash Flow is a non-GAAP measure and is calculated as EBITDA adjusted for the effect of changes in working capital, where working capital is contracts receivable, contract assets and inventory less accounts payable and contract liabilities. Our calculation of FCF for purposes of determining our actual FCF performance is detailed below:

2019
EBITDA	$(40,457,120)
Add: changes in working capital	18,739,305
Free Cash Flow	$(21,717,815)

(3)	No amounts were awarded for 2019 under the subjective component.

Under the 2019 annual cash incentive program, each executive, other than Mr. Heo who did not participate in the program, has a target annual incentive (expressed as a percent of base salary), with a threshold equal to 50% of target and a maximum equal to 200% of target. If actual results fall between performance levels, payouts are determined by using straight-line interpolation. Notwithstanding the Company's performance, the Committee retains the right to reduce or eliminate the payout amounts.

The actual annual cash incentive payouts for our NEOs as compared to their target payouts for 2019 were as follows:

Named Executive Officer	Base Salary	Target Annual Cash Incentive (% of base salary)	Target Annual Cash Incentive	Earned Incentive (% of target) - see table above	Earned Incentive
Mr. Meche	$475,000	100%	$475,000	18.83	$89,424
Mr. Stockton	330,000	80%	264,000	18.83	49,701
Mr. Vaccari	325,000	65%	211,250	18.83	39,770

Long-term Incentive Awards

New Design for 2019 Program Awards

In May 2019, the Board, following the recommendation of the Committee, approved a new LTIP design for the Company’s executive officers. Under our previous LTIP design, our executive officers received a combination of (i) time-based restricted stock units (“RSUs”), which vested in equal annual installments over a three-year period, and (ii) long-term performance awards, denominated in cash, which vested after a three-year performance period based on the Company’s TSR relative to a group of peer companies. In support of the Company’s focus on improving financial results, the Board replaced the TSR metric with annual consolidated net income targets for the 2019 program. Under the 2019 program, one-third of the 2019 LTIP award will be earned each year in the performance period, provided the applicable income target for the year is achieved, or will be forfeited if the applicable target is not achieved. Unlike our prior LTIP awards, the 2019 LTIP awards do not provide for a payout in excess of the target value based on performance. In addition, the Board eliminated the time-based RSU component of the LTIP, thereby reducing the overall compensation received by the executives and resulting in a program based solely on performance during the three-year period beginning January 1, 2019 and ending December 31, 2021.

The table below illustrates the reduction in target LTIP value from 2018 to 2019 for our NEOs who participated in both programs:

NEO	2018 Total Target LTIP Award Value	2019 Total Target LTIP Award Value	Reduction in Target LTIP Award Value
Mr. Meche	$2,000,000	$ 1,000,000	$(1,000,000)
Mr. Vaccari	475,000	350,000	(125,000)

Since 2016, given the low trading price of our common stock, and to limit the dilutive effects to the Company and its shareholders of equity-based awards, the Committee has recommended that the performance-based component of the program be a cash award instead of a traditional equity award.

Mr. Heo did not participate in the 2019 LTIP, but received 100,000 RSUs in connection with joining the Company as Chief Executive Officer in November 2019. In addition, for Mr. Stockton, who joined the Company in September 2018, the Committee considered his recent affiliation with the Company and resulting limited equity holdings. As a result, the Committee recommended and the Board approved a special award of 41,371 RSUs in May 2019 outside of the LTIP, providing Mr. Stockton with an equity interest in the Company comparable to that held by longer-tenured executives.

Settlement of Performance Awards

In March 2020, the Committee certified the results of the performance awards with performance periods ending in 2019, as follows:

•

2017 Awards: The 2017 LTIP performance awards had a three-year performance period ending December 31, 2019 and payout was based on the Company’s TSR compared to the TSR of the Simmons TSR Peer Group (see page 27) for information about the companies in the Simmons TSR Peer Group applicable to the 2017 performance awards). The executives could earn between 0% and 150% of the target performance award based on the Company’s TSR percentile compared to the peer companies, with the payout subject to a 50% reduction if the Company’s TSR was negative. Our TSR as of the end of the performance period ranked below the threshold performance target, and accordingly, the 2017 award was not earned and was forfeited.

•

2019 Awards: The performance period with respect to one-third of the 2019 LTIP performance awards ended on December 31, 2019, with payout of the award based on the Company achieving consolidated net income of $2.5 million for 2019. The Company’s consolidated net loss for 2019 was $49.4 million, falling below the 2019 target, and accordingly, one-third of the 2019 award was not earned and was forfeited.

The 2018 LTIP performance awards, which are also based on the Company’s TSR compared to the TSR of the Simmons TSR Peer Group, have a three-year performance period ending December 31, 2020.

Perquisites. We also provide very limited perquisites and personal benefits to certain of our NEOs, consisting of automobile related expenses and disability benefits. As noted above, in early 2020 the Committee eliminated annual automobile allowances, and increased the base salary of each NEO receiving the benefit to include such amount.

Post-Employment Compensation. We maintain a retirement plan qualified under Section 401(k) of the Internal Revenue Code that is available to all qualified employees. Our NEOs participate in this retirement plan under the same terms as all eligible employees. In addition, we have change of control agreements with our Chief Executive Officer and Chief Financial Officer. We believe that severance protections, when provided in the context of a change of control transaction, can play a valuable role in attracting and retaining key executives. The occurrence, or potential occurrence, of a change of control transaction can create uncertainty regarding the continued employment of these executive officers. This uncertainty occurs because many change of control transactions result in significant organizational changes, particularly at the senior executive level. In order to encourage our executive officers to remain employed with the Company during a critical time when their prospects for continued employment following the transaction are often uncertain, we have elected to provide severance benefits if their employment is terminated by the Company without cause or, in limited circumstances, by the executive for good reason in connection with a change of control. Because we believe that a termination by the executive for good reason may be conceptually the same as a termination by the Company without cause, and because we believe that in the context of a change of control, potential acquirers would otherwise have an incentive to constructively terminate the executive’s employment to avoid paying severance, we believe it is appropriate to provide severance benefits in these circumstances. We do not provide excise tax gross-up protections in our change of control arrangements.

We do not believe that our executive officers should be entitled to receive cash severance benefits merely because a change of control transaction occurs. The payment of cash severance benefits is only triggered by an actual or constructive termination of employment within 18 months following a change of control (i.e., a “double trigger”). In addition, accelerated vesting of long-term incentive awards in connection with a change of control is only triggered by an actual or constructive termination of employment following a change of control. This treatment of the equity and performance awards in connection with a change of control applies to all award recipients, not just our NEOs. In addition, performance awards granted to our executive officers are converted to time-based awards at their targeted values immediately upon a change of control.

The benefits provided to our NEOs in connection with a termination following a change of control are described below under “Potential Payments upon Termination or Change of Control.”

Executive Compensation Processes and Policies

Committee Processes and Role of Advisors

The Committee typically meets following the end of each calendar year to review the performance of the Company and its executives. At this meeting, all compensation recommendations are made, including recommendations regarding adjustments to the annual base salaries of the executive officers, if any, as well as determination of payouts under our annual and long-term incentive programs for completed years and establishment of performance measures and targets for the current year's programs. The Committee has not delegated authority to any officer to grant equity awards. The Board of Directors typically makes compensation decisions based on the Committee’s recommendations at a separate meeting of the Board of Directors following the Committee meeting.

The Committee engages an independent compensation consultant as it deems necessary to review and evaluate our compensation practices and policies. During 2018, which was the last time the Committee engaged a consultant, Aon Hewitt provided various executive compensation services to our Committee, including advising our Committee on our annual and long-term incentive programs, selection of an appropriate peer group, evolving industry practices and providing market information and analysis regarding the competitiveness of our program design. Consistent with our Committee’s policy, no compensation consultant providing services to the Committee provides any services to the Company’s management. As required by SEC rules, the Committee assessed the independence of Aon Hewitt and concluded that Aon Hewitt’s work did not raise any conflicts of interest.

Our Chief Executive Officer attends the Committee’s meetings, assists in the Committee’s evaluation of Company and executive officer performance (other than himself), and recommends the specific elements and amounts of compensation to be paid to the executive officers. Our Chief Executive Officer is not present or otherwise involved when the Committee reviews his performance and develops recommendations regarding his compensation.

Peer Comparisons

For purposes of measuring the Company’s TSR, which is used by the Committee to calculate the payout for our long-term performance awards granted in 2017 and 2018, the Committee uses the Simmons & Company Offshore Construction Services & Infrastructure Group (the “Simmons TSR Group”). While we do not necessarily compete for executive talent with each of the companies within the Simmons TSR Group, the Simmons TSR Group provides the Committee with an independently selected group of public companies from the offshore construction services industry against which to measure TSR performance.

As of December 31, 2019, the following companies were included in the Simmons TSR Group:

Simmons TSR Group
Helix Energy Solutions Group, Inc.	Prosafe SE
McDermott International Inc.	Saipem SpA
MODEC, Inc.	SBM Offshore N.V.
Oceaneering International, Inc.	Subsea 7 SA

Stock Ownership Guidelines and Retention Requirements for Officers

Our Board has adopted stock ownership guidelines for directors, executive officers and other key employees that are included in our Corporate Governance Guidelines, which are posted on our website, www.gulfisland.com, under the “Investors” caption. Executive officers are required to hold Company common stock (including 50% of any unvested restricted stock or RSUs in an amount equal to 2.0 times base salary for our Chief Executive Officer and 1.25 times base salary for our other executive officers. Officers are expected to reach this level of holdings on or prior to the later of April 30, 2021, or the five-year anniversary of the date they first became subject to the stock ownership guidelines. Given that our current executive officers did not become subject to the guidelines until 2018 (Mr. Stockton) or 2019 (Messrs. Heo and Vaccari), they are not required to comply with the guidelines until 2023 and 2024, respectively.

To the extent any executive officer or other key employee subject to the stock ownership requirements fails to satisfy this requirement at any time as a result of a decline in the price of the Company’s common stock, such officer is prohibited from selling any shares until such time as he or she regains compliance with the stock ownership requirements.

Clawback Policy

Beginning with the long-term incentive program awards in 2015, the Company included a clawback provision in all of its award agreements enabling the Company to recover a portion or all of the annual and/or long-term incentive compensation granted to an executive or other key employee if the officer or other key employee engaged in grossly negligent or intentional misconduct that (i) required the Company to restate its financial statements and/or (ii) resulted in an increase in the amount of incentive compensation that would otherwise be payable to such individual. Additionally, all of our award agreements provide that they are subject to any clawback policies the Company may adopt in the future in order to comply with Section 954 of the Dodd-Frank Wall Street Reform and Consumer Protection Act.

Compensation Committee Report

The Compensation Committee has reviewed and discussed the Compensation Discussion and Analysis required by Item 402(b) of Regulation S-K with management, and based on such review and discussions, the Compensation Committee recommended to our Board that the Compensation Discussion and Analysis be included in this proxy statement.

Submitted by the Committee on March 3, 2020.

William E. Chiles

Robert M. Averick

Murray W. Burns

Christopher M. Harding

Michael J. Keefe

John P. (Jack) Laborde

Cheryl D. Richard

Executive Compensation Tables

The table below summarizes the total compensation paid to or earned by our NEOs. The amounts represented in the “Stock Awards” column reflect the estimated fair value of the equity and performance awards on the grant date and do not necessarily reflect the income that will ultimately be realized by our NEOs for these awards.

Summary Compensation Table

Name and Principal Position	Year	Salary	Bonus (1)	Stock Awards (2)	Non-Equity Incentive Plan Compensation (3)	All Other Compensation (4)	Total
Richard W. Heo (5) – President and Chief Executive Officer	2019	$64,155	$60,875	$439,000	$–	$36,850	$600,880

Kirk J. Meche (6) – Former President and Chief Executive Officer	2019	475,000	–	–	89,424	1,016,302	1,580,726
	2018	483,359	–	1,520,200	103,439	12,512	2,119,510
	2017	500,000	–	1,539,995	125,000	33,975	2,198,970
Westley S. Stockton – Executive Vice President, Chief Financial Officer, Treasurer and Secretary	2019	330,000	–	349,999	49,701	12,628	742,328
	2018	100,061	80,049	472,500	–	3,595	656,205
Christian G. Vaccari – Senior Vice President, Shipyard Division	2019	325,000	–	–	39,770	6,578	371,348

________________

(1)

Given that Mr. Heo joined the Company on November 14, 2019, he did not participate in the Company’s 2019 annual cash incentive program applicable to the other NEOs. His annual incentive award for 2019 was determined based on his target award under the program for 2020 (100% of his annual base salary), prorated for his time served during 2019.

(2)

Amounts shown reflect the aggregate grant date fair value of RSUs granted during 2019. The RSU amounts reported in the table reflect the aggregate grant date fair value of the awards, computed in accordance with Financial Accounting Standards Board Accounting Standards Codification (ASC) Topic 718. The grant date fair value of the RSUs was determined based on the closing price of our common stock on the grant date.

(3)

Awards reflect (a) a 18.83% payout of the target awards under our annual cash incentive program for 2019, and (b) no payout under the first tranche of the 2019 performance awards. See the Grants of Plan-Based Awards table below, “Annual Cash Incentives” beginning on page 24 and “Long-term Incentive Awards” beginning on page 25 for additional information regarding the structure and payout opportunities under our annual cash incentive program and long-term performance awards.

(4)

For 2019, includes (i) automobile allowances, (ii) premium payments under a long-term disability insurance plan, which premium payments are attributable to benefits in excess of those benefits provided generally for other employees, (iii) for Mr. Meche, separation benefits, including severance payments and amounts due for accrued but unused vacation time, and (iv) for Mr. Heo, fees received for consulting services before he joined the Company in November 2019 as an employee. A summary of all other compensation for 2019 is set forth below:

Name	Automobile Allowance	Disability Insurance Premiums	Severance Payments	Consulting Payments	Total
Mr. Heo	$ n/a	$ n/a	$ n/a	$36,850	$36,850
Mr. Meche	12,000	628	1,003,674	n/a	1,016,302
Mr. Stockton	12,000	628	n/a	n/a	12,628
Mr. Vaccari	5,950	628	n/a	n/a	6,578
(5)	Mr. Heo joined the Company as President and Chief Executive Officer on November 14, 2019.
(6)	Mr. Meche stepped down as President and Chief Executive Officer of the Company, effective November 14, 2019, and retired from the Company on December 31, 2019.

Grants of Plan-Based Awards

		Estimated Future Payouts Under Non-Equity Incentive Plan Awards			All Other Stock Awards: Number of Shares of	Grant Date Fair Value of Stock and
Name	Date of Grant	Threshold ($)	Target ($)	Maximum ($)	Stock or Units (#)	Option Awards
Richard W. Heo
Annual Cash Incentive (1)	–	$ –	$ –	$ –	$ –	$ –
Restricted Stock (2)	11/14/19	–	–	–	100,000	439,000
Performance Award (3)	–	–	–	–	–	–
Kirk J. Meche
Annual Cash Incentive (1)	5/8/19	166,250	475,000	950,000	–	–
Restricted Stock (2)	–	–	–	–	–	–
Performance Award (3)	5/8/19	–	1,000,000	–	–	–
Westley S. Stockton
Annual Cash Incentive (1)	5/8/19	92,400	264,000	528,000	–	–
Restricted Stock (2)	5/8/19	–	–	–	41,371	349,999
Performance Award (3)	5/8/19	–	500,000	–	–	–
Christian G. Vaccari
Annual Cash Incentive (1)	5/8/19	73,938	211,250	422,500	–	–
Restricted Stock (2)	–	–	–	–	–	–
Performance Award (3)	5/8/19	–	350,000	–	–	–

_______________

(1)

For 2019, under the annual cash incentive program, each executive had a target award based on a multiple of salary, with the amount to be earned based on the Company’s performance relative to EBITDA , Free Cash Flow and Safety measures, as well as a subjective component. The amounts reported represent the estimated threshold, target and maximum possible annual cash incentive payouts that could have been received by each NEO pursuant to the annual cash incentive program for 2019. The estimated amounts in the “Target” column reflect 100% of base salary for Meche, 80% of base salary for Mr. Stockton and 65% of base salary for Mr. Vaccari. The threshold amounts above represent the assumed achievement of the minimum threshold performance targets for each of the EBTIDA, Free Cash Flow and Safety measures and 0% payout for the subjective component, which would result in a payout of 35% of the target payout. The maximum amounts above represent payout of 200% of the target payout. As noted previously, Mr. Heo joined the Company in November 2019 and was not a participant in the Company’s standard annual cash incentive program. For more information, see “Annual Cash Incentives” beginning on page 24.

(2)	Represents a grant of RSUs that will vest in one-third increments on each of the first three anniversaries of the grant date.
(3)

Represents a long-term performance award which will be paid in cash based on the Company’s achievement of annual target consolidated net income goals during the three-year performance period beginning January 1, 2019 and ending December 31, 2021. For more information, see “Long-term Incentive Awards” beginning on page 25.

Outstanding Equity Awards at Fiscal Year-End

As of December 31, 2019, our NEOs had the following outstanding equity awards:

		Stock Awards (1)
Name	Date of Grant	Number of Shares or Units of Stock That Have Not Vested	Market Value of Shares or Units of Stock That Have Not Vested (2)	Vesting Schedule
Richard W. Heo	11/14/2019	100,000	$507,000	33% on November 14, 2020 and on the next two anniversaries thereof
Kirk J. Meche(3)	–	–	–	–
Westley S. Stockton	9/12/2018	33,333	168,998	50% on September 12, 2020 and on the next anniversary thereof
	5/9/2019	41,371	209,751	33% on May 8, 2020 and on the next two anniversaries thereof
Christian G.	2/22/2017	6,242	31,647	100% on February 22, 2020
Vaccari	2/21/2018	14,431	73,165	50% on February 21, 2020 and on the next anniversary thereof

_______________

(1)

In addition to the stock awards reflected in the table as of December 31, 2019, the following executives had outstanding performance awards granted in 2017 and 2018, which are denominated in and payable in cash but are considered share-based awards under ASC Topic 718 due to their payout being based on the Company’s achievement of a relative TSR performance measure after a three-year performance period:

Name	Grant Date	Performance Awards			Last Day of Performance Period
		Threshold	Target	Maximum
Mr. Meche	3/10/2017* 2/21/2018	$500,000 500,000	$1,000,000 1,000,000	$1,500,000 1,500,000	December 31, 2019 December 31, 2020
Mr. Vaccari	3/10/2017* 2/21/2018	125,000 125,000	250,000 250,000	375,000 375,000	December 31, 2019 December 31, 2020

*	In February 2020, the Committee determined that the Company did not achieve the threshold targets under the 2017 performance awards, and accordingly, the awards were forfeited.
(2)	Amounts are valued based upon the closing price of our common stock on December 31, 2019 of $5.07.
(3)

In connection with his separation from the Company on December 31, 2019, Mr. Meche’s outstanding time-vested stock awards were forfeited and he retained a pro-rata portion of his outstanding performance awards, which will pay out following the end of the applicable performance period based on the Company’s performance relative to the applicable targets.

Vested Stock

The following table sets forth certain information regarding the vesting of RSUs during 2019, for each of our NEOs.

	Stock Awards
Name	Number of Shares Acquired on Vesting	Value Realized on Vesting(1)
Richard W. Heo	–	$–
Kirk J. Meche	74,141	751,483
Westley S. Stockton	16,667	104,000
Christian G. Vaccari	20,567	208,611

_______________

(1)	Value realized on vesting is based upon the closing price of our common stock on the vesting date.

Potential Payments upon Termination or Change of Control

Change of Control Agreement—Mr. Heo. In November 2019, we entered into a change of control agreement with Mr. Heo. This agreement entitles Mr. Heo to receive additional benefits in the event of the termination of his employment under certain circumstances following a change of control. The agreement provides that if, during the 18-month period following a change of control, the Company or its successor terminates Mr. Heo other than by reason of death, disability or cause, or Mr. Heo voluntarily terminates his employment for good reason, the executive will receive:

•	any accrued but unpaid salary and a pro-rata bonus (as defined below) for the year in which he was terminated;
•

a lump-sum cash payment equal to 1.5 times the sum of (a) Mr. Heo’s base salary in effect at the time of termination and (b) the greater of the highest annual bonus awarded to Mr. Heo during the three fiscal years immediately preceding the termination date or his target annual bonus for the year of termination (given that Mr. Heo has not been with the Company for a full three fiscal years as of the date of the change of control agreement with Mr. Heo); and

•

continuation of insurance and welfare benefits until the earlier of (a) December 31 of the first calendar year following the calendar year of the termination or (b) the date Mr. Heo accepts new employment.

Change of Control Agreement—Mr. Stockton. In December 2018, we entered into a change of control agreement with Mr. Stockton. This agreement entitles Mr. Stockton to receive additional benefits in the event of the termination of his employment under certain circumstances following a change of control. The agreement provides that if, during the 18-month period following a change of control, the Company or its successor terminates Mr. Stockton other than by reason of death, disability or cause, or Mr. Stockton voluntarily terminates his employment for good reason, the executive will receive:

•	any accrued but unpaid salary and a pro-rata bonus (as defined below) for the year in which he was terminated;
•

a lump-sum cash payment equal to 1.5 times the sum of (a) Mr. Stockton’s base salary in effect at the time of termination and (b) the greater of the highest annual bonus awarded to Mr. Stockton during the three fiscal years immediately preceding the termination date or his target annual bonus for the year of termination (given that Mr. Stockton has not been with the Company for a full three fiscal years as of the date of the change of control agreement with  Mr. Stockton); and

•

continuation of insurance and welfare benefits until the earlier of (a) December 31 of the first calendar year following the calendar year of the termination or (b) the date Mr. Stockton accepts new employment.

For purposes of the agreements, a “change of control” will generally have occurred upon:

•	the acquisition by any person of beneficial ownership of 30% or more of the outstanding shares of the Company’s common stock;
•

our incumbent board of directors and individuals whose election or nomination to serve on our board was approved by at least two-thirds of our board and not related to a proxy contest ceasing for any reason to constitute at least a majority of our board;

•	the consummation of a reorganization, merger or consolidation, or sale or other disposition of all or substantially all of the assets of the Company; or
•	approval by the Company’s shareholders of a complete liquidation or dissolution of the Company.

No Excise Tax Gross-Ups. We do not provide excise tax gross-up protections in any of our change of control arrangements with our executive officers. If any part of the payments or benefits received by the executive in connection with a termination following a change of control constitutes an excess parachute payment under Section 4999 of the Internal Revenue Code, the executive will receive the greater of (1) the amount of such payments and benefits reduced so that none of the amount constitutes an excess parachute payment, net of income taxes, or (2) the amount of such payments and benefits, net of income taxes and net of excise taxes under Section 4999 of the Internal Revenue Code.

Award Agreements under the Long Term Incentive Program. The terms of our outstanding awards under our long-term incentive program (which include RSUs and performance awards) generally provide that the subject award will be forfeited if the award recipient terminates employment prior to the vesting of the award, except under certain limited circumstances described below. In addition, a change of control alone will not automatically result in an acceleration of the vesting of outstanding awards (as discussed above).

The following summarizes the effect of a termination of employment under certain scenarios on the outstanding long-term incentives held by our NEOs, other than Mr. Meche, who separated from the Company on December 31, 2019 and whose separation benefits are described separately below:

•

Restricted Stock Units – Except in the context of a change of control, upon a recipient’s termination for any reason, all outstanding unvested RSUs will be forfeited. In connection with a change of control, the RSUs will vest in full if the recipient is terminated by the Company without cause or terminates with good reason within one year following the change of control.

•

Performance Awards – Unless otherwise noted below, termination of employment results in forfeiture of the performance awards. Upon a recipient’s termination of employment due to death, disability, retirement or by the Company without cause, a pro rata portion of the award (reflecting the portion of the applicable performance period before termination) will not be forfeited nor accelerate, but will remain outstanding and vest following the end of the performance period, provided the applicable performance condition is met. In the event of a change of control, outstanding performance awards will convert into a time-based cash award at the target level, which will vest on the earlier of the last day of the applicable performance period or the date the recipient is terminated without cause or terminates for good reason.

The following table quantifies the potential payments to our current NEOs under the contracts, arrangements or plans discussed above, in connection with a termination of employment by the Company without cause or by the NEO with good reason following a change of control, assuming a December 31, 2019, termination date, and where applicable, using the closing price of our common stock of $5.07 (as of December 31, 2019). The table above does not include amounts that may be payable under our 401(k) plan.

Name	Pro-Rata Bonus	Severance Payment	Performance Awards (1)	RSUs (Unvested and Accelerated)	Welfare Benefits	Total (2)
Richard W. Heo	$ –	$ 730,500	$ –	$ 507,000	$ – (4)	$ 1,237,500
Westley S. Stockton (3)	264,000	891,000	500,000	378,749	13,052	2,046,801
Christian G. Vaccari	–	–	850,000	104,812	–	954,812

________________

(1)	The performance awards convert to time-based awards at the target values.
(2)

As discussed in the narrative preceding the table, pursuant to the terms of the executive’s change of control agreement, the total payments may be subject to reduction if such payments result in the imposition of an excise tax under Section 280G of the Internal Revenue Code.

(3)	In addition, Mr. Stockton would receive the pro-rata bonus in connection with a termination due to death, disability or retirement following a change of control.
(4)	Mr. Heo was not eligible to receive insurance and welfare benefits until 2020.

Separation Agreement with Mr. Meche. Mr. Meche stepped down as President and Chief Executive Officer of the Company, effective November 14, 2019, and retired from the Company on December 31, 2019.  On October 18, 2019, Mr. Meche and the Company entered into a Separation and Transition Agreement (the “Separation Agreement”) to provide for the orderly transition of Mr. Meche’s responsibilities. Pursuant to the terms of the Separation Agreement, upon his termination of employment and execution of a waiver and release in favor of the Company, Mr. Meche received the following separation benefits: (a) a severance payment in the aggregate amount of $958,000, $468,000 of which was paid following the effectiveness of his waiver and release of claims and the remainder of which will be paid out over the 12 months following his termination date, (b) payment of accrued but unused vacation ($45,674), (c) continued eligibility to receive an annual cash incentive for fiscal year 2019, based on actual achievement of the applicable performance metrics, and (d) retention of a pro-rata portion of outstanding long-term performance awards granted to Mr. Meche during 2017, 2018 and 2019, based on actual achievement of the applicable performance metrics.  Mr. Meche has agreed to restrictions on competition and solicitation of customers and employees for the one-year period following his termination date, and has also agreed to customary restrictive covenants related to confidential information, Company property, and non-disparagement.

Pay Ratio

The following is a reasonable estimate, prepared under applicable SEC rules, of the ratio of the annual total compensation of Mr. Heo, our chief executive officer, to the median of the annual total compensation of our other employees. We determined our median employee based on gross taxable wages for 2019 (annualized in the case of full- and part-time employees who joined the Company during 2019) of each of our 914 employees (excluding the Chief Executive Officer) as of December 31, 2019. The annual total compensation of our median employee for 2019 was approximately $73,000. Because Mr. Heo did not serve as our Chief Executive Officer for the full fiscal year, we have elected to annualize Mr. Heo’s compensation for the period he has served as Chief Executive Officer in order to determine his annual total compensation, in accordance with Item 402(u) of Regulation S-K. Mr. Heo’s annual total compensation for fiscal 2019, as annualized, was approximately $1,449,850. Based on the foregoing, our estimate of the ratio of the annual total compensation of our CEO to the median of the annual total compensation of all other employees was approximately 20 to 1. Given the different methodologies that various public companies will use to determine an estimate of their pay ratio, the estimated ratio reported above should not be used as a basis for comparison between companies.

PROPOSAL 3: ADVISORY VOTE ON THE COMPENSATION OF OUR NAMED EXECUTIVE OFFICERS

We are required to provide our shareholders with the opportunity to vote to approve, on a non-binding, advisory basis, the compensation of our NEOs as disclosed in this proxy statement in accordance with Section 14A of the Exchange Act and the rules of the SEC (commonly referred to as a “say-on-pay” vote). This vote is not intended to address any specific item of compensation but rather the overall compensation of our NEOs and our compensation philosophy and practices as disclosed under the “Executive Compensation” section of this proxy statement. This disclosure includes the “Compensation Discussion and Analysis” and the executive compensation tables and accompanying narrative disclosures.

At last year’s annual meeting, we provided our shareholders with the opportunity to cast a non-binding advisory vote regarding the compensation of our NEOs as disclosed in our proxy statement for the 2019 annual meeting of shareholders. Our shareholders approved the say-on-pay proposal, with more than 87% of the total votes cast voted for the proposal. This year we are again asking our shareholders to vote on the following resolution:

RESOLVED, that the shareholders of Gulf Island Fabrication, Inc. (the “Company”) approve, on an advisory basis, the compensation of the Company’s named executive officers as disclosed in the proxy statement for the Company’s 2020 annual meeting of shareholders pursuant to Item 402 of Regulation S-K of the rules of the Securities and Exchange Commission.

We understand that executive compensation is an important matter for our shareholders. Our core executive compensation philosophy and practice continue to be based on pay for performance, and we believe that our compensation program is strongly aligned with the long-term interests of our shareholders. In considering how to vote on this proposal, we encourage you to review all the relevant information in this proxy statement—our “Compensation Discussion and Analysis” (including its “Executive Summary”), the executive compensation tables, and the rest of the narrative disclosures regarding our executive compensation program.

While this advisory vote is not binding, our Board and the Compensation Committee value the opinions of our shareholders and will consider the outcome of the vote when making future compensation decisions for our NEOs. Following the recommendation of our shareholders at our 2017 annual meeting, we will hold a say-on-pay vote at each annual meeting until the next required vote of our shareholders regarding the frequency of say-on-pay. As such, it is expected that the next say-on-pay vote will occur at our 2021 annual meeting. We invite shareholders who wish to communicate with our Board on executive compensation or any other matters to contact us as provided under “Corporate Governance; Our Board of Directors and Its Committees—Communications with our Board and Shareholder Engagement.”

Approval of this proposal requires the affirmative vote of at least a majority of the votes cast at the 2020 annual meeting (meaning the number of shares voted “for” the proposal must exceed the number of shares voted “against” the proposal). For additional information regarding the vote required and the treatment of abstentions and broker non-votes, see “Questions and Answers about the 2020 Annual Meeting and Voting.”

Our Board unanimously recommends that you vote “FOR” the approval of the compensation of our named executive officers as disclosed in this proxy statement.

PROPOSAL 4: APPROVAL OF AMENDED AND RESTATED 2015 STOCK INCENTIVE PLAN

Following the recommendation of our Compensation Committee, our Board unanimously approved, and recommends that our shareholders adopt, the amended and restated 2015 stock incentive plan (“the Plan”), which is summarized below and attached as Annex B to this proxy statement. Because this is a summary, it does not contain all of the information that may be important to you. You should read Annex B carefully before you decide how to vote.

Background

The Company believes that the adoption of the Plan is essential to our success. The Plan will allow the Company to grant annual stock-based compensation as a part of a competitive overall compensation program. Equity-based awards are a critical component of our program going forward, allowing us to attract, retain and motivate critical talent, and align our employees’ interests with those of our shareholders. Our ability to deliver competitive pay without stock-based compensation would require the continued replacement of equity awards with cash-based long-term awards that may not necessarily align employee interests with those of our shareholders as effectively as stock-based awards. Additionally, continuing to replace equity with cash would increase cash compensation expense and divert cash that could otherwise be reinvested in the business.

Our Current Plans Have Insufficient Shares Available For Grant

After the grant of awards in March 2020 and the planned grant of additional awards for new hires during 2020, there are approximately 31,000 shares remaining available for future grant under our current plans. As such, we will not have sufficient shares available to make long-term incentive grants to our executive officers, key employees and non-employee directors beginning in 2021.  While the Company could increase cash compensation if it is unable to grant equity incentives, continuing to replace equity awards with cash awards would not only misalign our executive and shareholder interests, it would also increase cash compensation expense and divert cash that could otherwise be reinvested in our business.

Summary of Material Revisions to the Plan

As compared to the original 2015 stock incentive plan, the proposed Plan includes the following material changes:

•	increases the authorized shares under the Plan by 1,500,000 from 1,000,000 to 2,500,000;
•	increases the number of shares that may be granted under the Plan to a single individual, other than a non-employee director, from 200,000 to 250,000;
•	increases the number of shares that may be granted without compliance with minimum vesting requirement to 125,000, which is 5% of the new shares available under the Plan;
•	extends the term of the Plan from April 23, 2025 to May 22, 2030; and
•	includes a requirement that awards under the Plan include clawback provisions.

We have a History of Prudent Use of Shares

In determining to adopt the Plan, we considered the following:

•	Share Reserve. The board has approved the reservation of an additional 1,500,000 shares under the Plan.
•	Burn Rate. The following table provides data on our annual share usage under our current stock incentive plans for the last three full fiscal years and 2020 to date.

Year Fiscal	Employee RSUs	Director RSUs	Total Awards Granted	Shares Outstanding	Annual Burn Rate(1)
2017	326,249	56,872	383,121	14,910,000	2.6%
2018	377,027	63,158	440,185	15,090,000	2.9%
2019	170,936	–	170,936	15,263,000	1.1%
2020	470,004	–	470,004	15,290,417	3.6%
Average Four-Year Burn Rate					2.6%

_______________

(1)

Annual equity burn rate is calculated by dividing (i) the number of shares subject to equity awards granted during the year by (ii) the number of shares outstanding at the end of the applicable year (or, with respect to fiscal year 2020, as of March 19, 2020).  For 2020, the annual burn rate calculation includes shares subject to equity awards granted and expected to be granted during 2020.

•

Expected Duration of the Plan. The Company expects the share reserve under the Plan to provide the Company with enough shares for awards for approximately three years, assuming the Company continues to grant awards consistent with its 2020 grant practices as reflected in the table above, and noting that future circumstances may require the Company to change its current equity grant practices. As the Company cannot predict its future equity grant practices with any degree of certainty at this time, the share reserve under the Plan could last for a shorter or longer time.

•

Dilution. In calendar years 2017, 2018 and 2019, the end of year overhang rate (calculated by dividing (1) the sum of the number of shares issuable pursuant to equity awards outstanding at the end of the calendar year plus shares remaining available for issuance for future awards at the end of the calendar year by (2) the sum of the number of shares outstanding at the end of the calendar year plus the sum of (1) above) was 7.9%, 6.5% and 5.6%, respectively. Upon adoption of the Plan, the Company expects its overhang to be approximately 13.1%.

In light of the factors described above, the Board has determined that the size of the share reserve under the Plan is reasonable and appropriate at this time.

Equity Compensation Best Practices Reflected in the Plan

The Plan has a number of provisions that the Company believes are consistent with best practices in equity compensation, protect shareholder interests and promote effective corporate governance, including the following:

•

Shareholder Approval is Required for Additional Shares and Other Material Amendments. The Plan does not contain an annual “evergreen” provision. The Plan authorizes a limited number of shares, and shareholder approval is required to increase the maximum number of shares of common stock that may be issued under the Plan. In addition, other material amendments to the Plan require shareholder approval.

•

No Discount Stock Options or Stock Appreciation Rights. All stock options and stock appreciation rights (“SARs”) will have an exercise price equal to or greater than the fair market value of the Company’s common stock on the date the stock option or SAR is granted; although discount stock options and SARs may be granted in the event such awards are assumed or substituted in connection with certain corporate transactions. For purposes of equity awards, the Company generally defines fair market value as the closing sale price of a share of our common stock on the stock exchange or national market system on which our common stock is listed on such date or, if no sale occurred on the date in question, the closing sale price for a share of our common stock on the last preceding date for which such quotation exists. The closing sale price for a share of our common stock on the NASDAQ, on March 19, 2020 was $3.10.

•	Administration by Independent Directors. Awards under the Plan are administered by the Compensation Committee, which is an independent committee of our Board.
•	No Automatic Single-Trigger Vesting of Awards. The Plan does not provide for automatic “single-trigger” accelerated vesting upon a change of control.
•

Limitations on Dividend Payments. Dividends and dividend equivalents may be paid on awards subject to performance vesting conditions only to the extent such conditions are met. Further, participants holding stock option or SARs do not receive dividend equivalents for any period prior to the exercise of the award.

•

Limitations on Grants. Individual limits on awards granted to any participant pursuant to the Plan during any calendar year apply as follows: (i) except for outside directors, a maximum of 250,000 shares of common stock may be subject to awards granted to a participant; (ii) with respect to outside directors, a maximum of 25,000 shares of common stock may be subject to awards; and (iii) a maximum of $3,000,000 for other stock-based awards valued in dollars may be granted to a participant. The share amounts may be adjusted to take into account equity restructurings and certain other corporate transactions as described below.

•

No Repricing of Awards. Stock options and SARs may not be repriced, replaced or regranted through cancellation or modification without shareholder approval if the effect would be to reduce the exercise price for the shares under the award.

•	No Tax Gross-Ups. The Plan does not provide for any tax gross-ups.
•

No Liberal Share Counting. The Plan prohibits the recycling of shares tendered or withheld for value (specifically, shares tendered in payment of the exercise price of a stock option, shares covered by, but not issued in settlement of, stock-settled SARs, shares delivered or withheld to satisfy a tax withholding obligation, or shares repurchased on the open market with option proceeds).

•

Minimum Vesting Conditions. All awards are subject to a minimum three-year vesting requirement, except that (i) up to 125,000 shares (5% of the shares available under the Plan) may be granted without compliance with this minimum vesting condition, and (ii) for awards subject to performance vesting conditions, a one-year vesting period is permitted.

•

Clawback of Awards. All awards (including any proceeds, gains or other economic benefit the participant actually or constructively receives upon receipt or exercise of any award or the receipt or resale of any shares underlying the award) will be subject to the Company’s clawback policy implemented to comply with applicable laws, including any clawback policy adopted to comply with the Dodd-Frank Wall Street Reform and Consumer Protection Act and any rules or regulations promulgated thereunder, as set forth in such a clawback policy or the award agreement.

Other Company policies that help align the interests of our directors and executive officers with those of our shareholders include our policies that prohibit our directors and executive officers from hedging our common stock, and our minimum stock ownership guidelines for our directors and executive officers. See “Corporate Governance; Our Board of Directors and Its Committees – Director and Executive Officer Stock Ownership Guidelines” and “Executive Compensation – Compensation Discussion and Analysis.”

Summary of the Amended and Restated 2015 Stock Incentive Plan

Administration. The Compensation Committee of our Board will have plenary authority to administer the Plan and has authority to make awards under the Plan and to set the terms of the awards, including but not limited to the to (i) determine the persons to whom awards will be granted and the time at which such awards will be granted; (ii) determine the terms, provisions, and conditions of awards (including, if applicable, the number of shares of common stock covered by an award), which need not be identical and need not match any default terms set forth in the Plan, and amend or modify any outstanding awards; (iii) correct any defect, supply any omission, or reconcile any inconsistency in the Plan or any award in the manner and to the extent it deems necessary or desirable to further the Plan’s objectives; (iv) establish, amend, and rescind any rules or regulations relating to the administration of the Plan that it determines to be appropriate; (v) resolve all questions of interpretation or application of the Plan or awards granted under the Plan; and (vi) make any other determination that it believes necessary or advisable for the proper administration of the Plan.

References herein to the “Committee” in this proposal refer to the Compensation Committee. Subject to the limitations specified in the Plan, the Committee may delegate its authority to appropriate officers of the Company with respect to grants to employees or consultants who are not subject to Section 16 of the Securities Exchange Act of 1934 (the “Exchange Act”).

Eligible Participants. Key employees, officers and directors of the Company and persons providing services as consultants or advisors to the Company shall become eligible to receive awards under the Plan when designated by the Committee. We currently have five executive officers and nine non-management directors eligible to receive awards under the Plan. In addition, we anticipate that approximately 35 other employees will be eligible to receive awards under the Plan, all of whom have received previous awards under our long-term incentive plans.

Awards. Awards under the Plan may be granted in any one or a combination of the following forms:

•	for officers and employees only, incentive stock options (“ISOs”) under Section 422 of the Internal Revenue Code of 1986, as amended (the “Code”);
•	non-qualified stock options;
•	restricted stock;
•	restricted stock units (“RSUs”);
•	SARs; and
•	other stock-based awards.

Authorized Shares. The Plan authorizes the issuance of up to 2,500,000 shares of common stock. Shares issued under the Plan may be authorized and unissued shares or issued shares held as treasury shares.

Term of the Plan. No awards may be granted under the Plan after May 22, 2030.

Limitations and Adjustments to Shares Issuable Through the Plan. Subject to adjustment in the Plan, the following additional limitations are imposed under the Plan:

•	The maximum number of shares of common stock that may be issued upon exercise of stock options intended to qualify as ISOs shall be 2,500,000 shares.

•

The maximum number of shares of common stock (including stock options and SARs) that may be granted to any one officer, employee, consultant, or advisor during any one calendar year shall be 250,000, except that each director who is not an employee of the Company may be granted awards with respect to no more than 25,000 shares per fiscal year.

•

The maximum value of an other stock-based award that is valued in dollars rather than in shares of common stock (whether or not paid in common stock) scheduled to be paid out to any one officer, employee, consultant, or advisor during any one calendar year shall be $3,000,000.

Any shares of common stock subject to an award that is subsequently canceled, forfeited, or expires prior to exercise or realization, whether in full or in part, shall be available again for issuance or delivery under the Plan. Notwithstanding the foregoing, shares subject to an award under the Plan shall not be available again for issuance or delivery under the Plan if such shares were (i) tendered in payment of the exercise price of a stock option; (ii) covered by, but not issued upon settlement of, stock-settled SARs; (iii) delivered to, or withheld by, the Company to satisfy any tax withholding obligation, or (iv) purchased on the open market with option proceeds. If an award, by its terms, may only be settled in cash, then the grant, vesting, payout, settlement, or forfeiture of such award shall have no impact on the number of shares available for grant under the Plan.

In the event of any recapitalization, reclassification, stock dividend, stock split, combination of shares or other similar change in the common stock, the number of shares of common stock then subject to the Plan, including shares subject to outstanding awards, and any and all other limitations provided in the Plan limiting the number of shares of common stock that may be issued hereunder, shall be adjusted in proportion to the change in outstanding shares of common stock. In the event of any such adjustments, the price of any option, the base price of any SAR and the performance objectives of any award shall also be adjusted to provide participants with the same relative rights before and after such adjustment. No substitution or adjustment shall require the Company to issue a fractional share under the Plan and the substitution or adjustment shall be limited by deleting any fractional share.

Minimum Vesting Requirements. Except as otherwise provided in the Plan, all awards granted under the Plan must be made subject to a minimum three-year vesting period, with incremental vesting of portions of the award during such three-year period permitted (provided no portion of the award becomes vested or exercisable prior to the first anniversary of the grant). This minimum vesting requirement does not apply to awards with respect to 125,000 shares, representing five percent of the shares authorized under the Plan. In addition, if vesting of restricted stock, RSUs or other stock-based awards is subject to attainment of performance goals, a minimum vesting period of one-year is permitted.

Amendments to the Plan. The Board may amend or discontinue the Plan at any time; provided, however, that shareholder approval is required for any amendment that would:

•	materially increase the benefits accruing to participants;
•	materially increase the number of shares of common stock that may be issued through the Plan;
•	materially expand the classes of persons eligible to participate in the Plan;
•	expand the types of awards available for grant;
•	materially extend the term of the Plan;
•	reduce the price at which common stock may be offered through the Plan; or
•	permit the repricing of a stock option or SAR.

Types of Awards. Each of the types of awards that may be granted under the Plan is described below:

•

Stock Options. The Committee may grant non-qualified stock options or ISOs to purchase shares of our common stock. The Committee will determine the number and exercise price of the options, provided that the option exercise price may not be less than the fair market value of a share of common stock on the date of grant, except for an option granted in substitution of an outstanding award in an acquisition transaction. In addition, the Committee will determine the time or times that the options become exercisable, provided that options are subject to the minimum vesting requirement and exception described above. The term of an option will also be determined by the Committee, but may not exceed ten years from the date of the grant. ISOs will be subject to certain additional requirements necessary in order to qualify as incentive stock options under Section 422 of the Code. In addition, participants holding stock options will not be entitled to any dividend equivalent rights for any period of time prior to exercise of the stock option.

•

Stock Appreciation Rights. A SAR is a right to receive, without payment to us, a number of shares of common stock or an amount of cash determined by dividing the product of the number of shares as to which the SAR is exercised and the amount of the appreciation in each share by the fair market value of a share on the date of exercise of the right. The Committee will determine the exercise price used to measure share appreciation, provided that the exercise price may not be less than the fair market value of a share of common stock on the date of grant, except for a SAR granted in substitution of an outstanding award in an acquisition transaction. In addition, the Committee will determine whether the right may be paid in cash, shares of common stock, or a combination of the two, and the number and term of SARs, provided that the term of a SAR may not exceed ten years from the date of grant. SARs are subject to the minimum vesting requirement and exception described above. Participants holding SARs will not be entitled to any dividend equivalent rights for any period of time prior to exercise of the SAR.

•

Restricted Stock. Shares of common stock may be granted by the Committee and made subject to restrictions on sale, pledge or other transfer by the recipient for a certain restricted period. All shares of restricted stock will be subject to such restrictions as the Committee may provide in an agreement with the participant, provided that the minimum vesting requirements described above are satisfied. Subject to the restrictions provided in the agreement and the Plan, a participant receiving restricted stock shall have all of the rights of a shareholder as to such shares, including the right to receive dividends if provided for in the agreement. Notwithstanding the previous sentence, if the vesting of the shares of restricted stock is based upon the attainment of performance goals, any and all cash and stock dividends paid with respect to the shares of restricted stock will be subject to attainment of the performance goals as applicable to the underlying shares of restricted stock.

•

Restricted Stock Units. An RSU represents the right to receive from the Company on the scheduled vesting date or other specified payment date one share of common stock. All RSUs will be subject to such restrictions as the Committee may provide in an agreement with the participant, provided that the minimum vesting requirements described above are satisfied.  Subject to the restrictions provided in the agreement and the Plan, a participant receiving RSUs shall have no rights of a shareholder as to such units until such time as shares of common stock are issued to the participant. RSUs may be granted with dividend equivalent rights; provided, however, that if the vesting of the RSUs is based upon the attainment of performance goals, any and all dividend equivalent rights with respect to the RSUs will be subject to the attainment of the performance goals applicable to the underlying RSUs.

•

Other Stock-Based Awards. The Plan also permits the Committee to grant participants awards of shares of common stock and other awards that are denominated in, payable in, valued in whole or in part by reference to, or are otherwise based on the value of, or the appreciation in value of, shares of common stock (other stock-based awards). The Committee has discretion to determine the times at which such awards are to be made, the size of such awards, the form of payment, and all other conditions of such awards, including any restrictions, deferral periods or performance requirements, provided that the minimum vesting requirements described above are satisfied. Other stock-based awards may be granted with dividend equivalent rights; provided, however, that if the vesting of the award is based upon the attainment of performance goals, any and all dividend equivalent rights with respect to the award will be subject to the attainment of the performance goals applicable to the underlying award.

Clawback. The Plan also provides that each award agreement shall contain a provision permitting the Company to recover any award granted under the Plan if (i) the Company’s financial statements are required to be restated at any time within the three-year period following the final payout of the award and the award recipient is determined to be responsible, in whole or in part, for the reason for the restatement, or (ii) if the award is subject to any clawback policies the Company may adopt in order to conform to the requirements of Section 954 of the Dodd-Frank Wall Street Reform and Consumer Protection Act and any resulting rules issued by the SEC or NASDAQ thereunder. All determinations regarding the applicability of these provisions shall be in the discretion of the Committee.

Prohibition of Repricing. Except for adjustments or actions permitted to be taken by the Committee in the event of a change of control under the Plan, unless approved by the shareholders of the Company, (a) the exercise or base price for any outstanding option or SAR granted under this Plan may not be decreased after the date of grant and (b) an outstanding option or SAR that has been granted under this Plan may not, as of any date that such option or SAR has a per share exercise price that is greater than the then current fair market value of a share of common stock, be surrendered to the Company as consideration for the grant of a new option or SAR with a lower exercise price, shares of restricted stock, RSUs, an Other Stock-Based Award, a cash payment or common stock.

Termination of Employment. In the event that a participant ceases to be an employee of the Company or to provide services to the Company for any reason, including death, disability, or retirement, any awards may be exercised, shall vest or shall expire at such times as may be determined by the committee and provided in the incentive agreement.

Change of Control. If there has been a change of control of the Company, as defined in the Plan, and within one year following the change of control a participant’s employment is terminated by the Company without cause or by the participant with good reason (as such terms are defined in the Plan), all outstanding awards granted to the participant pursuant to the Plan shall automatically become fully vested and exercisable, all restrictions or limitations on any awards shall lapse, and all performance criteria and other conditions relating to the payment of awards shall be deemed to be achieved or waived at the target level by the Company without the necessity of action by any person.

In addition, upon a change of control the Committee will have the authority to take a variety of actions regarding outstanding awards. Within certain time periods and under certain conditions, the Committee may:

•	require that all exercisable awards be exercised by a certain date;

•

require the surrender to the Company of some or all exercisable awards in exchange for a stock or cash payment for each award equal in value to the per share change of control value, calculated as described in the Plan, over the exercise or base price;

•	make any equitable adjustment to outstanding awards as the Committee deems necessary to reflect our corporate changes; or
•

provide that an award shall become an award relating to the number and class of shares of stock or other securities or property (including cash) to which the participant would have been entitled in connection with the change of control transaction if the participant had been a shareholder.

Transferability of Awards. Awards under the Plan may not be transferred, pledged, assigned or otherwise encumbered by a participant except: (i) by will; (ii) by the laws of descent and distribution; (iii) if permitted by the Committee, pursuant to a domestic relations order, as defined in the Code; or (iv) as to options only, if permitted by the Committee and so provided in the relevant incentive agreement, to immediate family members or to a partnership, limited liability company or trust for which the sole owners, members or beneficiaries are the participant or immediate family members.

Payment of Withholding Taxes. The Company may withhold from any payments or stock issuances under the Plan, or collect as a condition of payment, any taxes required by law to be withheld. The participant may, but is not required to, satisfy his or her withholding tax obligation by electing to deliver currently owned shares of common stock or to have the Company withhold, from the shares the participant would otherwise receive, shares, in each case having a value equal to the minimum amount required to be withheld or such other rate approved by the committee. This election must be made prior to the date on which the amount of tax to be withheld is determined.

Federal Income Tax Consequences of Awards

     The federal income tax consequences related to the issuance of the different types of awards that may be granted under the Plan are summarized below. Participants who are granted awards under the Plan should consult their own tax advisors to determine the tax consequences based on their particular circumstances.

Stock Options. A participant who is granted a stock option normally will not realize any income, nor will the Company normally receive any deduction for federal income tax purposes, in the year the option is granted. When a non-qualified stock option granted through the Plan is exercised, the participant will realize ordinary income measured by the difference between the aggregate purchase price of the shares acquired and the aggregate fair market value of the shares acquired on the exercise date and, subject to the limitations of Section 162(m) of the Code, we will be entitled to a deduction in the year the option is exercised equal to the amount the participant is required to treat as ordinary income. An employee generally will not recognize any income upon the exercise of any ISO, but the excess of the fair market value of the shares at the time of exercise over the option price will be an item of tax preference, which may, depending on particular factors relating to the employee, subject the employee to the alternative minimum tax imposed by Section 55 of the Code. The alternative minimum tax is imposed in addition to the federal individual income tax, and it is intended to ensure that individual taxpayers do not completely avoid federal income tax by using preference items. An employee will recognize capital gain or loss in the amount of the difference between the exercise price and the sale price on the sale or exchange of stock acquired pursuant to the exercise of an ISO, provided the employee does not dispose of such stock within two years from the date of grant and one year from the date of exercise of the ISO (the holding periods). An employee disposing of such shares before the expiration of the holding periods will recognize ordinary income generally equal to the difference between the option price and the fair market value of the stock on the date of exercise. The remaining gain, if any, will be capital gain. The Company will not be entitled to a federal income tax deduction in connection with the exercise of an ISO, except where the employee disposes of the shares received upon exercise before the expiration of the holding periods.

If the exercise price of a non-qualified option is paid by the surrender of previously owned shares, the basis and the holding period of the previously owned shares carry over to the same number of shares received in exchange for the previously owned shares. The compensation income recognized on exercise of these options is added to the basis of the shares received. If the exercised option is an ISO and the shares surrendered were acquired through the exercise of an ISO and have not been held for the holding periods, the optionee will recognize income on such exchange, and the basis of the shares received will be equal to the fair market value of the shares surrendered. If the applicable holding period has been met on the date of exercise, there will be no income recognition and the basis and the holding period of the previously owned shares will carry over to the same number of shares received in exchange, and the remaining shares will begin a new holding period and have a zero basis.

Stock Appreciation Rights. Generally, a participant who is granted a SAR under the Plan will not recognize any taxable income at the time of the grant. The participant will recognize ordinary income upon exercise equal to the amount of cash or the fair market value of the stock received on the day it is received. In general, there are no federal income tax deductions allowed to the Company upon the grant of SARs. Upon the exercise of the SAR, however, we will be entitled to a deduction equal to the amount of ordinary income that the participant is required to recognize as a result of the exercise, provided that the deduction is not otherwise disallowed under Section 162(m) of the Code.

Restricted Stock. Unless the participant makes an election to accelerate recognition of the income to the date of grant (as described below), the participant will generally not recognize income, and we will not be allowed a tax deduction, at the time the restricted stock award is granted. When the restrictions lapse, the participant will recognize ordinary income equal to the fair market value of the shares as of that date, and we will be allowed a corresponding federal income tax deduction at that time, subject to any applicable limitations under Section 162(m) of the Code. If the participant files an election under Section 83(b) of the Code within 30 days of the date of grant of restricted stock, the participant will recognize ordinary income as of the date of the grant equal to the fair market value of the stock as of that date, and the Company will be allowed a corresponding federal income tax deduction at that time, subject to any applicable limitations under Section 162(m). Any future appreciation in the stock will be taxable to the participant at capital gains rates. If the stock is later forfeited, however, the participant will not be able to recover the tax previously paid pursuant to a Section 83(b) election.

Restricted Stock Units. A participant will not be deemed to have received taxable income upon the grant of RSUs. The participant will be deemed to have received taxable ordinary income at such time as shares are distributed with respect to the RSUs in an amount equal to the fair market value of the shares distributed to the participant. Upon the distribution of shares to a participant with respect to RSUs, we will ordinarily be entitled to a deduction for federal income tax purposes in an amount equal to the taxable ordinary income of the participant, subject to any applicable limitations under Section 162(m) of the Code. The basis of the shares received will equal the amount of taxable ordinary income recognized by the participant upon receipt of such shares.

Other Stock-Based Awards. Generally, a participant who is granted any other stock-based award under the Plan will recognize ordinary income at the time the cash or shares of common stock associated with the award are received. If stock is received, the ordinary income will be equal to the excess of the fair market value of the stock received over any amount paid by the participant in exchange for the stock. In the year that the participant recognizes ordinary taxable income in respect of such award, we will be entitled to a deduction for federal income tax purposes equal to the amount of ordinary income that the participant is required to recognize, provided that the deduction is not otherwise disallowed under Section 162(m) of the Code.

Deferral Permitted. Payment of an award may be deferred at the option of the participant if permitted in the incentive agreement. Any deferral arrangements shall comply with Section 409A of the Code.

Tax Consequences of a Change of Control. If, upon a change of control of the Company, the exercisability, vesting or payout of an award is accelerated, any excess on the date of the change of control of the fair market value of the shares or cash issued under accelerated awards over the purchase price of such shares, if any, may be characterized as “parachute payments” (within the meaning of Section 280G of the Internal Revenue Code) if the sum of such amounts and any other such contingent payments received by the employee exceeds an amount equal to three times the “base amount” for such employee. The base amount generally is the average of the annual compensation of the employee for the five years preceding such change in ownership or control. An “excess parachute payment” with respect to any employee is the excess of the parachute payments to such person, in the aggregate, over and above such person’s base amount. If the amounts received by an employee upon a change of control are characterized as parachute payments, the employee will be subject to a 20% excise tax on the excess parachute payment and we will be denied any deduction with respect to such excess parachute payment.

The foregoing discussion summarizes the federal income tax consequences of awards that may be granted under the Plan based on current provisions of the Code, which are subject to change. This summary does not cover any foreign, state or local tax consequences.

Plan Benefits

Awards under the Plan are subject to the discretion of the Committee and no determinations have been made by the committee as to any awards that may be granted pursuant to the Plan. Therefore, it is not possible to determine the benefits that will be received in the future by participants in the Plan or the benefits that would have been received by such participants if the Plan had been in effect in the fiscal year ended December 31, 2019.

Certain tables above, under “Executive Compensation – Executive Compensation Tables,” including the Summary Compensation Table, Grants of Plan-Based Awards table, Outstanding Equity Awards at Fiscal Year-End, and Stock Vested table set forth information with respect to prior awards granted to our NEOs under other prior stock incentive plans.

In early 2020, the Committee approved the following awards under our current plans, including the 2015 stock incentive plan, to the individuals and groups described in the table below.

Name and Position/Group	Number of RSUs
Richard W. Heo - President and Chief Executive Officer	199,998
Westley S. Stockton - Executive Vice President, Chief Financial Officer, Treasurer and Secretary	100,002
Christian G. Vaccari - Senior Vice President, Shipyard Division	50,001
Executive Group	70,002
Non-Executive Director Group	–
Non-Executive Officer Employee Group	50,001

Equity Compensation Plan Information

The following table presents information as of December 31, 2019, regarding our incentive compensation plans under which common stock may be issued to employees and non-employees as compensation. All of our outstanding equity compensation plans were previously approved by our shareholders.

Plan Category	Number of Securities To be Issued Upon Exercise of Outstanding Options, Warrants and Rights (a)		Weighted-Average Exercise Price of Outstanding Options, Warrants and Rights (b)		Number of Securities Remaining Available for Future Issuance Under Equity Compensation Plans (Excluding Securities Reflected in Column (a)) (c) (2)
Equity compensation plans approved by security holders	286,148	(1)	$	N/A	611,887
Equity compensation plans not approved by security holders	—			N/A	—

Total	286,148	(1)		N/A	611,887

(1)	Represents shares issuable upon the vesting of outstanding RSUs. These awards are not reflected in column (b) as they do not have an exercise price.
(2)

As of December 31, 2019, there were 378,109 shares remaining available for future issuance to our employees and non-employees under the 2015 stock incentive plan, 113,472 shares remaining available for future issuance to our employees and non-employees under the 2011 Stock Incentive Plan and 98,403 shares remaining available for future issuance to our employees and non-employees under the Amended and Restated 2002 Long-Term Incentive Plan, all of which could be issued pursuant to awards of stock options, SARs, restricted stock, RSUs or “other stock-based awards.” In addition, there were 21,903 shares remaining available for future issuance to our employees, consultants and advisors under the Long-Term Incentive Plan, all of which could be issued pursuant to awards of stock options, SARs, restricted stock, performance shares or stock awards.

In March 2020, the Committee granted equity awards to employees, including 420,003 RSUs to our executive officers. In addition, after the grant of awards expected to be made during the remainder of 2020, there will be approximately 31,000 shares remaining available for future grant under our current plans. The following table sets forth information as of March 19, 2020 regarding our incentive compensation plans:

Options Outstanding as of March 19, 2020	Weighted Average Exercise Price of Options	Weighted Average Remaining Contractual Life of Options	RSUs Outstanding as of March 19, 2020	Total Shares Available for Issuance as of March 19, 2020
–	N/A	N/A	689,119	30,724

Approval of this proposal requires the affirmative vote of a majority of the common stock present in person or by proxy and entitled to vote on the proposal. For more information on the voting requirements, see “Questions and Answers about the 2020 Annual Meeting and Voting.”

Our Board unanimously recommends that you vote “FOR” the adoption of the amended and restated 2015 stock incentive plan.

Audit Committee Report

The Audit Committee of the Company is composed of six directors and operates under a written charter adopted by the Board, which is posted on the Company’s corporate governance page at www.gulfisland.com under “Investors.” The current members of the Audit Committee, Gregory J. Cotter (Chairman), William E. Chiles, Michael A. Flick, Christopher M. Harding, Michael J. Keeffe and John P. (Jack) Laborde, are independent as such term is defined under the NASDAQ listing standards.

The Audit Committee reviews the Company’s financial reporting process on behalf of the Board. The Audit Committee is responsible for monitoring the financial reporting process but is not responsible for preparing the Company’s financial statements or auditing those financial statements. Those are the responsibilities of management of the Company and the Company’s independent registered public accounting firm, respectively.

During 2019, management assessed the effectiveness of the Company’s system of internal control over financial reporting in connection with the Company’s compliance with Section 404 of the Sarbanes-Oxley Act of 2002. The Audit Committee reviewed and discussed with management, RSM US LLP (the Company’s outsourced internal auditors) and Ernst & Young LLP (“E&Y”) (the Company’s independent registered public accounting firm) management’s report on internal control over financial reporting and E&Y’s report on its audit of the Company’s internal control over financial reporting, both of which are included in the Company’s annual report on Form 10-K for the year ended December 31, 2019.

Appointment of the Company’s Independent Registered Public Accounting Firm; Financial Statement Review

In accordance with the Audit Committee’s charter, the Audit Committee appointed E&Y as the Company’s independent registered public accounting firm for 2019. The Audit Committee has reviewed and discussed the Company’s audited financial statements for 2019 with management and E&Y. Management represented to the Audit Committee that the audited financial statements fairly present, in all material respects, the financial condition, results of operations and cash flows of the Company as of and for the periods presented in the financial statements in accordance with accounting principles generally accepted in the United States, and E&Y provided an audit opinion to the same effect.

The Audit Committee has received from E&Y the written disclosures and letter required by the applicable requirements of the Public Company Accounting Oversight Board (“PCAOB”) regarding the independent accountant’s communications with the audit committee concerning independence and has discussed with E&Y its independence from the Company and management. The Audit Committee has also discussed with E&Y the matters required to be discussed by the applicable requirements of the PCAOB and the SEC.

In addition, the Audit Committee discussed with E&Y the overall scope and plans for its audit, and the Audit Committee has met with E&Y and management to discuss the results of E&Y’s examination, E&Y’s understanding and evaluation of the Company’s internal controls as E&Y considered necessary to support its opinion on the financial statements for 2019, and various factors affecting the overall quality of accounting principles applied in the Company’s 2019 financial statements.

In reliance on these reviews and discussions, the Audit Committee recommended to the Board, and the Board approved, the inclusion of the audited financial statements referred to above in the Company’s annual report on Form 10-K for the year ended December 31, 2019.

Internal Audit

The Audit Committee also reviews the Company’s outsourced internal audit function, and discusses with the internal auditors the scope of their audit plan, and has met with the internal auditors to discuss the results of their reviews, their review of management’s documentation, testing and evaluation of the Company’s system of internal control over financial reporting, any difficulties or disputes with management encountered during the course of their reviews and other matters relating to the internal audit process. The internal auditors were also given the opportunity to meet with the Audit Committee without management being present to discuss these matters.

Dated:  March 2, 2020

The Audit Committee:

Gregory J. Cotter,	William E. Chiles	Michael A. Flick	Christopher M. Harding	Michael J. Keeffe	John P. Laborde
Chairman

Independent Registered Public Accounting Firm

Fees and Related Disclosures for Accounting Services

The following table summarizes fees for services provided by our independent registered public accounting firm, Ernst & Young LLP, for the years ended December 31, 2019 and 2018:

	2019	2018
Audit Fees	$756,500	$725,300
Audit-Related Fees	—	—
Tax Fees	—	—
All Other Fees	—	—
Total	$756,600	$725,300

The Audit Committee has considered and determined that the provision of the above services is compatible with maintaining the independence of our independent registered public accounting firm.

Pre-Approval Policies and Procedures. The Audit Committee has adopted policies and procedures for the pre-approval of all audit and permissible non-audit services provided by our independent registered public accounting firm. The Audit Committee will generally pre-approve a list of specific services and categories of services, including audit, audit-related and tax services, for the upcoming or current fiscal year, subject to a specified cost estimate. Any service that is not included in the approved list of services must be separately pre-approved by the Audit Committee in increments of $10,000. In addition, if fees for any pre-approved service exceed the previously approved cost estimate, then payment of additional fees for such service must be specifically pre-approved by the Audit Committee.

At each regularly-scheduled Audit Committee meeting, management updates the Audit Committee on the scope and anticipated cost of any service pre-approved by the Audit Committee since the last meeting of the Audit Committee, as well as the projected fees for each service or group of services being provided by our independent registered public accounting firm.

Each service provided by our independent registered public accounting firm was approved in advance by the Audit Committee, and none of those services required use of the de minimis exception to the pre-approval requirement contained in the SEC rules.

PROPOSAL 5: RATIFICATION OF THE APPOINTMENT OF OUR INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

Ernst & Young LLP has served as our independent registered public accounting firm providing auditing and financial services since their engagement in 1997. In March 2020, the Audit Committee appointed Ernst & Young LLP to serve as our independent registered public accounting firm to audit our financial statements for the year ending December 31, 2020. Although we are not required to seek shareholder approval of this appointment, we have elected to do so. No determination has been made as to what action the Audit Committee and our Board would take if our shareholders fail to ratify the appointment. Even if the appointment is ratified, the Audit Committee retains discretion to appoint a new independent registered public accounting firm at any time if the Audit Committee concludes such a change would be in the best interests of the Company. We expect that representatives of Ernst & Young LLP will be present at the 2020 annual meeting and will have the opportunity to make a statement if they desire to do so. They are also expected to be available to respond to appropriate questions.

Approval of this proposal requires the affirmative vote of at least a majority of the votes cast at the annual meeting (meaning the number of shares voted “for” the proposal must exceed the number of shares voted “against” the proposal). For more information regarding the vote required and the treatment of abstentions and broker non-votes, see “Questions and Answers about the 2020 Annual Meeting and Voting.”

Our Board unanimously recommends that you vote “FOR” the ratification of the appointment of our independent registered public accounting firm.

Certain Transactions

Piton Cooperation Agreement

On November 2, 2018, we entered into a Cooperation Agreement (the “Cooperation Agreement”) with Piton Capital Partners, LLC and Kokino LLC (together, “Piton”), wherein Piton agreed to certain standstill provisions and we agreed to appoint Robert M. Averick to our Board as a Class II director with a term expiring at the 2020 annual meeting, as well as to the Compensation Committee.  In addition, under the terms of the Cooperation Agreement, we agreed to reduce the size of the Board to no more than eight directors immediately after the 2020 annual meeting. On February 25, 2020, we entered into an amendment to the Cooperation Agreement with Piton which, among other things, extended the termination date to the 2021 annual meeting and increases the ownership cap to 15% of our outstanding common stock. Piton has disclosed that it beneficially owns approximately 1.8 million shares of the Company’s common stock, which represents approximately 12% of the Company’s issued and outstanding shares of common stock. For additional information about the Cooperation Agreement as amended, see the Company’s Current Reports on Form 8-K filed on November 6, 2018, February 26, 2020 and March 16, 2020.

Reportable Transactions

In accordance with the provisions of our Audit Committee Charter and Corporate Governance Guidelines, any transaction which would require disclosure under Item 404 of Regulation S-K of the rules and regulations of the SEC, with respect to a director or executive officer, must be reviewed and approved, or ratified, on an ongoing basis by the Audit Committee of our Board. No related party transactions reportable under Item 404 of Regulation S-K have taken place since January 1, 2019, and none are currently proposed.

Stock Ownership

The following table sets forth, as of March 19, 2020, certain information regarding beneficial ownership of shares of our common stock by (1) each of our current directors and our director nominee, (2) each of our named executive officers, (3) our director nominee and current directors and executive officers as a group, and (4) each of our other shareholders known by us to be the beneficial owner of more than 5% of our outstanding common stock. Unless otherwise indicated, we believe that the shareholders listed below have sole investment and voting power with respect to their shares of our common stock. The information presented below is based on filings with the SEC and/or information furnished to us by such shareholders.

Name of Beneficial Owner	Number of Shares Beneficially Owned (1)		Percentage of Outstanding Common Stock (2)
Current Directors, Director Nominee and Named Executive Officers:
Robert M. Averick	1,811,894	(3)	11.8%
Murray W. Burns	25,780		*
William E. Chiles	21,154		*
Gregory J. Cotter	34,355		*
Michael A. Flick	15,153		*
Christopher M. Harding	22,995		*
Michael J. Keeffe	15,089		*
John P. Laborde (4)	101,615		*
Cheryl D. Richard	4,125		*
Richard W. Heo	40,000		*
Westley S. Stockton (5)	25,398		*
Christian G. Vaccari	36,009		*
Kirk J. Meche (6)	222,173
All current directors and executive officers of the Company as a group (14 persons) (7)	2,149,867		14.1%
Greater Than 5% Shareholders:
Dimensional Fund Advisors LP (8)	1,141,364	(9)	7.5%
The Vanguard Group, Inc. (10)	795,449	(11)	5.2%
Piton Capital Partners, LLC (12)	1,811,894	(3)	11.8%
Wax Asset Management, LLC (13)	1,452,033	(14)	9.5%
22NW, LP (15)	839,972	(16)	5.5%
First Wilshire Securities Management, Inc. (17)	824,261	(18)	5.4%

⁕	Less than 1%.
1.	Includes shares issuable upon the vesting of RSUs within 60 days of March 19, 2020.
2.	Based on 15,290,417 shares of our common stock outstanding as of March 19, 2020.
3.

Based on information contained in the Schedule 13D filed on March 22, 2018, as amended on April 6, 2018, April 25, 2018, November 6, 2018 February 27, 2020 and March 18, 2020, by Piton Capital Partners, LLC (“Piton Capital”), an investment vehicle formed for the benefit of a single family and certain “key employees” (as defined in Investment Advisers Act Rule 202(a)(11)(G)-1), voting and dispositive power with respect to the shares of our common stock held by Piton Capital is exercised by its investment manager, Kokino LLC, a Delaware limited liability company. The actual trading, voting, investment strategy and decision-making processes with respect to the shares of common stock held by Piton Capital are directed by Robert Averick, the director nominee, who is an employee of Kokino, LLC and the portfolio manager of Piton Capital's investment in the shares. As a result, Kokino, LLC and Mr. Averick may be deemed to share voting and dispositive power with respect to all of the shares reported.

4.

Mr. Laborde has sole voting and dispositive power with respect to 35,138 shares of our common stock and shares voting and dispositive power with respect to 66,477 shares of our common stock held by a family trust of which he is the income and principal beneficiary and one of five trustees. This amount does not include Mr. Laborde’s indirect interest in the shares of our common stock held by All Aboard Development Corporation (“All Aboard”) as a result of his ownership interest in that entity.  All Aboard, a privately-held independent oil and gas exploration and production company affiliated with the Laborde family, beneficially owns 7,500 shares of the Company’s common stock. Each of Mr. Laborde and his four siblings serves as a director of All Aboard, with all decisions made by a majority vote of the directors.

5.	Includes 13,790 unvested RSUs that will vest within 60 days.
6.	Mr. Meche retired as President and Chief Executive Officer of the Company, effective October 18, 2019.
7.	Includes our director nominee, current directors (including Messrs. Cotter, Harding and Laborde) and executive officers as of March 21, 2019. Excludes Mr. Meche.
8.	The address of Dimensional Fund Advisors LP is Building One, 6300 Bee Cave Road, Austin, Texas, 78746.

9.

Based on information contained in the amended Schedule 13G filed with the SEC on February 12, 2020, by Dimensional Fund Advisors LP (“Dimensional Fund”). As investment advisor, Dimensional Fund has (i) sole voting power with respect to 1,077,345 shares of our common stock and (ii) sole dispositive power with respect to 1,141,364 shares of our common stock.

10.	The address of The Vanguard Group, Inc. is 100 Vanguard Blvd. Malvern, Pennsylvania, 19355.
11.

Based on information contained in the amended Schedule 13G filed with the SEC on February 12, 2020, by the Vanguard Group, Inc. (“Vanguard Group”). The Vanguard Group has (i) sole voting power with respect to 2,591 shares of our common stock and (ii) sole dispositive power with respect to 792,858 of the shares reported.

12.	The address of Piton Capital Partners, LLC is 201 Tresser Boulevard, 3rd Floor, Stamford, Connecticut, 06901.
13.	The address of Wax Asset Management, LLC (“Wax Asset Management”) is 44 Cherry Lane, Madison, Connecticut, 06443.
14.

Based on information contained in the Schedule 13D filed with the SEC on October 4, 2019, by Wax Asset Management, an investment adviser (in accordance with Rule 13d-1(b)(1)(ii)(E)), and Evan Wax, who serves as Portfolio Manager, sole director and officer of Wax Asset Management. Wax Asset Management and Mr. Wax share voting power and dispositive power with respect to all of the shares reported.

15.	The address of 22NW, LP is 1455 NW Leary Way, Suite 400, Seattle, WA 98107.
16.

Based on information contained in the amended Schedule 13G filed with the SEC on February 14, 2020, by 22NW, LP (“22NW”). 22NW has sole voting power and sole dispositive power with respect to all of the shares reported.

17.	The address of First Wilshire Securities Management, Inc. is 1214 East Green Street, Suite 104, Pasadena, California 91106.
18.

Based on information contained in the Schedule 13G filed with the SEC on February 18, 2020, by First Wilshire Securities Management, Inc. (“FWSM”). FWSM has sole voting power and sole dispositive power with respect to all of the shares reported.

Delinquent Section 16(a) Reports

Section 16(a) of the Exchange Act requires our officers and directors, and persons who own more than 10% of a registered class of our equity securities, to file reports of ownership and changes in ownership of Company stock with the SEC. Based solely on our review of such reports as filed with the SEC and written representations from our officers and directors that no other reports were required for those persons, we believe that all of our officers, directors and greater than 10% shareholders timely complied with the filing requirements applicable to such persons for the fiscal year ended December 31, 2019, except that (i) Piton Capital delinquently filed a Form 4 on November 27, 2019 disclosing a transaction completed on November 21, 2019, (ii) Robert Wallis inadvertently failed to timely report two transactions completed on February 21, 2019 and February 22, 2019, which were subsequently reported on a Form 4 filed on February 27, 2019, and (iii) Mr. Vaccari’s initial Form 3 incorrectly reported his common stock ownership and was amended on December 16, 2019.

Questions and Answers about the 2020 Annual Meeting and Voting

Why am I receiving this proxy statement?

Our Board, on behalf of the Company, is soliciting your proxy to vote at the 2020 annual meeting and at any adjournment thereof because you owned shares of our common stock at the close of business on March 19, 2020, the record date for determining shareholders entitled to vote at the 2020 annual meeting. The proxy statement, along with a proxy card, and our 2019 annual report are being mailed to shareholders on or about April 15, 2020. We have also made these materials available to you on the Internet at https://ir.gulfisland.com/proxy. This proxy statement summarizes the information you need to know to vote at the 2020 annual meeting. You do not need to attend the 2020 annual meeting to vote your shares of our common stock.

When and where will the annual meeting be held?

The 2020 annual meeting will be held at 9:00 a.m., Central time, on Friday, May 22, 2020, in the same building as the corporate office of Gulf Island Fabrication, Inc. located at 16225 Park Ten Place, Suite 260, Houston, Texas, 77084. To obtain directions to attend the 2020 annual meeting of shareholders, please contact Westley S. Stockton at (713) 714-6100.

We are actively monitoring the public health and travel concerns relating to COVID-19 and the related recommendations and protocols issued by federal, state and local governments. In the event that it is not possible or advisable to hold our annual meeting in person in Houston, Texas as originally planned, we will announce alternative arrangements for the meeting as promptly as practicable, which may include holding the meeting solely by means of remote communication. Any such change, including details on how to participate, would be announced in advance via press release, a copy of which would be filed with the SEC as additional proxy solicitation materials and posted on our website at www.gulfisland.com.

What should I bring if I plan to attend the 2020 annual meeting in person?

If you plan to attend the 2020 annual meeting in person, please bring proper identification and, if you are a “beneficial owner,” meaning a bank, broker, trustee or other nominee is the shareholder of record of your shares (further defined below), please bring acceptable proof of ownership, which is either an account statement or a letter from your bank, broker, trustee or other nominee confirming that you beneficially owned shares of the Company’s common stock on the record date.

Who is soliciting my proxy?

Our Board, on behalf of the Company, is soliciting your proxy to vote your shares of our common stock on all matters scheduled to come before the 2020 annual meeting, whether or not you attend in person. By signing, dating and returning the proxy card, or by submitting your proxy and voting instructions online, you are authorizing the persons named as proxies on the enclosed proxy card to vote your shares of our common stock at the 2020 annual meeting.

On what matters will I be voting? How does the Board of Directors recommend that I cast my vote?

At the 2020 annual meeting, our shareholders will be asked to (1) elect the Class II director nominee named in this proxy statement, (2) approve an amendment to our articles of incorporation to declassify our board, (3) approve, on an advisory basis, the compensation of our named executive officers, (4) approve our amended and restated 2015 stock incentive plan, (5) ratify the appointment of our independent registered public accounting firm, and (6) consider any other matter that properly comes before the 2020 annual meeting.

Our Board unanimously recommends that you vote:

•	FOR the election of the two Class II director nominee named in this proxy statement;
•	FOR the approval of an amendment to our articles of incorporation to declassify our board;
•	FOR the approval, on an advisory basis, of the compensation of our named executive officers;
•	FOR the approval of our amended and restated 2015 stock incentive plan; and
•	FOR the ratification of the appointment of our independent registered public accounting firm.

We do not expect any matters to be presented for action at the 2020 annual meeting other than the matters described in this proxy statement. However, by signing, dating and returning a proxy card or submitting your proxy and voting instructions online, you will give to the persons named as proxies on the enclosed proxy card discretionary voting authority with respect to any matter that may properly come before the 2020 annual meeting about which we did not have proper advance notice as required by our by-laws. The proxies will vote on any such matter in accordance with their best judgment.

How many votes may I cast?

You may cast one vote for every share of our common stock that you owned on March 19, 2020, the record date for determining the shareholders entitled to vote at the 2020 annual meeting.

How many shares are eligible to be voted?

As of the record date, we had 15,290,417 shares of our common stock outstanding, each of which is entitled to one vote.

How many shares must be present to hold the 2020 annual meeting?

The presence, in person or by proxy, of a majority of the shares issued and outstanding and entitled to vote at the meeting is necessary to constitute a quorum at the 2020 annual meeting. As of the record date, 7,645,209 shares constitute a majority of our outstanding stock entitled to vote at the 2020 annual meeting. The inspector of elections will determine whether a quorum is present at the 2020 annual meeting.

If you are a beneficial owner (as defined below) of shares of our common stock and your bank, broker, trustee or other nominee submits a proxy with respect to your shares on the discretionary proposal (as defined below), your shares of our common stock will be counted as present at the 2020 annual meeting for purposes of determining whether a quorum exists (whether or not you instruct your bank, broker, trustee or other nominee how to vote your shares on any of the proposals). In addition, if you are a shareholder of record present at the 2020 annual meeting in person or by proxy, your shares of our common stock will be counted as present at the 2020 annual meeting for purposes of determining whether a quorum exists, whether or not you abstain from voting on any or all of the proposals.

How do I vote? What is the difference between holding shares as a shareholder of record and as a beneficial owner?

Shareholders of Record

If your shares of our common stock are registered directly in your name with our transfer agent, American Stock Transfer & Trust Company, LLC, you are considered, with respect to those shares, the “shareholder of record.” The proxy materials have been mailed to such shareholders of record by us. You may submit your proxy and voting instructions by using any of the methods below.

•	Submit Your Proxy and Voting Instructions by Mail:
o	Complete, sign and date your proxy card and return it in the prepaid envelope provided.
•	Submit Your Proxy and Voting Instructions online at www.voteproxy.com:
o	Submit your proxy and voting instructions online 24 hours a day, seven days a week until 11:59 p.m., Eastern Time, on Thursday, May 21, 2020.
o	Please have your proxy card available and follow the instructions on the proxy card.
•	Vote In Person at the 2020 Annual Meeting:
o

All shareholders may vote in person at the 2020 annual meeting. You may also be represented by another person at the 2020 annual meeting by executing a proper proxy designating that person as your representative.

If you return the enclosed proxy card, your proxy authorizes each of Richard W. Heo, our Chief Executive Officer, and Westley S. Stockton, our Chief Financial Officer, to act as your proxies at the 2020 annual meeting and at any adjournment of such meeting, each with the power to appoint his substitute, and to represent and vote your shares of our common stock as you directed, if applicable. The proxies will vote your shares of our common stock at the 2020 annual meeting as instructed by the latest dated proxy received from you, whether submitted online or by mail. You will give to the proxies discretionary voting authority with respect to any matter that may properly come before the 2020 annual meeting about which we did not have proper advance notice as required by our by-laws.

Beneficial Owners of the Shares Held in Street Name

If your shares of our common stock are held by a bank, broker, trustee or other nominee, you are considered the “beneficial owner” of shares held in “street name.” The proxy materials have been forwarded to such beneficial owners by the bank, broker, trustee or other nominee that holds your shares of our common stock. The bank, broker, trustee or other nominee is considered, with respect to those shares, the shareholder of record.

•

Voting Instruction Card: You should receive a voting instruction card from your bank, broker, trustee or other nominee. The availability of submitting voting instructions by telephone or online for beneficial owners will depend on the voting processes of your bank, broker, trustee or other nominee. As the beneficial owner, you have the right to instruct your bank, broker, trustee or other nominee how to vote your shares by completing and returning the voting instruction card included in their mailing or by following the instructions you received from your bank, broker, trustee or other nominee.

•

In Person at the 2020 Annual Meeting: All shareholders, including beneficial owners, may vote in person at the 2020 annual meeting. If you are a beneficial owner of shares of our common stock, in order to attend the 2020 annual meeting and vote the shares of our common stock beneficially owned by you, you must bring from your bank, broker, trustee or other nominee a legal proxy in addition to acceptable proof of ownership, which is either an account statement or a letter from your bank, broker, trustee or other nominee confirming that you beneficially owned shares of our common stock on the record date, and present it to the inspectors of election with your ballot when you vote at the 2020 annual meeting

What happens if I don’t provide voting instructions for a proposal? What is a broker non-vote?

Shareholder of Records

If you are a shareholder of record and you sign, date and return a proxy card but make no specifications on your proxy card, your shares of our common stock will be voted in accordance with the recommendations of our Board, as provided above.

Beneficial Owners

If you are a beneficial owner and you do not provide voting instructions to your bank, broker, trustee or other nominee holding shares of our common stock for you, your shares of our common stock will not be voted with respect to any proposal for which the shareholder of record does not have discretionary authority to vote. Applicable rules determine whether proposals presented at shareholder meetings are “discretionary” or “non-discretionary.” If a proposal is determined to be discretionary, your bank, broker, trustee or other nominee is permitted under the applicable rules to vote on the proposal without receiving voting instructions from you. If a proposal is determined to be non-discretionary, the applicable rules prohibit your bank, broker, trustee or other nominee to vote on the proposal without receiving voting instructions from you.

A “broker non-vote” occurs when a bank, broker, trustee or other nominee holding shares for a beneficial owner returns a valid proxy, but does not vote on a particular proposal because the proposal is non-discretionary (thus, the applicable rules do not provide discretionary authority to vote on the matter) and the bank, broker, trustee or other nominee has not received voting instructions from the beneficial owner. Accordingly, if you are a beneficial owner and you do not provide voting instructions to your bank, broker, trustee or other nominee holding shares for you, your shares will not be voted and a broker non-vote will occur with respect to your shares on each non-discretionary proposal for which you have not provided voting instructions.

Which proposals are considered “discretionary” and which are considered “non-discretionary”?

The classification of each proposal as discretionary or non-discretionary under the applicable rules is below. If you are a beneficial owner and you do not provide voting instructions to your bank, broker, trustee or other nominee holding shares for you, your shares may be voted by the record holder with respect to the discretionary proposal (i.e., ratification of the appointment of our independent registered public accounting firm). However, if you are a beneficial owner and you do not provide voting instructions to your bank, broker, trustee or other nominee holding shares for you, your shares will not be voted with respect to the non-discretionary proposals. Without your voting instructions, a broker non-vote will occur with respect to your shares on each non-discretionary proposal for which you have not provided voting instructions.

Proposal	Classification under Applicable Rules
1. Election of the Class II director nominee	Non-discretionary
2. Approval of an amendment to our articles of incorporation to declassify our board	Non-discretionary
3. Advisory vote to approve the compensation of our named executive officers	Non-discretionary
4. Approval of our amended and restated 2015 stock incentive plan	Non-discretionary
5. Ratification of the appointment of Ernst & Yong LLP as our independent registered public accounting firm for 2020	Discretionary

What vote is required to approve each item?

The votes required for the approval of each proposal are listed below. Generally, all matters properly brought before the 2020 annual meeting for a vote of shareholders will be decided by a majority of the votes cast (which means that the number of shares voted “for” the proposal exceeds the number of shares voted “against” the proposal).

Proposal	Voting Options	Vote Required to Adopt the Proposal	Effect of Abstentions	Effect of Broker Non-Votes
1. Election of the Class II director nominee	For, against or abstain	Majority of votes cast(1)	No effect	No effect
2. Approval of an amendment to our articles of incorporation to declassify our board	For, against or abstain	Majority of votes entitled to be cast on the proposal	Vote against	Vote against
3. Advisory vote to approve the compensation of our named executive officers	For, against or abstain	Majority of votes cast	No effect	No effect
4. Approval of our amended and restated 2015 stock incentive plan	For, against or abstain	Majority of votes cast	No effect	No effect
5. Ratification of the appointment of Ernst & Yong LLP as our independent registered public accounting firm for 2020	For, against or abstain	Majority of votes cast	No effect	N/A

(1)

Our director resignation policy requires that in the event an incumbent director nominee has received less than a majority of affirmative votes in an uncontested election, the incumbent director must provide a written offer of resignation, which the Corporate Governance and Nominating Committee will consider and recommend to the Board whether to accept or reject. In the event that the number of director nominees exceeds the number of directors to be elected, the directors shall be elected by the plurality of the votes cast at the 2020 annual meeting. “Plurality of votes cast” means that the director nominee receiving the most votes at the meeting will be elected to the Board.

Can I revoke or change my voting instructions after I deliver my proxy?

Yes. Your proxy may be revoked or changed at any time before it is exercised by delivering to our Secretary an instrument revoking it or a duly executed proxy bearing a later date, or by attending the 2020 annual meeting and voting in person, unless (1) the appointment form or electronic transmission appointing the proxy states that the proxy is irrevocable and (2) the appointment is coupled with an interest. Your attendance alone at the 2020 annual meeting will not be enough to revoke your proxy.

Who pays for soliciting proxies?

We pay all expenses incurred in connection with the solicitation of proxies for the 2020 annual meeting. We have engaged Okapi Partners LLC to assist with the solicitation of proxies for an estimated fee of $10,000, plus out-of-pocket expenses. We will also request banks, brokers, trustees or other nominees that hold shares of our common stock beneficially owned by others to send these proxy materials to, and obtain voting instructions from, the beneficial owners and will reimburse such shareholders of record for related reasonable expenses. Solicitation of proxies by mail may be supplemented by telephone, email and other electronic means, advertisements and personal solicitation by our directors, officers and employees. No additional compensation will be paid to directors, officers or employees for such solicitation efforts.

Could other matters be decided at the 2020 annual meeting?

Our Board does not expect to bring any other matter before the 2020 annual meeting, and it is not aware of any other matter that may be considered at the 2020 annual meeting. In addition, the time has passed for any shareholder to properly bring a matter before the 2020 annual meeting in accordance with our advance notice provision in our by-laws or the relevant rules of the SEC. However, the proxy provided by the enclosed proxy card will, confer discretionary authority with respect to any anticipated matter not included in this proxy statement that may properly come before the 2020 annual meeting or any adjournment thereof, subject to applicable SEC rules. It is the intention of the person(s) named in the enclosed proxy to vote any shares of our common stock for which he has a proxy to vote at the 2020 annual meeting in accordance with his best judgment on any such matter.

What happens if the 2020 annual meeting is postponed or adjourned?

Unless a new record date is fixed, your proxy will be valid and may be voted at the 2020 annual meeting, whether postponed or adjourned. You will still be able to change or revoke your proxy until the 2020 annual meeting is held.

I share an address with another shareholder, and we received only one paper copy of the proxy materials. How may I obtain an additional copy of the proxy materials?

SEC rules permit companies and intermediaries, such as banks, brokers, trustees or other nominees, to deliver a single set of proxy materials to two or more shareholders sharing the same address, a process known as “householding.” Currently, we do not engage in householding for shareholders of record. However, a number of brokerage firms with account holders who are beneficial owners of our common stock have adopted householding procedures. Once a beneficial owner has received notice from his or her bank, broker, trustee or other nominee that the bank, broker, trustee or other nominee will be householding communications to the beneficial owner’s address, householding will continue until the beneficial owner is notified otherwise or until one or more of the beneficial owners revokes his or her consent.

If you would like to receive separate copies of our proxy materials in the future, or if you are receiving multiple copies and would like to receive only one copy for your household, you may either contact your bank, broker, trustee or other nominee or the Company at the address and telephone number below.

You may also request prompt delivery of additional copies of our proxy materials by contacting the Company at (713) 714-6100 or Gulf Island Fabrication, Inc., 16225 Park Ten Place, Suite 300, Houston, Texas, 77084.

Shareholder Proposals and Nominations for the 2021 Annual Meeting

Shareholders Proposals

Any shareholder who wishes to bring a matter, other than shareholder nominations of directors, before the 2021 annual meeting but does not wish to have it included in our proxy materials, should notify our Secretary, in writing at the address shown on the first page of this proxy statement, no later than February 21, 2021. However, if the date of the 2021 annual meeting is more than 30 days before or more than 90 days after the date of the anniversary of the 2020 annual meeting, the notice must be received by our Secretary at our principal executive office not earlier than the close of business on the 120th day prior to the 2021 annual meeting and not later than the close of business on the later of the 90th day prior to the 2021 annual meeting or the 10th day following the day on which public announcement of the date of the 2021 annual meeting is first made, as set forth in our by-laws. If a shareholder does not provide such notice timely, proxies solicited on behalf of our Board for the 2021 annual meeting will confer discretionary authority to vote with respect to any such matter, as permitted by the proxy rules of the SEC.

Any shareholder who desires to submit a proposal for inclusion in our proxy materials for the 2021 annual meeting must forward the proposal in writing to our Secretary at the address shown on the first page of this proxy statement in time to arrive no later than December 16, 2020 and the proposal must comply with applicable federal proxy rules. If the date of the 2021 annual meeting is changed by more than 30 calendar days from the date of the anniversary of the 2020 annual meeting, the proposal must be received by our Secretary by either the revised deadline set forth in the Company’s SEC filings (either in a quarterly report on Form 10-Q or a current report on Form 8-K) or if no such deadline is provided, then in reasonable time before the Company begins to print and distribute its proxy materials with respect to the 2021 annual meeting.

Nominations

Shareholders intending to nominate a director for consideration at the 2021 annual meeting should notify our Secretary, in writing at the address shown on the first page of this proxy statement, no later than February 21, 2021, containing specified information concerning, among other things, information about the nominee and the shareholder making the nomination. However, if the date of the 2021 annual meeting is more than 30 days before or more than 90 days after the date of the anniversary of the 2020 annual meeting, the notice must be received by our Secretary at our principal executive office not earlier than the close of business on the 120th day prior to the 2021 annual meeting and not later than the close of business on the later of the 90th day prior to the 2021 annual meeting or the 10th day following the day on which public announcement of the date of the 2021 annual meeting is first made, as set forth in our by-laws. If a shareholder does not provide such notice timely, proxies solicited on behalf of our Board for the 2021 annual meeting will confer discretionary authority to vote with respect to any such nominee, as permitted by the proxy rules of the SEC.

By Order of the Board of Directors

Westley S. Stockton
Executive Vice President, Chief Financial Officer, Treasurer and Secretary
Houston, Texas
April 15, 2020

ANNEX A

AMENDED AND RESTATED

ARTICLES OF INCORPORATION

OF

GULF ISLAND FABRICATION, INC.

(includes amendments through May ~~9~~22, ~~2019~~ 2020)

ARTICLE I

NAME

The name of the corporation is Gulf Island Fabrication, Inc. (the “Corporation”).

ARTICLE II

PURPOSE

The purpose of the Corporation is to engage in any lawful activity for which corporations may be formed under the Louisiana Business Corporation Act, as amended.

ARTICLE III

CAPITAL

A.Authorized Stock.  The Corporation shall have the authority to issue an aggregate of 35,000,000 shares of capital stock, of which 30,000,000 shares shall be common stock of the Corporation ( the “Common Stock”), no par value per share, and 5,000,000 shares shall be preferred stock of the Corporation (the “Preferred Stock”), no par value per share.

B.Preferred Stock.  Shares of Preferred Stock may be issued from time to time in one or more series.  Authority is hereby vested in the board of directors of the Corporation (the “Board of Directors”) to amend these Articles of Incorporation from time to time to fix the preferences, limitations and relative rights as between the Preferred Stock and the Common Stock, and to fix variations in the preferences, limitations and relative rights as between different series of Preferred Stock.

ARTICLE IV

DIRECTORS

A.Number of Directors.  The Board of Directors shall consist of such number of persons as shall be designated from time to time in the By-laws of the Corporation, or, if not so designated, as may be designated from time to time by resolution of the Board of Directors, provided that no decrease in the number of directors shall shorten the term of any incumbent director.

B.Classification.  The directors elected or appointed by the Board of Directors, other than those who may be elected by the holders of any class or series of stock having preference over the Common Stock as to dividends or upon liquidation, ~~shall be~~ prior to the 2020 annual meeting of stockholders are divided, with respect to the time during which~~,~~ they shall hold office, into three classes ~~as nearly equal in number as possible~~, with the ~~initial term of office of the Class I directors expiring at the annual meeting of shareholders to be held in 1998, of the Class II directors expiring at the next succeeding annual meeting of shareholders, and of the Class~~

~~III directors expiring at the second succeeding annual meeting, with all such directors to hold office until their successors are elected and qualified.  At each subsequent annual meeting of shareholders, directors chosen to succeed those whose terms then expire shall be elected to hold office~~ directors of each class serving for a term expiring at the annual meeting of shareholders held in the third year following the year of their election and until their successors are duly elected and qualified.  ~~If~~ Commencing with the 2020 annual meeting of shareholders, the directors shall be elected as follows: (i) Class II directors whose terms expire at the 2020 annual meeting of shareholders will stand for election for one-year terms expiring at the 2021 annual meeting of shareholders and until their successors are duly elected and qualified and at each annual meeting of shareholders thereafter; (ii) Class III directors whose terms expire at the 2021 annual meeting of shareholders will stand for election for one-year terms expiring at the 2022 annual meeting of shareholders and until their successors are duly elected and qualified and at each annual meeting of shareholders thereafter; (iii) Class I directors whose terms expire at the 2022 annual meeting of shareholders will stand for election for one-year terms expiring at the 2023 annual meeting of shareholders and until their successors are duly elected and qualified and at each annual meeting of shareholders thereafter. For the avoidance of doubt, beginning at the 2022 annual meeting of shareholders, all directors elected at an annual meeting of shareholders shall hold office for a term expiring at the next annual meeting of shareholders and until their successors are duly elected and qualified. Notwithstanding anything to the contrary provided for herein, if the Board of Directors shall appoint any director to fill a vacancy on the Board of Directors prior to the 2022 annual meeting of shareholders, whether resulting from an increase in the number of directors or otherwise, such director shall ~~be assigned to a class by the Board of Directors so that all classes of directors shall be as nearly equal in number as possible.  In the event of a decrease in the number of directors, the Board of Directors may reassign the remaining directors to classes so that all classes of directors shall be as nearly equal in number as possible~~hold office for a term expiring at the next annual meeting of shareholders and until their successors are duly elected and qualified.

C.Vacancies.  Except as provided under applicable law or in Article IV(E) hereof, any vacancy on the Board of Directors (including any vacancy resulting from an increase in the authorized number of directors) may, notwithstanding any resulting absence of a quorum of directors, be filled by a vote of at least two-thirds of the directors remaining in office, provided that the shareholders shall have the right to fill the vacancy at any special meeting called for such purpose prior to any such action by the Board of Directors.  Vacancies on the Board of Directors may be filled only as provided in this Article IV(C).

D.Removal.  Except as provided in Article IV(E) hereof, any one or more directors may be removed, at any time, only for cause, by the holders of not less than two-thirds of the Total Voting Power (as defined in Article VI(B) hereof) that is present or represented at a special meeting of shareholders called for such purpose, voting together as a single class.  For purposes of this Article IV(D), “cause” shall mean (i) a conviction of a director by a court of competent jurisdiction of a felony involving moral turpitude if such conviction is no longer subject to direct appeal or (ii) an adjudication by a court of competent jurisdiction of liability for gross negligence or gross misconduct in the performance of the director’s duty to the Corporation in a matter of substantial importance to the Corporation if such adjudication is no longer subject to direct appeal.  At the same meeting in which the shareholders remove one or more directors, a successor or successors may be elected for the unexpired term of the director or directors removed.  Except as set forth in this Article IV(D), or in any provision of these Articles of Incorporation relating to removal of directors elected by holders of Preferred Stock, directors shall not be subject to removal.

E.Directors Elected by Preferred Shareholders.  Notwithstanding anything in these Articles of Incorporation to the contrary, whenever the holders of any one or more classes or series of stock having a preference over the Common Stock as to dividends or upon liquidation shall have the right, voting separately as a class, to elect one or more directors of the Corporation, the provisions of these Articles of Incorporation (as they may be duly amended from time to time) fixing the rights and preferences of such preferred stock shall govern with respect to the nomination, election, term, removal, vacancies or other related matters with respect to such directors.

ARTICLE V

BY-LAWS

A.Adoption, Amendment and Repeal.  By-laws of the Corporation may be adopted only by a majority vote of the Board of Directors.  By-laws may be amended or repealed by (i) a two-thirds vote of all directors who constitute the Board of Directors, or (ii) the affirmative vote of the holders of at least a majority of the Total Voting Power, as defined in Article VI(C) hereof, voting together as a single class, that is present or represented at any regular or special meeting of shareholders, the notice of which meeting of shareholders expressly states that the proposed amendment or repeal is to be considered at the meeting.

B.New Matters.  Any purported amendment to the By-laws which would add thereto a matter not expressly covered in the By-laws prior to such purported amendment shall be deemed to constitute the adoption of a By-law provision and not an amendment to the By-laws.

ARTICLE VI

AMENDMENTS

A.Amendments.  These Articles of Incorporation may be amended by the affirmative vote of at least a majority of the Total Voting Power of the Corporation.

B.Total Voting Power.  The term “Total Voting Power” means the total number of votes that shareholders are generally entitled to cast with respect to the election of directors or, if such term is used with reference to any other particular matter properly brought before the shareholders or such other holders for their consideration and vote, means the total number of such votes that are entitled to be cast with respect to such matter.

ARTICLE VII

LIMITATION OF LIABILITY AND INDEMNIFICATION

A.Limitation of Liability.  With respect to any cause of action arising on or before December 31, 2014, no director or officer of the Corporation shall be liable to the Corporation or to its shareholders for monetary damages for breach of his fiduciary duty as a director or officer, provided that the foregoing provision shall not eliminate or limit the liability of a director or officer for (1) any breach of his duty of loyalty to the Corporation or its shareholders; (2) acts or omissions not in good faith or which involve intentional misconduct or a knowing violation of law; (3) liability for unlawful distributions of the Corporation’s assets to, or redemptions or repurchases of the Corporation’s shares from shareholders of the Corporation, under and to the extent provided in La.R.S. 12:92(D); or (4) any transaction from which he derived an improper personal benefit.  With respect to any cause of action arising on or after January 1, 2015, no director or officer of the Corporation shall be liable to the Corporation or its shareholders for monetary damages for breach of his fiduciary duty as a director or officer, except as otherwise provided by La. R.S. 12:1-832, as heretofore or hereafter amended.  If, after the date hereof, the Louisiana Business Corporation Act is amended to authorize further elimination or limitation the personal liability of directors or officers, then the liability of a director or an officer of the Corporation shall be eliminated or limited to the fullest extent permitted by the Louisiana Business Corporation Act, as so amended.

B.Indemnification.  Subject to such limitations as may be determined by the Board of Directors (provided that no change in such limitations may adversely affect any claim to indemnification that arises prior to such change), the Corporation shall indemnify each of its directors to the full extent from time to time permitted by law, and may so indemnify each of its officers, against any expenses or costs, including attorney’s fees, actually or reasonably incurred by him in connection with any threatened, pending or completed claim action, suit or proceeding, whether criminal, civil, administrative or investigative against such person or as to which he is involved solely as a witness or person required to give evidence.

C.Authorization of Further Actions.  The Board of Directors may (1) cause the Corporation to enter into contracts with its directors and officers providing for the limitation of liability set forth in this Article to the fullest extent permitted by law and (2) adopt By-laws or resolutions, or cause the Corporation to enter into contracts, providing for indemnification of directors and officers of the Corporation and other persons (including but not limited to directors and officers of the Corporation’s direct and indirect subsidiaries) to the fullest extent permitted by law  No repeal or amendment of any such By-laws or resolutions limiting the right to indemnification thereunder shall affect the entitlement of any person to indemnification whose claim thereto results from conduct occurring prior to the date of such repeal or amendment.

D.Subsidiaries.  The Board of Directors may cause the Corporation to approve for its direct and indirect subsidiaries limitation of liability and indemnification provisions comparable to the foregoing

E.Amendment.  In addition to any other votes required by law or these Articles of Incorporation (and notwithstanding the fact that a lesser percentage may be specified by law or these Articles of Incorporation), the affirmative vote of the holders of at least 80% of the Total Voting Power shall be required to repeal this Article or to amend  this Article so as to reduce the limitation of liability set forth herein or the rights to indemnification or the powers of the Board of Directors provided in this Article, and any amendment or repeal of this Article shall not adversely affect any indemnification or limitation of liability of a director or officer of the Corporation under this Article with respect to any action or inaction occurring prior to the time of such amendment or repeal.

ARTICLE VIII

REVERSION

Cash, property or share dividends, shares issuable to shareholders in connection with a reclassification of stock, and the redemption price of redeemed shares, that are not claimed by the shareholders entitled thereto within one year after the dividend or redemption price became payable or the shares became issuable, despite reasonable efforts by the Corporation to pay the dividend or redemption price or deliver the certificates for the shares to such shareholders within such time, shall at the expiration of such time, revert in full ownership to the Corporation, and the Corporation’s obligation to pay such dividend or redemption price or issue such shares, as the case may be, shall thereupon cease, provided, however, that the Board of Directors may, at any time, for any reason satisfactory to it, but need not, authorize (1) payment of the amount of any cash or property dividend or redemption price or (2) issuance of any shares, ownership of which has reverted to the Corporation pursuant to this Article, to the person or entity who or which would be entitled thereto had such reversion not occurred.

ARTICLE IX

SPECIAL MEETINGS OF SHAREHOLDERS

A.Special meetings of shareholders, for any purpose or purposes, may be called in any manner set forth in the By-laws, provided that the power of shareholders as such to call or cause to be called special meetings shall be governed exclusively by Article IX(B) hereof.

B.At any time, upon the written request of any shareholder or group of shareholders holding at least twenty percent of all the votes entitled to be cast on an issue proposed to be considered at the proposed special meeting, the Secretary of the Corporation shall call a special meeting of shareholders to be held at the registered office of the Corporation at such time as the Secretary may fix not less than 15 nor more than 60 days after the receipt of said request, and if the Secretary shall neglect or refuse to fix such time or to give notice of the meeting, the shareholder or shareholders making the request may do so.  Such requests must state the specific purpose or purposes of the proposed special meeting, and the business to be conducted thereat shall be limited to such purpose or purposes.

Annex B

Gulf island fabrication, inc.

AMENDED AND RESTATED

2015 STOCK INCENTIVE PLAN

1.Purpose.  The purpose of the Gulf Island Fabrication, Inc. Amended and Restated 2015 Stock Incentive Plan (the “Plan”) is to increase shareholder value and to advance the interests of Gulf Island Fabrication, Inc. (“Gulf Island”) and its subsidiaries (collectively with Gulf Island, the “Company”) by furnishing stock-based economic incentives (the “Incentives”) designed to attract, retain, reward and motivate key employees, officers and directors of the Company and consultants and advisors to the Company and to strengthen the mutuality of interests between service providers and Gulf Island’s shareholders.  Incentives consist of opportunities to purchase or receive shares of Common Stock, no par value per share, of Gulf Island (“Common Stock”) or cash valued in relation to Common Stock, on terms determined under the Plan.  As used in the Plan, the term “subsidiary” means any corporation, limited liability company or other entity, of which Gulf Island owns (directly or indirectly) within the meaning of Section 424(f) of the Internal Revenue Code of 1986, as amended (the “Code”), 50% or more of the total combined voting power of all classes of stock, membership interests, or other equity interests issued thereby.

2.Administration.

2.1.Composition.  The Plan shall generally be administered by the Compensation Committee (the “Committee”) of the Board of Directors of Gulf Island (the “Board”).  The Committee shall consist of not fewer than two members of the Board, each of whom shall qualify as a “non-employee director” under Rule 16b-3 promulgated under the Securities Exchange Act of 1934, as amended (the “1934 Act”) or any successor rule.

2.2.Authority.  The Committee shall have plenary authority to administer the Plan, including awarding Incentives under the Plan and entering into agreements with, or providing notices to, participants as to the terms of the Incentives (the “Incentive Agreements”).  Specifically, the Committee shall have full and final authority and discretion over the Plan and any Incentives granted under it, including, but not limited to, the right, power, and authority to:  (a) determine the persons to whom Incentives will be granted under Section 3 and the time at which such Incentives will be granted; (b) subject to Section 6.6, determine the terms, provisions, and conditions of Incentives (including, if applicable, the number of shares of Common Stock covered by an Incentive), which need not be identical and need not match any default terms set forth in the Plan, and amend or modify any outstanding Incentives; (c) correct any defect, supply any omission, or reconcile any inconsistency in the Plan or any Incentive in the manner and to the extent it deems necessary or desirable to further the Plan’s objectives; (d) establish, amend, and rescind any rules or regulations relating to the administration of the Plan that it determines to be appropriate; (e) resolve all questions of interpretation or application of the Plan or Incentives granted under the Plan; and (f) make any other determination that it believes necessary or advisable for the proper administration of the Plan.  Committee decisions in matters relating to the Plan shall be final, binding, and conclusive on all persons, including, but not limited to, the Company, its shareholders, and Plan participants.  The Committee may delegate its authority hereunder to the extent provided in Section 3.

3.Eligible Participants.  Key employees, officers and directors of the Company and persons providing services as consultants or advisors to the Company shall become eligible to receive Incentives under the Plan when designated by the Committee.  With respect to participants not subject to Section 16 of the 1934 Act, the Committee may delegate to appropriate officers of the Company its authority to designate participants, to determine the size and type of Incentives to be received by those participants and to set and modify the terms of such Incentives; provided, however, that the resolution so authorizing any such officer shall specify the total number of Incentives such officer may so award and such actions shall be treated for all purposes as if taken by the Committee, and provided further that the per share exercise price of any options granted by an officer, rather than by the Committee, shall be equal to the Fair Market Value (as defined in Section 12.11) of a share of Common Stock on the later of the date of grant or the date the participant’s employment with or service to the Company commences.

4.Types of Incentives.  Incentives may be granted under the Plan to eligible participants in the forms of (a) incentive stock options, (b) non-qualified stock options, (c) restricted stock, (d) restricted stock units (“RSUs”), (e) stock appreciation rights (“SARs”) and (f) Other Stock-Based Awards (as defined in Section 10).

5.Shares Subject to the Plan.

5.1.Number of Shares.  Subject to adjustment as provided in Section 12.5, the maximum number of shares of Common Stock that may be delivered to participants and their permitted transferees under the Plan shall be 2,500,000 million shares, representing 1,000,000 shares initially authorized under the Plan, plus an additional 1,500,000 shares authorized in connection with the amendment and restatement of the Plan.

5.2.Share Counting.  Any shares of Common Stock subject to an Incentive that is subsequently canceled, forfeited, or expires prior to exercise or realization, whether in full or in part, shall be available again for issuance or delivery under the Plan. Notwithstanding the foregoing, shares subject to an Incentive under the Plan shall not be available again for issuance or delivery under the Plan if such shares were (a) tendered in payment of the exercise price of a stock option; (b) covered by, but not issued upon settlement of, stock-settled SARs; (c) delivered to, or withheld by, the Company to satisfy any tax withholding obligation, or (d) purchased on the open market with option proceeds.  If an Incentive, by its terms, may only be settled in cash, then the grant, vesting, payout, settlement, or forfeiture of such Incentive shall have no impact on the number of shares available for grant under the Plan.

5.3.Limitations on Awards.  Subject to adjustment as provided in Section 12.5, the following additional limitations are imposed under the Plan:

(a)The maximum number of shares of Common Stock that may be issued upon exercise of stock options intended to qualify as incentive stock options under Section 422 of the Code shall be 2,500,000 shares.

(b)The maximum number of shares of Common Stock (including stock options and SARs) that may be granted to any one officer, employee, consultant, or advisor during any one calendar year shall be 250,000, not including any Incentives covered by the limitations of Section 5.3(e).

(c)Incentives with respect to an aggregate of 50,000 shares of Common Stock may be granted under the Plan to officers, directors, employees, consultants, or advisors without compliance with the minimum vesting periods or exceptions provided in Sections 6.3, 7.2, 8.2, 9.3 and 10.2.

(d)Each director who is not an employee of the Company may be granted Incentives with respect to no more than 25,000 shares of Common Stock each fiscal year.

(e)The maximum value of an Other Stock-Based Award that is valued in dollars rather than in shares of Common Stock (whether or not paid in Common Stock) scheduled to be paid out to any one officer, employee, consultant, or advisor during any one calendar year shall be $3,000,000.

5.4.Type of Common Stock.  Common Stock issued under the Plan may be authorized and unissued shares or issued shares held as treasury shares.

6.Stock Options.  A stock option is a right to purchase shares of Common Stock from Gulf Island.  Stock options granted under the Plan may be incentive stock options (as such term is defined in Section 422 of the Code) or non-qualified stock options.  Any option that is designated as a non-qualified stock option shall not be treated as an incentive stock option.  Each stock option granted by the Committee under this Plan shall be subject to the following terms and conditions:

6.1.Price.  The exercise price per share shall be determined by the Committee, subject to adjustment under Section 12.5; provided that in no event shall the exercise price be less than the Fair Market Value (as defined in Section 12.11) of a share of Common Stock on the date of grant, except in the case of a stock option granted in assumption of or substitution for an outstanding award of a company acquired by the Company or with which the Company combines.

6.2.Number.  The number of shares of Common Stock subject to the option shall be determined by the Committee, subject to Section 5 and subject to adjustment as provided in Section 12.5.

6.3.Duration and Time for Exercise.  The term of each stock option shall be determined by the Committee, but shall not exceed a maximum term of ten years.  Each stock option shall become exercisable at such time or times during its term as shall be determined by the Committee; provided that, except as provided in Section 5.3(c), stock option awards shall not become fully exercisable prior to the third anniversary of the date of grant with incremental vesting of portions of the award over the three-year period permitted (provided, however, that no portion of the award may become exercisable prior to the first anniversary of the date of grant).  Notwithstanding the foregoing, the Committee may accelerate the exercisability of any stock option (1) as provided under Section 12.3 in the event of termination of employment under the circumstances provided in the Incentive Agreement, and (2) as described in Section 12.10 in connection with a Change of Control.

6.4.Repurchase.  Upon approval of the Committee, the Company may repurchase a previously granted stock option from a participant by mutual agreement before such option has been exercised by payment to the participant of the amount per share by which:  (a) the Fair Market Value (as defined in Section 12.11) of the Common Stock subject to the option on the business day immediately preceding the date of purchase exceeds (b) the exercise price, or by payment of such other mutually agreed upon amount; provided, however, that no such repurchase shall be permitted if prohibited by Section 6.6.

6.5.Manner of Exercise.  A stock option may be exercised, in whole or in part, by giving written notice to the Company, specifying the number of shares of Common Stock to be purchased.  The exercise notice shall be accompanied by the full purchase price for such shares.  The option price shall be payable in United States dollars and may be paid (a) in cash; (b) by check; (c) by delivery of or attestation of ownership of shares of Common Stock, which shares shall be valued for this purpose at the Fair Market Value on the business day immediately preceding the date such option is exercised; (d) by delivery of irrevocable written instructions to a broker approved by the Company (with a copy to the Company) to immediately sell a portion of the shares, issuable under the option and to deliver promptly to the Company the amount of sale proceeds (or loan proceeds if the broker lends funds to the participant for delivery to the Company) to pay the exercise price; (e) if approved by the Committee, through a net exercise procedure whereby the optionee surrenders the option in exchange for that number of shares of Common Stock with an aggregate Fair Market Value equal to the difference between the aggregate exercise price of the options being surrendered and the aggregate Fair Market Value of the shares of Common Stock subject to the option; or (f) in such other manner as may be authorized from time to time by the Committee.

6.6.Repricing.  Except for adjustments pursuant to Section 12.5 or actions permitted to be taken by the Committee under Section 12.10(c) in the event of a Change of Control, unless approved by the shareholders of the Company, (a) the exercise or base price for any outstanding option or SAR granted under this Plan may not be decreased after the date of grant and (b) an outstanding option or SAR that has been granted under this Plan may not, as of any date that such option or SAR has a per share exercise price that is greater than the then current Fair Market Value of a share of Common Stock, be surrendered to the Company as consideration for the grant of a new option or SAR with a lower exercise price, shares of restricted stock, RSUs, an Other Stock-Based Award, a cash payment or Common Stock.

6.7.No Dividend Equivalent Rights.  A participant receiving a stock option shall not be entitled to any dividend equivalent rights for any period of time prior to exercise of the stock option.

6.8.Incentive Stock Options.  Notwithstanding anything in the Plan to the contrary, the following additional provisions shall apply to the grant of stock options that are intended to qualify as incentive stock options (as such term is defined in Section 422 of the Code):

(a)Any incentive stock option agreement authorized under the Plan shall contain such other provisions as the Committee shall deem advisable, but shall in all events be consistent with and contain or be deemed to contain all provisions required in order to qualify the options as incentive stock options.

(b)All incentive stock options must be granted within ten years from the date on which this Plan is adopted by the Board.

(c)No incentive stock options shall be granted to any non-employee or to any participant who, at the time such option is granted, would own (within the meaning of Section 422 of the Code) stock possessing more than 10% of the total combined voting power of all classes of stock of the employer corporation or of its parent or subsidiary corporation.

(d)The aggregate Fair Market Value (determined with respect to each incentive stock option as of the time such incentive stock option is granted) of the Common Stock with respect to which incentive stock options are exercisable for the first time by a participant during any calendar year (under the Plan or any other plan of Gulf Island or any of its subsidiaries) shall not exceed $100,000.  To the extent that such limitation is exceeded, the excess options shall be treated as non-qualified stock options for federal income tax purposes.

7.Restricted Stock.

7.1.Grant of Restricted Stock.  The Committee may award shares of restricted stock to such eligible participants as the Committee determines pursuant to the terms of Section 3.  An award of restricted stock shall be subject to such restrictions on transfer and forfeitability provisions and such other terms and conditions, including the attainment of specified performance goals, as the Committee may determine, subject to the provisions of the Plan.

7.2.The Restricted Period.  At the time an award of restricted stock is made, the Committee shall establish a period of time during which the transfer of the shares of restricted stock shall be restricted and after which the shares of restricted stock shall be vested (the “Restricted Period”).  The Restricted Period shall be a minimum of three years with incremental vesting of portions of the award over the three-year period permitted (provided, however, that no portion of the award may vest prior to the first anniversary of the date of grant), with the following exceptions:

(a)If the vesting of the shares of restricted stock is based upon the attainment of performance goals as described in Section 11, a minimum Restricted Period of one year is allowed.

(b)No minimum Restricted Period applies to grants under Section 5.3(c) hereof.

Each award of restricted stock may have a different Restricted Period.  The expiration of the Restricted Period shall also occur: (1) as provided under Section 12.3 in the event of termination of employment under the circumstances provided in the Incentive Agreement, and (2) as described in Section 12.10 in connection with a Change of Control.

7.3.Escrow. The participant receiving restricted stock shall enter into an Incentive Agreement with the Company setting forth the conditions of the grant.  Any certificates representing shares of restricted stock shall be registered in the name of the participant and deposited with the Company, together with a stock power endorsed in blank by the participant.  Each such certificate shall bear a legend in substantially the following form:

The transferability of this certificate and the shares of Common Stock represented by it are subject to the terms and conditions (including conditions of forfeiture) contained in the Gulf Island Fabrication, Inc. (the “Company”) Amended and Restated 2015 Stock Incentive Plan (the “Plan”), and an agreement entered into between the registered owner and Company thereunder.  Copies of the Plan and the agreement are on file at the principal office of the Company.

Alternatively, in the discretion of the Company, ownership of the shares of restricted stock and the appropriate restrictions shall be reflected in the records of the Company’s transfer agent and no physical certificates shall be issued prior to vesting.

7.4.Dividends on Restricted Stock.  Any and all cash and stock dividends paid with respect to the shares of restricted stock shall be subject to any restrictions on transfer, forfeitability provisions or reinvestment requirements as the Committee may, in its discretion, prescribe in the Incentive Agreement.  If the vesting of the shares of restricted stock is based upon the attainment of performance goals, any and all cash and stock dividends paid with respect to the shares of restricted stock shall be subject to the attainment of the performance goals applicable to the underlying shares of restricted stock.

7.5.Forfeiture.  In the event of the forfeiture of any shares of restricted stock under the terms provided in the Incentive Agreement (including any additional shares of restricted stock that may result from the reinvestment of cash and stock dividends, if so provided in the Incentive Agreement), such forfeited shares shall be surrendered and any certificates cancelled.  The participants shall have the same rights and privileges, and be subject to the same forfeiture provisions, with respect to any additional shares received pursuant to Section 12.5 due to a recapitalization or other change in capitalization.

7.6.Expiration of Restricted Period.  Upon the expiration or termination of the Restricted Period and the satisfaction of any other conditions prescribed by the Committee, the restrictions applicable to the restricted stock shall lapse and a stock certificate for the number of shares of restricted stock with respect to which the restrictions have lapsed shall be delivered or book or electronic entry evidencing ownership shall be provided, free of all such restrictions and legends, except any that may be imposed by law, to the participant or the participant’s estate, as the case may be.

7.7.Rights as a Shareholder.  Subject to the terms and conditions of the Plan and subject to any restrictions on the receipt of dividends that may be imposed in the Incentive Agreement, each participant receiving restricted stock shall have all the rights of a shareholder with respect to shares of stock during the Restricted Period, including without limitation, the right to vote any shares of Common Stock.

8.Restricted Stock Units.

8.1.Grant of Restricted Stock Units.  A restricted stock unit, or RSU, represents the right to receive from the Company on the respective scheduled vesting or payment date for such RSU, one share of Common Stock.  An award of RSUs may be subject to the attainment of specified performance goals or targets, forfeitability provisions and such other terms and conditions as the Committee may determine, subject to the provisions of the Plan.

8.2.Vesting Period.  At the time an award of RSUs is made, the Committee shall establish a period of time during which the RSUs shall vest (the “Vesting Period”).  The Vesting Period shall be a minimum of three years with incremental vesting over the three-year period permitted (provided, however, that no portion of the award may vest prior to the first anniversary of the date of grant), with the following exceptions:

(a)If the vesting of the shares of RSUs is based upon the attainment of performance goals as described in Section 11, a minimum Vesting Period of one year is allowed.

(b)No minimum Restricted Period applies to grants of RSUs under Section 5.3(c) hereof.

Each award of RSUs may have a different Vesting Period.  The acceleration of the expiration of the Vesting Period shall occur: (1) as provided under Section 12.3 in the event of termination of employment under the circumstances provided in the Incentive Agreement, and (2) as described in Section 12.10 in connection with a Change of Control.

8.3.Dividend Equivalent Accounts.  Subject to the terms and conditions of this Plan and the applicable Incentive Agreement, as well as any procedures established by the Committee, the Committee may determine to pay dividend equivalent rights with respect to RSUs, in which case, unless determined by the Committee to be paid currently, the Company shall establish an account for the participant and reflect in that account any securities, cash or other property comprising any dividend or property distribution with respect to the share of Common Stock underlying each RSU.  The participant shall have no rights to the amounts or other property credited to such account until the applicable RSU vests.  Notwithstanding the above, if the vesting of the RSUs is based upon the attainment of performance goals, any and all dividend equivalent rights with respect to the RSUs shall be subject to the attainment of the performance goals applicable to the underlying RSUs.

8.4.Rights as a Shareholder.  Subject to the restrictions imposed under the terms and conditions of this Plan and subject to any other restrictions that may be imposed in the Incentive Agreement, each participant receiving RSUs shall have no rights as a shareholder with respect to such RSUs until such time as shares of Common Stock are issued to the participant.

8.5.Compliance with Section 409A of the Code.  RSU awards shall be designed and operated in such a manner that they are either exempt from the application or comply with the requirements of Section 409A of the Code.

9.Stock Appreciation Rights.

9.1.Grant of Stock Appreciation Rights.  A stock appreciation right, or SAR, is a right to receive, without payment to the Company, a number of shares of Common Stock, cash or any combination thereof, the number or amount of which is determined pursuant to the formula set forth in Section 9.5.

Each SAR granted by the Committee under the Plan shall be subject to the terms and conditions provided herein.

9.2.Number.  Each SAR granted to any participant shall relate to such number of shares of Common Stock as shall be determined by the Committee, subject to adjustment as provided in Section 12.5.

9.3.Duration and Time for Exercise.  The term of each SAR shall be determined by the Committee, but shall not exceed a maximum term of ten years.  Each SAR shall become exercisable at such time or times during its term as shall be determined by the Committee; provided that, except as provided in Section 5.3(c), SARs shall not become fully exercisable prior to the third anniversary of the date of grant with incremental vesting of portions of the award over the three-year period permitted (provided, however, that no portion of the award may become exercisable prior to the first anniversary of the date of grant).  Notwithstanding the foregoing, the Committee may accelerate the exercisability of any SAR (1) as provided under Section 12.3 in the event of termination of employment under the circumstances provided in the Incentive Agreement, and (2) as described in Section 12.10 in connection with a Change of Control.

9.4.Exercise.  A SAR may be exercised, in whole or in part, by giving written notice to the Company, specifying the number of SARs that the holder wishes to exercise.  The date that the Company receives such written notice shall be referred to herein as the “Exercise Date.”  The Company shall, within 30 days of an Exercise Date, deliver to the exercising holder certificates for the shares of Common Stock to which the holder is entitled pursuant to Section 9.5 or cash or both, as provided in the Incentive Agreement.

9.5.Payment.  The number of shares of Common Stock which shall be issuable upon the exercise of a SAR payable in Common Stock shall be determined by dividing:

(a)the number of shares of Common Stock as to which the SAR is exercised, multiplied by the amount of the appreciation in each such share (for this purpose, the “appreciation” shall be the amount by which the Fair Market Value of a share of Common Stock subject to the SAR on the trading day prior to the Exercise Date exceeds the “Base Price,” which is an amount, not less than the Fair Market Value of a share of Common Stock on the date of grant, which shall be determined by the Committee at the time of grant, subject to adjustment under Section 12.5); by

(b)the Fair Market Value of a share of Common Stock on the Exercise Date.

No fractional shares of Common Stock shall be issued upon the exercise of a SAR; instead, the holder of a SAR shall be entitled to purchase the portion necessary to make a whole share at its Fair Market Value on the Exercise Date.

If so provided in the Incentive Agreement, a SAR may be exercised for cash equal to the Fair Market Value of the shares of Common Stock that would be issuable under this Section 9.5, if the exercise had been for Common Stock.

9.6.No Dividend Equivalent Rights.  A participant receiving an SAR shall not be entitled to any dividend equivalent rights for any period of time prior to exercise of the SAR.

10.Other Stock-Based Awards.

10.1.Grant of Other Stock-Based Awards.  Subject to the limitations described in Section 10.2, the Committee may grant to eligible participants “Other Stock-Based Awards,” which shall consist of awards (other than options, restricted stock, RSUs or SARs described in Sections 6 through 9) paid out in shares of Common Stock or the value of which is based in whole or in part on the value of shares of Common Stock.  Other Stock-Based Awards may be awards of shares of Common Stock, awards of phantom stock or may be denominated or payable in, valued in whole or in part by reference to, or otherwise based on or related to, shares of, or appreciation in the value of, Common Stock (including, without limitation, securities convertible or exchangeable into or exercisable for shares of Common Stock), as deemed by the Committee consistent with the purposes of this Plan.  The Committee shall determine the terms and conditions of any Other Stock-Based Award (including which rights of a shareholder, if any, the recipient shall have with respect to Common Stock associated with any such award) and may provide that such award is payable in whole or in part in cash.  An Other Stock-Based Award may be subject to the attainment of such specified performance goals or targets as the Committee may determine, subject to the provisions of this Plan.

10.2.Limitations.  Except as permitted in Section 5.3(c), Other Stock-Based Awards granted under this Section 10 shall be subject to a vesting period of at least three years, with incremental vesting of portions of the award over the three-year period permitted (provided, however, that no portion of the award may vest prior to the first anniversary of the date of grant), with the following exception:  if the vesting of the award is based upon the attainment of performance goals, a minimum vesting period of one year is allowed, with incremental vesting of portions of the award over the one-year period permitted. Notwithstanding the foregoing, the Committee may accelerate the vesting of an Other Stock-Based Award (1) as provided under Section 12.3 in the event of termination of employment under the circumstances provided in the Incentive Agreement, and (2) as described in Section 12.10 in connection with a Change of Control.

10.3.Dividend Equivalent Accounts.  Subject to the terms and conditions of this Plan and the applicable Incentive Agreement, as well as any procedures established by the Committee, the Committee may determine to pay dividend equivalent rights with respect to Other Stock-Based Awards , in which case, unless determined by the Committee to be paid currently, the Company shall establish an account for the participant and reflect in that account any securities, cash or other property comprising any dividend or property distribution with respect to the share of Common Stock underlying each Other Stock-Based Award.  The participant shall have no rights to the amounts or other property credited to such account until the applicable Other Stock-Based Award vests.  Notwithstanding the above, if the vesting of the Other Stock-Based Award is based upon the attainment of performance goals, any and all dividend equivalent rights with respect to the Other Stock-Based Award shall be subject to the attainment of the performance goals applicable to the underlying Other Stock-Based Award.

10.4.Compliance with Section 409A of the Code.  Other Stock-Based Awards shall be designed and operated in such a manner that they are either exempt from the application or comply with the requirements of Section 409A of the Code.

11.Performance Goals.  Restricted stock, RSUs or Other Stock-Based Awards granted under the Plan may be structured such that the vesting, grant, or payment of such awards is conditioned on the achievement of one or more performance goals.  The performance goals shall be determined by the Committee and may include any or a combination of the following performance measures or others applied to the Company, Gulf Island, a division, or a subsidiary:  earnings per share, return on assets, an economic value added measure, shareholder return, earnings, stock price, return on equity, return on total capital, safety performance, reduction of expenses or increase in cash flow.  For any performance period, such performance objectives may be measured on an absolute basis, relative to a group of peer companies selected by the Committee, relative to internal goals, or relative to levels attained in prior years.

12.General.

12.1.Duration.  No Incentives may be granted under the Plan after May 22, 2030; provided, however, that subject to Section 12.9, the Plan shall remain in effect after such date with respect to Incentives granted prior to that date, until all such Incentives have either been satisfied by the issuance of shares of Common Stock or otherwise been terminated under the terms of the Plan and all restrictions imposed on shares of Common Stock in connection with their issuance under the Plan have lapsed.

12.2.Transferability.  No Incentives granted hereunder may be transferred, pledged, assigned or otherwise encumbered by a participant except: (a) by will; (b) by the laws of descent and distribution; (c) if permitted by the Committee and so provided in the Incentive Agreement or an amendment thereto, pursuant to a domestic relations order, as defined in the Code; or (d) as to options only, if permitted by the Committee and so provided in the Incentive Agreement or an amendment thereto, (i) to Immediate Family Members; (ii) to a partnership in which the participant and/or Immediate Family Members, or entities in which the participant and/or Immediate Family Members are the sole owners, members or beneficiaries, as appropriate, are the sole partners; (iii) to a limited liability company in which the participant and/or Immediate Family Members, or entities in which the participant and/or Immediate Family Members are the sole owners, members or beneficiaries, as appropriate, are the sole members; or (iv) to a trust for the sole benefit of the participant and/or Immediate Family Members.  “Immediate Family Members” shall be defined as the spouse and natural or adopted children or grandchildren of the participant and their spouses.  To the extent that an incentive stock option is permitted to be transferred during the lifetime of the participant, it shall be treated thereafter as a nonqualified stock option.  Any attempted assignment, transfer, pledge, hypothecation or other disposition of Incentives, or levy of attachment or similar process upon Incentives not specifically permitted herein, shall be null and void and without effect.

12.3.Effect of Termination of Employment or Death.  In the event that a participant ceases to be an employee of the Company or to provide services to the Company for any reason, including death, disability, early retirement or normal retirement, any Incentives may be exercised, shall vest or shall expire at such times as may be determined by the Committee and provided in the Incentive Agreement.

12.4.Additional Conditions.  Anything in this Plan to the contrary notwithstanding:  (a) the Company may, if it shall determine it necessary or desirable for any reason, at the time of award of any Incentive or the issuance of any shares of Common Stock pursuant to any Incentive, require the recipient of the Incentive, as a condition to the receipt thereof or to the receipt of shares of Common Stock issued pursuant thereto, to deliver to the Company a written representation of present intention to acquire the Incentive or the shares of Common Stock issued pursuant thereto for his own account for investment and not for distribution; and (b) if at any time the Company further determines, in its sole discretion, that the listing, registration or qualification (or any updating of any such document) of any Incentive or the shares of Common Stock issuable pursuant thereto is necessary on any securities exchange or under any federal or state securities or blue sky law, or that the consent or approval of any governmental regulatory body is necessary or desirable as a condition of, or in connection with the award of any Incentive, the issuance of shares of Common Stock pursuant thereto, or the removal of any restrictions imposed on such shares, such Incentive shall not be awarded or such shares of Common Stock shall not be issued or such restrictions shall not be removed, as the case may be, in whole or in part, unless such listing, registration, qualification, consent or approval shall have been effected or obtained free of any conditions not acceptable to the Company.

12.5.Adjustment.  In the event of any recapitalization, reclassification, stock dividend, stock split, combination of shares or other similar change in the Common Stock, the number of shares of Common Stock then subject to the Plan, including shares subject to outstanding Incentives, and any and all other limitations provided in the Plan limiting the number of shares of Common Stock that may be issued hereunder, shall be adjusted in proportion to the change in outstanding shares of Common Stock.  In the event of any such adjustments, the price of any option, the Base Price of any SAR and the performance objectives of any Incentive shall also be adjusted to provide participants with the same relative rights before and after such adjustment.  No substitution or adjustment shall require the Company to issue a fractional share under the Plan and the substitution or adjustment shall be limited by deleting any fractional share.

12.6.Withholding.

(a)The Company shall have the right to withhold from any payments made or stock issued under the Plan or to collect as a condition of payment, issuance or vesting, any taxes required by law to be withheld.  At any time that a participant is required to pay to the Company an amount required to be withheld under applicable income tax laws in connection with an Incentive, the participant may, subject to Section 12.6(b) below, satisfy this obligation in whole or in part by electing (the “Election”) to deliver currently owned shares of Common Stock or to have the Company withhold shares of Common Stock, in each case having a value equal to the minimum statutory amount required to be withheld under federal, state and local law.  The value of the shares to be delivered or withheld shall be based on the Fair Market Value of the Common Stock on the date that the amount of tax to be withheld shall be determined (“Tax Date”).

(b)Each Election must be made prior to the Tax Date.  For participants who are not subject to Section 16 of the 1934 Act, the Committee may disapprove of any Election, may suspend or terminate the right to make Elections, or may provide with respect to any Incentive that the right to make Elections shall not apply to such Incentive.  If a participant makes an election under Section 83(b) of the Code with respect to shares of restricted stock, an Election to have shares withheld to satisfy withholding taxes is not permitted to be made.

12.7.No Continued Employment.  No participant under the Plan shall have any right, because of his or her participation, to continue in the employ of the Company for any period of time or to any right to continue his or her present or any other rate of compensation.

12.8.Deferral Permitted.  Payment of an Incentive may be deferred at the option of the participant if permitted in the Incentive Agreement.  Any deferral arrangements shall comply with Section 409A of the Code.

12.9.Amendments to or Termination of the Plan.  The Board may amend or discontinue this Plan at any time; provided, however, that no such amendment may:

(a)materially revise the Plan without the approval of the shareholders.  A material revision of the Plan includes (i) except for adjustments permitted herein, a material increase to the maximum number of shares of Common Stock that may be issued through the Plan; (ii) a material increase to the benefits accruing to participants under the Plan; (iii) a material expansion of the classes of persons eligible to participate in the Plan; (iv) an expansion of the types of awards available for grant under the Plan; (v) a material extension of the term of the Plan and (vi) a material change that reduces the price at which shares of Common Stock may be offered through the Plan;

(b)amend Section 6.6 to permit repricing of options or SARs without the approval of shareholders; or

(c)materially impair, without the consent of the recipient, an Incentive previously granted, except that the Company retains all of its rights under Section 12.10.

12.10.Change of Control.

(a)“Change of Control” shall mean:

(i)the acquisition by any individual, entity, or group (within the meaning of Section 13(d)(3) or Section 14(d)(2) of the 1934 Act) (a “Person”) of beneficial ownership (within the meaning of Rule 13d-3 promulgated under the 1934 Act) of 30% or more of the outstanding shares of Common Stock, or 30% or more of the combined voting power of the Company’s then outstanding securities entitled to vote generally in the election of directors; provided, however, that for purposes of this subsection (i), the following acquisitions shall not constitute a Change of Control:

(1)any acquisition (other than a Business Combination which constitutes a Change of Control under Section 12.10(a)(iii) hereof) of Common Stock directly from the Company;

(2)any acquisition of Common Stock by the Company;

(3)any acquisition of Common Stock by any employee benefit plan (or related trust) sponsored or maintained by the Company or any entity controlled by the Company; or

(4)any acquisition of Common Stock by any entity pursuant to a Business Combination that does not constitute a Change of Control under Section 12.10(a)(iii) hereof; or

(ii)individuals who, as of the date this Plan was adopted by the Board (the “Approval Date”), constitute the Board (the “Incumbent Board”) cease for any reason to constitute at least a majority of the Board; provided, however, that any individual becoming a director subsequent to the Approval Date whose election, or nomination for election by the Company’s shareholders, was approved by a vote of at least two-thirds of the directors then comprising the Incumbent Board shall be considered a member of the Incumbent Board, unless such individual’s initial assumption of office occurs as a result of an actual or threatened election contest with respect to the election or removal of directors or other actual or threatened solicitation of proxies or consents by or on behalf of a Person other than the Incumbent Board; or

(iii)consummation of a reorganization, share exchange, merger, or consolidation (including any such transaction involving any direct or indirect subsidiary of the Company), or sale or other disposition of all or substantially all of the assets of the Company (a “Business Combination”); provided, however, that in no such case shall any such transaction constitute a Change of Control if immediately following such Business Combination,

(1)all or substantially all of the individuals and entities who were the beneficial owners of the outstanding Common Stock and the Company’s voting securities entitled to vote generally in the election of directors immediately prior to such Business Combination have direct or indirect beneficial ownership, respectively, of more than 50% of the then outstanding shares of Common Stock, and more than 50% of the combined voting power of the then outstanding voting securities entitled to vote generally in the election of directors, of the corporation resulting from such Business Combination (which, for purposes of this paragraph

(1) and paragraphs (2) and (3), shall include a corporation which as a result of such transaction owns the Company or all or substantially all of its assets either directly or through one or more subsidiaries); and

(2)except to the extent that such ownership existed prior to the Business Combination, no Person (excluding any corporation resulting from such Business Combination and any employee benefit plan or related trust of the Company, the corporation resulting from such Business Combination, or any subsidiary of either corporation) beneficially owns, directly or indirectly, 25% or more of the then outstanding shares of common stock of the corporation resulting from such Business Combination or 25% or more of the combined voting power of the then outstanding voting securities of such corporation; and

(3)at least a majority of the members of the board of directors of the corporation resulting from such Business Combination were members of the Incumbent Board at the time of the execution of the initial agreement, or of the action of the Board, providing for such Business Combination; or

(iv)approval by the shareholders of the Company of a plan of complete liquidation or dissolution of the Company.

(b)Notwithstanding Section 12.3 and unless otherwise provided in an Incentive Agreement, if there has been a Change of Control, and within one year following such Change of Control a participant’s employment with the Company is terminated by the Company without Cause or by such participant with Good Reason, all outstanding Incentives granted to such participant pursuant to the Plan shall automatically become fully vested and exercisable, all restrictions or limitations on any Incentives shall lapse and all performance criteria and other conditions relating to the payment of Incentives shall be deemed to be achieved or waived at the target level by Gulf Island without the necessity of action by any person.  Unless otherwise defined in an Incentive Agreement:

(i)“Cause” shall be defined as any of the following:  (1) the commission by the participant of an illegal act (other than traffic violations or misdemeanors punishable solely by the payment of a fine); (2) the engagement of the participant in dishonest or unethical conduct, as determined by the Committee or its designee; (3) the commission by the participant of any fraud, theft, embezzlement, or misappropriation of funds; (4) the failure of the participant to carry out a directive of his superior, employer or principal; or (5) the breach of the Participant of the terms of his engagement.

(ii)“Good Reason” shall be defined as any of the following (without the participant’s express written consent):  (1) a material diminution in the participant’s base salary as of the day immediately preceding the Change in Control or (2) the Company’s requiring the participant to be based at any office or location more than 50 miles from participant’s principal office or location as of the day immediately preceding the Change in Control.  Notwithstanding the foregoing, the participant shall not have the rights described in Section 12.10(b) in connection with a termination of his employment with Good Reason unless (a) within 30 days of the initial existence of the condition or conditions giving rise to such right the participant provides written notice to the Company of the existence of such condition or conditions, and (b) the Company fails to remedy such condition or conditions within 30 days following the receipt of such written notice (the “Cure Period”).  If any such condition is not remedied within the Cure Period, the participant must terminate his employment with the Company within a reasonable period of time, not to exceed 30 days, following the end of the Cure Period.

(c)No later than 30 days after the approval by the Board of a Change of Control of the types described in subsections (iii) or (iv) of Section 12.10(a) and no later than 30 days after a Change of Control of the type described in subsections (i) and (ii) of Section 12.10(a), the Committee (as the Committee was composed immediately prior to such Change of Control and notwithstanding any removal or attempted removal of some or all of the members thereof as directors or Committee members), acting in its sole discretion without the consent or approval of any participant, may act to effect one or more of the alternatives listed below and such act by the Committee may not be revoked or rescinded by persons not members of the Committee immediately prior to the Change of Control:

(i)require that all exercisable options and SARs be exercised on or before a specified date (before or after such Change of Control) fixed by the Committee, after which specified date all unexercised options shall terminate;

(ii)make such equitable adjustments to Incentives then outstanding as the Committee deems appropriate to reflect such Change of Control (provided, however, that the Committee may determine in its sole discretion that no adjustment is necessary);

(iii)provide for mandatory conversion of some or all of the exercisable options and SARs held by some or all participants as of a date, before or after such Change of Control, specified by the Committee, in which event such options and SARs shall be deemed automatically cancelled and the Company shall pay, or cause to be paid, to each such participant an amount of cash per share equal to the excess, if any, of the Change of Control Value of the shares subject to such option and SAR, as defined and calculated below, over the exercise price(s) of such options and SARs or, in lieu of such cash payment, the issuance of Common Stock or securities of an acquiring entity having a Fair Market Value equal to such excess; or

(iv)provide that thereafter upon any exercise of an option or SAR the participant shall be entitled to purchase under such option or SAR, in lieu of the number of shares of Common Stock then covered by such option or SAR, the number and class of shares of stock or other securities or property (including, without limitation, cash) to which the participant would have been entitled pursuant to the terms of the agreement providing for the reorganization, merger, consolidation or asset sale, if, immediately prior to such Change of Control, the participant had been the holder of record of the number of shares of Common Stock then covered by such options and SARs.

(d)For the purpose of paragraph (iii) of Section 12.10(c), the “Change of Control Value” shall equal the amount determined by whichever of the following items is applicable:

(i)the per share price to be paid to shareholders of Gulf Island in any such merger, consolidation or other reorganization;

(ii)the price per share offered to shareholders of Gulf Island in any tender offer or exchange offer whereby a Change of Control takes place;

(iii)in all other events, the Fair Market Value per share of Common Stock into which such options being converted are exercisable, as determined by the Committee as of the date determined by the Committee to be the date of conversion of such options; or

(iv)in the event that the consideration offered to shareholders of Gulf Island in any transaction described in this Section 12.10 consists of anything other than cash, the Committee shall determine the fair cash equivalent of the portion of the consideration offered that is other than cash.

12.11.Definition of Fair Market Value.  Whenever “Fair Market Value” of Common Stock shall be determined for purposes of this Plan, except as provided below in connection with a cashless exercise through a broker, it shall be determined as follows: (i) if the Common Stock is listed on an established stock exchange or any automated quotation system that provides sale quotations, the closing sale price for a share of the Common Stock on such exchange or quotation system on the date as of which fair market value is to be determined, or if no sale of the Common Stock shall have been made on that day, on the next preceding day on which there was a sale of the Common Stock; (ii) if the Common Stock is not listed on any exchange or quotation system, but bid and asked prices are quoted and published, the mean between the quoted bid and asked prices on the date as of which fair market value is to be determined, and if bid and asked prices are not available on such day, on the next preceding day on which such prices were available; and (iii) if the Common Stock is not regularly quoted, the fair market value of a share of Common Stock on the date as of which fair market value is to be determined, as established by the Committee in good faith.  In the context of a cashless exercise through a broker, the “Fair Market Value” shall be the price at which the Common Stock subject to the stock option is actually sold in the market to pay the option exercise price.

12.12.Clawback Provisions. All Incentives (including any proceeds, gains or other economic benefit an Incentive recipient actually or constructively receives upon receipt or exercise of any Incentive or the receipt or resale of any shares of Common Stock underlying the Incentive) will be subject to any Company clawback policy implemented to comply with applicable laws, including any clawback policy adopted to comply with the Dodd-Frank Wall Street Reform and Consumer Protection Act and any rules or regulations promulgated thereunder, as set forth in such a clawback policy or the Incentive Agreement.

GULF ISLAND FABRICATION, INC.

Proxy Solicited on Behalf of the Board of Directors for

Annual Meeting of Shareholders to be Held on May 22, 2020

By signing the reverse side, you hereby appoint each of Richard W. Heo and Westley S. Stockton as your proxy, with full power of substitution, to represent you and to vote all of your shares of common stock of Gulf Island Fabrication, Inc. held of record by you on March 19, 2020, that you are entitled to vote at the 2020 annual meeting of shareholders to be held at 16225 Park Ten Place, Suite 260, Houston, Texas, 77084*, on May 22, 2020 at 9:00 a.m., Central time, and at all adjournments thereof, on all matters coming before the 2020 annual meeting. To obtain directions to attend the 2020 annual meeting of shareholders, please contact Westley S. Stockton at (713) 714-6100.

The proxy will vote your shares: (1) as you specify on the back of this proxy card or online at www.voteproxy.com, (2) as the board of directors recommends where you do not specify your vote on a matter listed on the back of this proxy card, and (3) as the proxies decide on any other matter properly coming before the 2020 annual meeting.

If you wish your shares to be voted on all matters as the board of directors recommends, simply sign, date and return this proxy card. If you wish your shares to be voted as you specify on a matter or all matters, please also mark the appropriate boxes on the back of this proxy card.

PLEASE SIGN, DATE AND RETURN THIS PROXY CARD PROMPTLY IF YOU ARE NOT SUBMITTING YOUR VOTING INSTRUCTIONS AND PROXY ONLINE.

(Please See Reverse Side)

* The Company is actively monitoring the public health and travel concerns relating to COVID-19 and the related recommendations and protocols issued by federal, state and local governments. In the event that it is not possible or advisable to hold the 2020 annual meeting in person in Houston, Texas as originally planned, the Company will announce alternative arrangements for the 2020 annual meeting as promptly as practicable, which may include holding the 2020 annual meeting solely by means of remote communication.  Any such change, including details on how to participate, would be announced in advance by press release, a copy of which would be filed with the SEC as additional proxy solicitation materials and posted on the Company’s website at www.gulfisland.com.

ANNUAL MEETING OF SHAREHOLDERS OF

GULF ISLAND FABRICATION, INC.

to be held

May 22, 2020

NOTICE OF INTERNET AVAILABILITY OF PROXY MATERIALS:

The notice of meeting, proxy statement and proxy card

are available at https://ir.gulfisland.com/proxy.

Please complete, sign, date

and return your proxy card in

the envelope provided as soon as possible.

ANNUAL MEETING OF SHAREHOLDERS OF GULF ISLAND FABRICATION, INC. to be held May 9, 2019 PROXY VOTING INTRUCTIONS INTERNET - Access WWW.Voteproxy com and follow the -screen instructions. Submit voting instructions and proxy online until 11:59 PM EST on May 8.2019. Have your proxy card available when you access the web page. Your Internet submission of voting instructions authorizes the named proxies to vote your shares of common stock in the same manner as if you had returned your proxy card. We encourage you to use this cost effective and convenient way of submitting your voting instructions, 24 hours a day,7 days a week. MAIL- Sign, date and return your proxy card in the envelope provided as soon as possible IMPORTANT NOTICE REGARDING THE AVAILABILITY OF PROXY MATERIALS The notice of meeting, proxy statement and proxy card are available at WWW.gulfisland.com/eproxy. Please detach along perforated line and mail in the envelope provided if you are not submitting voting instructions and proxy via the internet The board of directors recommends a vote for the three class I director nominees listed below for the approval on an advisory basis of the compensation of the our named executive officers for the ratification of the appointment of our independent registered public accounting firm for the approval of an amendment to our articles of incorporation to increase the number of authorized shares of common stock for the approval of an amendment to our articles of incorporation to revise the special meeting thresho9ld and for approval of certain other amendments to our articles of incorporation please complete sign date and return promptly in the envelope provided. Please mark your vote in blue or black ink as shown here 1 election of the three class I director nominees. For against abstain 01 a. flick 2 to approve, on an advisory basis, the compensation of our named executive officers; 3 to ratify the appointment of the company’s independent registered public accounting firm; 4. To approve an amendment to our articles of incorporation to increase the number of authorized shares of our common stock to 30,000,000 5 to approve certain other amendments to our articles of incorporation to revise the special meeting threshold; 6. To approve certain other amendments to our articles of incorporation to conform to new Louisiana corporate law and current corporate governance practices; and 7to transact any other business that may properly come before the annual meeting. For against abstain please complete, sign, date and return this proxy card promptly using the envelope provided if you are not submitting voting instructions and proxy via the internet to change the address on your account, please check the box at right and indicate your new address in the space above. Please note that changes to the registered name s on the account may not be submitted via this method, signature of shareholder: date: signature of shareholder: date: you may specify your voting instructions by marking the appropriate boxes on this side. You need not mark any boxes, however, if you wish your shares to be voted on all matters in accordance with the board of directors’ recommendation. If your voting instructions are not specified, your shares will be voted for each nominee listed in proposal no.1 and for proposal nos.2,3,4,5,and 6, note: please sign exactly as your name s appear on this proxy card, when shares are held jointly, each holder should sign. When signing as executor, administrator, attorney, trustee or guardian, please give full tittle as such if the signer is a corporation, please sign full corporate name by duly authorized officer, giving full title as such if signer is a partnership, please sign in partnership name by authorized person